As filed with the Securities and Exchange Commission on December 20, 2007

Registration Nos. 333-147114

and 333-147114-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC	CENTERPOINT ENERGY TRANSITION BOND COMPANY III, LLC
(Exact name of Registrant and Sponsor as specified in its charter)	(Exact name of Registrant and Issuing Entity as specified in its charter)

Texas	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

22-3865106	83-0492914
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1111 Louisiana Houston, Texas 77002 (713) 207-3000	1111 Louisiana Suite 4689A Houston, Texas 77002 (713) 207-5747
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rufus S. Scott

1111 Louisiana

Houston, Texas 77002

(713) 207-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Margo S. Scholin Timothy S. Taylor Baker Botts L.L.P. 910 Louisiana One Shell Plaza Houston, Texas 77002-4995 (713) 229-1234	Steven R. Loeshelle Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019-6092 (212) 259-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. The transition bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated                     , 2007.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                     , 2007

$

CenterPoint Energy Transition Bond Company III, LLC

Issuing Entity

CenterPoint Energy Houston Electric, LLC

Seller, Initial Servicer and Sponsor

Senior Secured Transition Bonds, Series [    ]

Tranche	Initial Principal Balance	Interest Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Issuing Entity	Scheduled Final Payment Date	Final Maturity Date

The total price to the public is $            . The total amount of the underwriting discounts and commissions is $            . The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $            ) is $            .

Investing in the Senior Secured Transition Bonds, Series [    ] involves risks. Please read “ Risk Factors” beginning on page 13 of the accompanying prospectus.

CenterPoint Energy Transition Bond Company III, LLC is issuing up to $             of Senior Secured Transition Bonds, Series [    ], referred to herein as the “Bonds,” in multiple tranches. CenterPoint Energy Houston Electric, LLC is the seller, initial servicer and sponsor with regard to the Bonds. The Bonds are senior secured obligations of the issuing entity and will be supported by transition property which includes the right to a special, irrevocable nonbypassable charge, known as a transition charge, paid by retail electric customers in CenterPoint Energy Houston Electric, LLC’s service territory as discussed herein. The utility restructuring provisions of the Public Utility Regulatory Act mandate and the Public Utility Commission of Texas requires that transition charges be adjusted at least annually, and semi-annually as necessary, to ensure the expected recovery of amounts sufficient to timely provide all scheduled payments of principal, interest and other required amounts and charges in connection with the Bonds. Credit enhancement for the Bonds will be provided by such statutory true-up mechanism, as well as by general, excess funds and capital subaccounts held under the indenture.

The Bonds represent obligations only of the issuing entity, CenterPoint Energy Transition Bond Company III, LLC, and do not represent obligations of the sponsor or any of its affiliates other than the issuing entity. The Bonds are secured only by the assets of the issuing entity, consisting principally of the transition property and funds on deposit in the collection account for the Bonds and related subaccounts. Please read “The Bonds—The Collateral,” “—The Transition Property” and “Credit Enhancement” in this prospectus supplement. The Bonds are not a debt or obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality. Except in their capacity as retail electric customers with facilities in CenterPoint Energy Houston Electric, LLC’s service territory, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the Bonds.

The Public Utility Commission of Texas guaranteed that it will act pursuant to its irrevocable financing order, dated September 18, 2007, as expressly authorized by the utility restructuring provisions of the Public Utility Regulatory Act to ensure that expected transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the Bonds. The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the Public Utility Commission of Texas set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds, and are legally enforceable against the State of Texas and the Public Utility Commission of Texas.

All matters relating to the structuring and pricing of the Bonds have been considered jointly by CenterPoint Energy Houston Electric, LLC and the Public Utility Commission of Texas or its designated representative.

Additional information is contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus carefully before you decide to invest in the Bonds. This prospectus supplement may not be used to offer or sell the Bonds unless accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Bonds through the book-entry facilities of The Depository Trust Company against payment in New York, New York on                     , 2007. Each Bond will be entitled to interest on             and             of each year. The first scheduled payment date is                     , 2008. There currently is no secondary market for the Bonds, and we cannot assure you that one will develop.

Citi	Credit Suisse

Joint Bookrunners

MORGAN STANLEY

Lead Manager

FIRST ALBANY CAPITAL INC.

Co-Manager

The date of this prospectus supplement is                     , 2007.

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about us, the transition bonds and CenterPoint Energy Houston Electric, LLC, as seller, initial servicer and sponsor. This prospectus supplement describes the specific terms of the Bonds. The accompanying prospectus describes terms that apply to all series of transition bonds we may issue, including the Bonds offered hereby.

References in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our” or “the issuing entity” mean CenterPoint Energy Transition Bond Company III, LLC. References to “CenterPoint Houston,” “the sponsor,” “the initial servicer” or “the seller” mean CenterPoint Energy Houston Electric, LLC. References to “CenterPoint Energy” mean CenterPoint Energy, Inc., the ultimate parent company of CenterPoint Houston. References to “the servicer” refer to CenterPoint Houston and any successor servicer under the servicing agreement referred to in this prospectus supplement and the accompanying prospectus, and references to the “integrated utility” mean Reliant Energy, Incorporated, the legal predecessor to CenterPoint Houston, as it existed prior to its restructuring and the onset of competition in the retail electric services market in Texas on January 1, 2002, as mandated by the 1999 utility restructuring amendments to the Public Utility Regulatory Act, as subsequently amended, which we refer to as the “Restructuring Act.” We refer to the geographical certificated service area of the integrated utility as it existed on May 1, 1999 as “CenterPoint Houston’s service territory,” within which CenterPoint Houston may recover qualified costs through nonbypassable transition charges assessed on retail electric customers within that area. Unless the context otherwise requires, the term “customer” means a retail end user of electricity and related services provided by a retail electric provider via the transmission and distribution system of an electric utility such as CenterPoint Houston. We also refer to the Public Utility Commission of Texas as the “PUCT.” You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus on page 88 of the accompanying prospectus.

We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions. You can also find references to key topics in the table of contents on the previous page.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any written communication from us or the underwriters specifying the final terms of the offering. Neither we nor any underwriter, agent, dealer, salesperson, the PUCT or CenterPoint Houston has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the Bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the Bonds, carefully read this entire document and the accompanying prospectus.

Securities offered:	$[ ] Senior Secured Transition Bonds, Series [ ].

Issuing entity and capital structure:	CenterPoint Energy Transition Bond Company III, LLC is a direct, wholly-owned subsidiary of CenterPoint Houston and a limited liability company formed under Delaware law. We were formed solely to purchase and own transition property, to issue transition bonds and to perform activities incidental thereto. Please read “CenterPoint Energy Transition Bond Company III, LLC, The Issuing Entity” in the accompanying prospectus.

In addition to the transition property, the assets of the issuing entity will include a capital investment by CenterPoint Houston in the amount of 0.5% of the Bonds’ initial principal amount (to be held in the capital subaccount). We will also have an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all payments on the Bonds have been timely made.

Our relationship with the PUCT:

Pursuant to the financing order,

•        the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring and pricing of the transition bonds and all matters related to the structuring and pricing of the transition bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative,

•        CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision making power over, the proposed securitization, and

•        the servicer will file periodic adjustments to transition charges with the PUCT on our behalf.

We have agreed that certain reports will be submitted to the PUCT by us or on our behalf.

Our address:	1111 Louisiana, Suite 4689A, Houston, Texas 77002

Our telephone number:	(713) 207-5747

Our managers:	The following is a list of our managers as of the date of this prospectus supplement:

	Name	Age	Background
	Marc Kilbride	55	Vice president and treasurer of CenterPoint Houston since June 2002 and Treasurer since 1997.

Required ratings:	Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. Please read “Ratings for the Bonds” in this prospectus supplement.

Seller, sponsor and initial servicer of the transition property:	CenterPoint Houston is a regulated electric transmission and distribution utility wholly-owned indirectly by CenterPoint Energy. CenterPoint Houston is engaged in the transmission and distribution of electric energy in a 5,000 square-mile area of the Texas Gulf Coast that includes Houston. CenterPoint Houston, acting as the initial servicer, and any successor servicer, referred to in this prospectus supplement and the accompanying prospectus as the “servicer,” will service the transition property securing the Bonds under a servicing agreement with us. Please read “The Seller, Initial Servicer and Sponsor of the Transition Property” in the accompanying prospectus. Neither CenterPoint Houston nor CenterPoint Energy nor any other affiliate (other than us) is an obligor on the Bonds.

CenterPoint Houston’s address:	1111 Louisiana, Houston, Texas 77002

CenterPoint Houston’s telephone number:	(713) 207-3000

Use of proceeds:	Used to pay the expenses of the issuance and sale of the Bonds and to purchase the transition property from CenterPoint Houston. In accordance with the financing order, CenterPoint Houston will use the proceeds it receives from the sale of the transition property to reduce its debt and/or equity and may not use such proceeds for general corporate purposes or commercial purposes. Please read “Use of Proceeds” in the accompanying prospectus.

Bond structure:	Sinking fund bond, [four] tranches; tranches A-1, expected average life [ ] years, A-2, expected average life [ ] years, A-3, expected average life [ ] years, and A-4, expected average life [ ] years are scheduled to pay principal semi-annually and sequentially. Please read the Expected Amortization Schedule.

Indenture trustee:	Deutsche Bank Trust Company Americas, a New York banking corporation.

Indenture trustee’s experience:	Deutsche Bank Trust Company Americas currently serves as indenture trustee for other securitizations that are structurally similar to the Bonds. Please read “The Trustee” in this prospectus supplement for further information.

Average life:	Prepayment is not permitted. Extension risk is possible but is expected to be statistically remote. Please read “The Bonds—Weighted Average Life Sensitivity” in this prospectus supplement and “Weighted Average Life and Yield Considerations for the Transition Bonds” in the accompanying prospectus.

Optional redemption:	None. Non-call for the life of the Bonds.

Minimum denomination:	$100,000, or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.

Credit enhancement/security:	Pursuant to the financing order issued by the PUCT, the irrevocable right to impose, collect and receive a nonbypassable electricity consumption-based transition charge from retail electric providers serving approximately 2 million individuals, corporations and other business or governmental entities who purchase electricity at retail in CenterPoint Houston’s service territory. Transition charges are set and adjusted to collect amounts sufficient to pay principal, interest and other required amounts and charges on a timely basis. Please read “Credit Enhancement—Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement, as well as “Prospectus Summary—Parties to Transaction and Responsibilities,” “The Restructuring Act” and “CenterPoint Houston’s Financing Order” in the accompanying prospectus.

The transition property securing the Bonds is not a pool of receivables. It consists of all of CenterPoint Houston’s rights and interests under the financing order transferred to us in connection with the issuance of the Bonds, including the irrevocable right to impose, collect and receive nonbypassable transition charges and the right to implement the statutory true-up mechanism. Transition property is a present property right created by the Restructuring Act and the financing order and is protected by the state pledge in the Restructuring Act described below. For a description of the transition property, please read “The Bonds—The Transition Property” in this prospectus supplement.

The Bonds are secured only by our assets, consisting principally of the transition property relating to the Bonds and funds on deposit in the collection account for the Bonds and related subaccounts. The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.5% of the initial aggregate principal amount of the Bonds, a general subaccount, into which the servicer will deposit all transition charge collections, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made. Amounts on deposit in each of these subaccounts will be available to make payments on Bonds on each payment date. Please read “Credit Enhancement—Collection Account and Subaccounts” and “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement.

State pledge:	The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or reduce, alter or impair the transition charges until the Bonds are fully repaid or discharged, other than specified true-up adjustments to correct any overcollections or undercollections. Please read “The Restructuring Act—CenterPoint Houston and Other Utilities May Securitize Qualified Costs” in the accompanying prospectus.

Statutory true-up mechanism for payment of scheduled principal and interest:	The Restructuring Act mandates and the irrevocable financing order guarantees that transition charges on all retail electric customers be reviewed and adjusted at least annually, and semi-annually as necessary, to ensure the expected recovery of amounts sufficient to timely provide payment of scheduled principal and interest on the Bonds. Pursuant to the financing order, adjustments other than the annual adjustments may be made generally not more than once in any six-month period. In the financing order, the PUCT guaranteed that it will act pursuant to the financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to timely pay scheduled principal and interest on the Bonds.

There is no “cap” on the level of transition charges that may be imposed on the consumers of electricity in CenterPoint Houston’s service territory, including the State of Texas and other governmental entities, to timely pay scheduled principal and interest on the Bonds.

The financing order provides that the statutory true-up mechanism and all other obligations of the State of Texas and the PUCT set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds, and are legally enforceable against the State of Texas and the PUCT. Please read “The Transition Charges” in this prospectus supplement and “CenterPoint Houston’s Financing Order” and “The Servicing Agreements—Adjustment Process for Transition Charges” in the accompanying prospectus.

Nonbypassable transition charges:	The Regulatory Act and the PUCT require the imposition on, and collection of transition charges from, existing and future retail electric customers located within CenterPoint Houston’s service territory, regardless of the retail electric provider serving those customers, and even if those customers choose to operate new on-site generation or the utility goes out of business and its service area is acquired by another utility or is municipalized, subject to limited exceptions. Please read “Risk Factors—Other Risks Associated with an Investment in Transition Bonds—Alternatives to purchasing electricity through CenterPoint Houston’s distribution facilities may be more widely utilized by retail electric customers in the future” in the accompanying prospectus. The transition charges are applied to retail electric customers individually and are adjusted and reallocated among all customers as necessary under the statutory true-up mechanism. Please read “The Transition Charges” in this prospectus supplement and “CenterPoint Houston’s Financing Order” and “The Servicing Agreements— Adjustment Process for Transition Charges” in the accompanying prospectus.

Priority of distributions:	On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the Bonds in the following order of priority:

	1.	payment of a pro rata portion, based upon the respective outstanding amount of the Bonds in relation to all other series of transition bonds issued by us under the indenture, if any, of the trustee’s fees, expenses and any outstanding indemnity amounts relating to the Bonds not to exceed [$ ] in any 12-month period,

	2.	payment of the servicing fee relating to the Bonds, plus any unpaid servicing fees relating to the Bonds from prior payment dates,

	3.	payment of the fees of our independent manager (which are billed annually), which will be in an amount specified in an agreement between us and our independent manager, and a pro rata portion of the administration fee,

	4.	payment of all of our other ordinary periodic operating expenses relating to the Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement,

	5.	payment of the interest then due on the Bonds, including any past-due interest,

	6.	payment of the principal then required to be paid on the Bonds at final maturity or upon acceleration upon an event of default,

	7.	payment of the principal then scheduled to be paid on the Bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

	8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the Bonds, including all remaining indemnity amounts owed to the trustee,

	9.	replenishment of any amounts drawn from the capital subaccount, including investment earnings in the capital subaccount to the extent used for allocations and payments contemplated by clauses 1 through 8,

	10.	so long as no event of default has occurred and is continuing, release the investment earnings in the capital subaccount to us,

	11.	allocation of the remainder, if any, to the excess funds subaccount, and

	12.	after the Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The annual servicing fee in clause 2 may not exceed 0.05% of the original principal amount of the Bonds (for so long as CenterPoint Houston is the servicer) and the annual administration fee in clause 3 may not exceed $100,000.

Initial transition charge as a percentage of customer’s total electricity bill:	The initial transition charge would represent approximately 0.33% of the total bill received by a 1,000 kWh residential customer of the largest retail electric provider in CenterPoint Houston’s service territory as of September 30, 2007.

Other transition bonds being serviced by CenterPoint Houston:	The Bonds are the first series of transition bonds we have issued. CenterPoint Houston currently acts as servicer with respect to the Series 2001-1 transition bonds issued by CenterPoint Energy Transition Bond Company, LLC, which we refer to in this prospectus supplement and the accompanying prospectus as “Transition Bond Company I” and with respect to the Senior Secured Transition Bonds, Series A issued by CenterPoint Energy Transition Bond Company II, LLC, which we refer to in this prospectus supplement and the accompanying prospectus as “Transition Bond Company II”. Please read “Relationship to the Series 2001-1 transition bonds” and “Relationship to the Senior Secured Transition Bonds, Series A” in this Summary of Terms.

Master trust structure; issuance of additional series:	The indenture has been structured as the functional equivalent, in certain respects, of a master trust in that we may, subject to the terms of the financing order or any subsequent financing order but without your prior review or approval, acquire additional transition property and issue one or more additional series of transition bonds which are backed by such transition property, all of which transition bonds will be paid through collections of additional transition charges from the same group of retail electric customers and associated retail electric providers. Please read “Allocations as Between Series of Transition Bonds” in this Summary of Terms. In addition, CenterPoint Houston may also sell transition property to one or more entities other than us in connection with the issuance of a new series of transition bonds without your prior review or approval. The aggregate outstanding amount of transition bonds that may be authenticated and delivered under the indenture may not exceed the aggregate amount of transition bonds that are authorized under all applicable financing orders. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional transition bonds nor may CenterPoint Houston sell transition property to other entities issuing transition bonds if the issuance would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn. It will be a condition of issuance for each series of transition bonds that the new series be rated “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch, Inc. Please read “The Transition Bonds—The Transition Bonds May Be Issued in Various Series or Tranches” in the accompanying prospectus.

Allocations as between series of transition bonds:	The Bonds will not be subordinated in right of payment to any other series of transition bonds issued by us. Each series of transition bonds will be secured by its own transition property, which will include the right to impose, collect and receive transition charges calculated in respect of that series, and the right to impose interim and annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the transition charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of transition bonds. Holders of one series of transition bonds will have no recourse to collateral for a different series. In the event that more than one series of transition bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding amounts of each series. Please read “The Transition Bonds—The Security for the Transition Bonds”,”—The Collection Account for the Transition Bonds” and “—How Funds in the Collection Account Will Be Allocated” in the accompanying prospectus.

Although each series will have its own transition property, transition charges relating to the Bonds and transition charges relating to any other series of transition bonds will be collected from the same retail electric providers. In the event a retail electric provider does not pay in full all amounts owed under any bill including transition charges, the amount remitted shall first be allocated ratably among the transition charges relating to the transition bonds and other fees and charges (including transition charges relating to other transition bonds, delivery charges, nuclear decommissioning charges and other fees and charges) other than late fees, and second, any remaining portion of the remittance shall be attributed to late fees. Please read “The Transition Bonds—Allocations as Between Series” and “The Servicing Agreements—Servicing Procedures—Remittances to the Trustee” in the accompanying prospectus.

Relationship to the Series 2001-1 transition bonds:	In October 2001, Transition Bond Company I, a special purpose wholly owned subsidiary of CenterPoint Houston, issued and sold $749 million of Series 2001-1 transition bonds in accordance with a financing order issued by the PUCT on May 31, 2000. CenterPoint Houston currently acts as servicer with respect to the Series 2001-1 transition bonds. Transition Bond Company I will have no obligations under the Bonds, and we have no obligations under the Series 2001-1 transition bonds. The security pledged to secure the Bonds will be separate from the security that is securing the Series 2001-1 transition bonds or that would secure any other series of transition bonds. The outstanding Series 2001-1 transition bonds are currently rated Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. Please read “Relationship to the Series 2001-1 Transition Bonds” in the accompanying prospectus.

Relationship to the Senior Secured Transition Bonds, Series A:	In December 2005, Transition Bond Company II, a special purpose wholly owned subsidiary of CenterPoint Houston, issued and sold $1.851 billion of Senior Secured Transition Bonds, Series A, in accordance with a financing order issued by the PUCT on March 16, 2005. CenterPoint Houston currently acts as servicer with respect to the Senior Secured Transition Bonds, Series A. Transition Bond Company II will have no obligations under the Bonds, and we have no obligations under Transition Bond Company II’s Senior Secured Transition Bonds, Series A. The security pledged to secure the Bonds will be separate from the security that is securing the Senior Secured Transition Bonds, Series A or that would secure any other series of transition bonds. The outstanding Senior Secured Transition Bonds, Series A are currently rated Aaa/AAA/AAA by Moody’s, S&P and Fitch, respectively. Please read “Relationship to the Senior Secured Transition Bonds, Series A” in the accompanying prospectus.

20% international risk weighting:	Under the standardized approach provided in the framework established by “International Convergence of Capital Management and Capital Standards: A Revised Framework” (as amended, “Basel II”), the Bonds may attract a risk weighting of 20% on the basis that the bonds are rated in the highest category by a major rating agency. In the alternative, under the framework established by Basel II, the Bonds may attract the same risk weighting if the bonds are considered to be “guaranteed” by a non governmental public sector entity.

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted and that continue to use or permit the use of the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision (as amended, the “Basel Accord”) for risk weighting, the Bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within the United States, which are accorded a 20% risk weighting. We note, however, that the analysis under the Basel Accord may be different than that under Basel II.

However, we cannot assure you that the Bonds will attract a 20% risk weighting treatment under any national law, regulation or policy implementing Basel II, the Basel Accord or any transitional regime. Investors should consult their regulators before making any investment in the Bonds. Please read “Risk Weighting of the Bonds Under Certain International Capital Guidelines” in this prospectus supplement and “Risk Weighting Under Certain International Capital Guidelines” in the accompanying prospectus.

Continuing disclosure:	The indenture under which the Bonds will be issued requires all of the periodic reports that we file with the SEC, the principal transaction documents and other information concerning the transition charges and security relating to the Bonds to be posted on the website associated with our parent company, located at www.centerpointenergy.com.

Tax treatment:	The Bonds will be treated as debt for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences for the Transition Bondholders” in the accompanying prospectus.

ERISA eligible:	Yes; please read “ERISA Considerations” in the accompanying prospectus.

Payment dates and interest accrual:	Interest payable semi-annually, [ ] and [ ]. Interest will be calculated on a 30/360 basis. The first scheduled interest and principal payment date is , 2008.

Interest is due on each payment date and principal is due upon the final maturity date for each tranche.

Expected settlement:	[ ], 2007, settling flat. DTC, Clearstream and Euroclear.

Risk factors:	You should consider carefully the risk factors beginning on page 13 of the accompanying prospectus before you invest in the Bonds.

THE BONDS

We will issue the Bonds and secure their payment under an indenture that we will enter into with Deutsche Bank Trust Company Americas, as trustee, referred to in this prospectus supplement and the accompanying prospectus as the “trustee.” We will issue the Bonds in minimum denominations of $100,000, or in integral multiples of $1,000 in excess thereof, except that we may issue one Bond in each tranche in a smaller denomination. The expected average life in years, initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the Bonds are stated in the table below.

Tranche	Expected Average Life (Years)	Initial Principal Balance	Scheduled Final Payment Date	Final Maturity Date	Interest Rate

The scheduled final payment date for each tranche of the Bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if we make payments according to the expected sinking fund schedule for that tranche. The final maturity date for each tranche of the Bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding Bonds of that tranche. The failure to pay principal of any tranche of Bonds by the final maturity date for that tranche is an event of default under the indenture, but the failure to pay principal of any tranche of Bonds by the respective scheduled final payment date will not be an event of default under the indenture. Please read “The Transition Bonds—Payments of Interest and Principal on the Transition Bonds” and “—What Constitutes an Event of Default on the Transition Bonds” in the accompanying prospectus.

The Collateral

The Bonds will be secured under the indenture by the indenture’s trust estate. The principal asset of the indenture’s trust estate for the Bonds is the transition property relating to the Bonds, which is a present property right created under the Restructuring Act by the financing order issued by the PUCT on September 18, 2007, referred to in this prospectus supplement as the “financing order.” The indenture’s trust estate also consists of:

•

our rights under the sale agreement pursuant to which we will acquire the transition property relating to the Bonds, under the administration agreement and under all bills of sale delivered by CenterPoint Houston pursuant to the sale agreement,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account and all subaccounts of the collection account,

•

our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to any financing order or tariff,

•	all of our other property, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The Transition Property

In general terms, the portion of all of the rights and interests of CenterPoint Houston that relate to the Bonds under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement as the “transition property.” The transition property includes the right to impose, collect and receive, through the applicable transition charges payable by retail electric customers, including, the State of Texas and other governmental entities, within CenterPoint Houston’s service territory which, subject to certain limitations specified in the Restructuring Act, consume electricity that is delivered through the distribution system or produced in new on-site generation, an amount sufficient to pay principal and interest and other required amounts and charges in connection with the Bonds. During the twelve months ended September 30, 2007, approximately 41% of CenterPoint Houston’s total deliveries were to industrial customers, approximately 27% were to commercial customers and approximately 32% were to residential and other customers. Except in their capacity as retail electric customers with facilities in CenterPoint Houston’s service territory, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the Bonds.

We will purchase the transition property from CenterPoint Houston. The transition property is not a receivable, and the principal collateral securing the Bonds is not a pool of receivables. Transition charges authorized in the financing order that relate to the Bonds are irrevocable and not subject to reduction, impairment, or adjustment by further action of the PUCT, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Bonds. Please read “Credit Enhancement—Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest” in this prospectus supplement. All revenues and collections resulting from transition charges provided for in the financing order that relate to the Bonds are part of the transition property. CenterPoint Houston’s qualified costs authorized in the financing order approving the issuance of the Bonds include:

•

the principal amount which remains to be collected through continued application of the competition transition charge (“CTC”) if the CTC were to remain in effect for its then remaining term, minus the difference between (a) the balance of unexpended environmental retrofit funds CenterPoint Houston is required to refund pursuant to the final order in Docket No. 33823 and (b) the settled adjustment to the fuel balance approved in Docket No. 34031 (together, the “Securitizable Balance”), which as of November 1, 2007 was approximately $494.7 million,

•	the costs of issuing, supporting and servicing the Bonds, subject to certain caps, and

•

any transaction costs of retiring and refunding CenterPoint Houston’s existing debt and equity securities in connection with the issuance of the Bonds (excluding costs of retiring or refunding debt or equity securities held by an affiliate of CenterPoint Houston).

The transition property relating to the Bonds is described in more detail under “The Sale Agreements—CenterPoint Houston’s Sale and Assignment of the Transition Property” in the accompanying prospectus.

The servicer will bill and collect transition charges allocable to the Bonds from “retail electric providers,” which are entities certified under state law that provide electricity and related services to retail electric customers within CenterPoint Houston’s service territory, and will remit the collections to the trustee. The retail electric providers will in turn bill and collect the transition charges from retail electric customers in CenterPoint Houston’s service territory. Each retail electric provider will include the transition charges in its bill to its retail electric customers but is not required to show the transition charges as a separate line item or footnote. However, each retail electric provider will be required to provide annual written notice to its customers that transition charges have been included in the customers’ bills.

Each retail electric provider will be required to pay the transition charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges may be commingled with the retail electric provider’s other funds. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers,” “Retail Electric Providers” and “How a Bankruptcy May Affect Your Investment—Bankruptcy of a Retail Electric Provider” in the accompanying prospectus.

The servicer will have only limited rights to collect the transition charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer but will have certain rights against the retail electric provider. Please read “Retail Electric Providers” in the accompanying prospectus. For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the transition charges” in the accompanying prospectus.

Under the Restructuring Act and the indenture, the trustee or the holders of the Bonds have the right to foreclose or otherwise enforce the lien on the transition property. However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property. Therefore, foreclosure might not be a realistic or practical remedy. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition Property—Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect” in the accompanying prospectus.

The Financing Order

On September 18, 2007, the PUCT issued the financing order relating to the Bonds to CenterPoint Houston. The financing order became final and non-appealable on October 3, 2007. The financing order authorizes CenterPoint Houston to cause us to issue transition bonds in one or more series in an aggregate amount not to exceed the Securitizable Balance as of the date the Bonds are issued and up-front qualified costs, subject to certain caps, as set forth in the financing order. The financing order also authorizes transition charges in amounts sufficient to recover the principal and interest on the Bonds plus ongoing qualified costs. Our ability to recover servicing fees and administration agreement costs through transition charges is subject to caps imposed by the financing order. The PUCT guaranteed that it will take specific actions pursuant to the irrevocable financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to timely pay scheduled principal and interest on the Bonds. The financing order provides that the true-up mechanism and all other obligations of the State of Texas and the PUCT set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds, and are legally enforceable against the State of Texas and the PUCT. Please read “CenterPoint Houston’s Financing Order” in the accompanying prospectus.

Payment and Record Dates and Payment Sources

Beginning                          , 2008, we will make payments of interest on the Bonds semi-annually on                      and                      of each year, or, if that day is not a business day, the following business day (each, a “payment date”). So long as the Bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to as the “record date.” If we issue certificated transition bonds to beneficial owners of the Bonds as described in “The Transition Bonds—Definitive Certificated Transition Bonds” in the accompanying prospectus, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, we will pay amounts on outstanding Bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement. These available amounts, which will include amounts collected by the servicer for us with respect to the transition charges, are described in greater detail under “The Transition Bonds—The Collection Account for the Transition Bonds” in the accompanying prospectus.

Principal Payments

On each payment date, we will pay principal of the Bonds to the bondholders equal to the sum, without duplication, of:

•	the unpaid principal amount of any Bond whose final maturity date is on that payment date, plus

•	the unpaid principal amount of any Bond upon acceleration following an event of default relating to the Bonds, plus

•	any overdue payments of principal, plus

•	any unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on any Bond on that payment date,

but only to the extent funds are available in the collection account (including all applicable subaccounts) after payment of certain of our fees and expenses and after payment of interest as described below under “—Interest Payments.” To the extent funds are so available, we will make scheduled payments of principal of the Bonds in the following order:

1.	to the holders of the [tranche A-1] Bonds, until the principal balance of that tranche has been reduced to zero,

2.	to the holders of the [tranche A-2] Bonds, until the principal balance of that tranche has been reduced to zero,

3.	to the holders of the [tranche A-3] Bonds, until the principal balance of that tranche has been reduced to zero, and

4.	to the holders of the [tranche A-4] Bonds, until the principal balance of that tranche has been reduced to zero.

However, we will not pay principal of any tranche of Bonds on any payment date if making the payment would reduce the principal balance of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date. Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date. The entire unpaid principal balance of each tranche of the Bonds will be due and payable on the final maturity date for the tranche.

If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the transition bonds of each affected series then outstanding may declare the unpaid principal balance of each such affected series of the transition bonds, together with accrued interest thereon, to be due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the Bonds being made as funds become available. Please read “Risk Factors—Risks Associated With the Unusual Nature of the Transition Property—Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited” in the accompanying prospectus. If there is a shortfall in the amounts available to make principal payments on transition bonds of a series that are due and payable, including upon an acceleration following an event of default under the indenture, the trustee will distribute principal from the collection account for that series pro rata to each tranche of transition bonds of that series based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on transition bonds of a series that are scheduled to be paid, the trustee will distribute principal from the collection account for that series pro rata to each tranche of transition bonds of that series based on the principal amount then scheduled to be paid on the payment date.

The expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the Bonds from the issuance date to the scheduled final payment date. Similarly, the expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the Bonds from the issuance date to the scheduled final payment date. In establishing these schedules, we have made the assumptions specified in the bullet points under the weighted average life sensitivity table below under “—Weighted Average Life Sensitivity,” among other assumptions.

Expected Amortization Schedule

Outstanding Principal Balance Per Tranche

Semi-Annual Payment Date	Tranche A-[ ] Balance	Tranche A-[ ] Balance	Tranche A-[ ] Balance	Tranche A-[ ] Balance
Issuance Date
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$
	$	$	$	$

On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the Bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest. If sufficient funds are available on each payment date, principal payments will be in the amounts indicated for each payment date in the expected sinking fund schedule below.

Expected Sinking Fund Schedule

Semi-Annual Payment Date	Tranche A-[ ]	Tranche A-[ ]	Tranche A-[ ]	Tranche A-[ ]
Tranche Size

Total Payments

We cannot assure you that principal payments will be made or that the principal balance of any tranche of the Bonds will be reduced at the rates indicated in the schedules above. Principal payments and the actual reduction in tranche principal balances may occur more slowly. Principal payments and the actual reduction in tranche principal balances will not occur more quickly than indicated in the above schedules, except to the extent that the total outstanding principal balance of and interest accrued on the Bonds are accelerated upon an event of default under the indenture. The Bonds will not be in default if principal is not paid as specified in the schedules above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of Bonds, the aggregate amount of each interest payment on each tranche of Bonds and the actual final payment date of each tranche of Bonds will depend on the timing of the servicer’s receipt of transition charges from retail electric providers. Please read “Weighted Average Life and Yield Considerations for the Transition Bonds” in the accompanying prospectus for further information. Changes in the expected weighted average lives of the tranches of the Bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below. Severe stress cases on electricity consumption result in minor changes (approximately              weeks), if any, in the weighted average lives of each tranche.

Weighted Average Life Sensitivity

WAL
	Expected	-[ ]%		-[ ]%
	Weighted Avg. Life	([ ] Standard Deviations from Mean)		([ ] Standard Deviations from Mean)
Tranche	(“WAL”) (yrs)	WAL (yrs)	Change (days)	WAL (yrs)	Change (days)
A-[ ]
A-[ ]
A-[ ]
A-[ ]

For the purposes of preparing the above table, we have assumed, among other things, that:

•

the forecast error stays constant over the life of the Bonds and is equal to an overestimate of electricity consumption of [    ]% ([    ] standard deviations from mean) or [    ]% ([    ] standard deviations from mean) as stated in the chart above;

•	the servicer makes timely and accurate filings to true-up the transition charges semi-annually in years one through thirteen and quarterly in the fourteenth and fifteenth years; and

•	retail electric providers remit all transition charges 35 days after such charges are billed.

There can be no assurance that the weighted average lives of the various tranches of the Bonds will be as shown in the above table.

Fees and Expenses

As set forth in the table below, we are obligated to pay fees to the servicer, the trustee, our independent manager and CenterPoint Houston as administrator. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Transition charge collections and investment earnings.	0.05% of initial principal amount of transition bonds issued per annum, as long as CenterPoint Houston or an affiliate is the servicer

Trustee	Transition charge collections and investment earnings.	$2,500 per annum, plus expenses

Independent manager	Transition charge collections and investment earnings.	$3,500 per annum, plus expenses

Administrator	Transition charge collections and investment earnings.	$100,000 per annum

Other operating expenses (accounting, rating agency, legal fees, etc.)	Transition charge collections and investment earnings.	$245,000 (estimated)

In accordance with the terms of the financing order and subject to the approval of the trustee, the PUCT will permit a successor servicer to CenterPoint Houston to recover a higher servicer fee if CenterPoint Houston ceases to serve as the servicer and service the transition property. The annual servicing fee payable to any other servicer not affiliated with CenterPoint Houston shall not at any time exceed 0.6% of the original principal amount of the Bonds unless such higher rate is approved by the PUCT.

Distribution Following Acceleration

Upon an acceleration of the maturity of the Bonds, the total outstanding principal balance of and interest accrued on the Bonds will be payable without priority of interest over principal or principal over interest and without regard to tranche. Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition Property—Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited” in the accompanying prospectus. Please read “The Restructuring Act—CenterPoint Houston and Other Utilities May Securitize Qualified Costs—The State Pledge” and “—Constitutional Matters” in the accompanying prospectus.

Interest Payments

Holders of transition bonds in each tranche of Bonds will receive interest at the rate for that tranche as set forth in the table on page S-9.

Interest on each tranche of Bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the Bonds have been paid in full, at the interest rate indicated in the table on page S-9. Each of those periods is referred to as an “interest accrual period.” On each payment date, we will pay interest on each tranche of the Bonds equal to the following amounts:

•	any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•

accrued interest on the principal balance of each tranche of the Bonds as of the close of business on the preceding payment date, or the date of the original issuance of the Bonds, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the Bonds before we pay principal on the Bonds. Please read “The Transition Bonds—Payments of Interest and Principal on the Transition Bonds” in the accompanying prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments on the Bonds, the trustee will distribute interest pro rata to each tranche of Bonds based on the amount of interest payable on each such outstanding tranche. Please read “Credit Enhancement—Collection Account and Subaccounts” in this prospectus supplement. We will calculate interest on tranches of the Bonds on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may not voluntarily redeem any tranche of the Bonds.

THE TRUSTEE

Deutsche Bank Trust Company Americas is a New York banking corporation. Deutsche Bank Trust Company Americas has acted as indenture trustee on numerous asset-backed securities transactions, including acting as indenture trustee on various auto loan and auto lease securitization transactions and for other securitizations that are structurally similar to the Bonds. Deutsche Bank Trust Company Americas is experienced in administering transactions of this kind. Please read “The Transition Bonds,” “The Sale Agreements” and “The Servicing Agreements” in the accompanying prospectus for further information.

CREDIT ENHANCEMENT

Credit enhancement for the Bonds is intended to protect you against losses or delays in scheduled payments on your Bonds. Please read “Risk Factors—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited” in the accompanying prospectus.

Statutory True-Up Mechanism for Payment of Scheduled Principal and Interest

The Restructuring Act mandates and the irrevocable financing order guarantees that transition charges on all retail electric customers, including the State of Texas and other governmental entities, will be reviewed and adjusted at least annually, and semi-annually as necessary, to ensure the expected recovery of amounts sufficient to timely provide payment of scheduled principal and interest on the Bonds. Transition charges are required to be adjusted semi-annually if necessary to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Bonds. In the irrevocable financing order, the PUCT guaranteed that it will act pursuant to the financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to pay on a timely basis, scheduled principal and interest on the Bonds. There is no “cap” on the level of transition charges that may be imposed on the consumers of electricity in CenterPoint Houston’s service territory, including the State of Texas and other governmental entities, to timely pay scheduled principal and interest on the Bonds. The Financing Order provides that the true-up mechanism and all other obligations of the State of Texas and the PUCT set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Bonds and are legally enforceable against the State of Texas and the PUCT. Please read “The Transition Charges” below and “CenterPoint Houston’s Financing Order” and “The Servicing Agreements—Adjustment Process for Transition Charges” in the accompanying prospectus.

Collection Account and Subaccounts

The trustee will establish a collection account for the Bonds to hold the capital contribution from CenterPoint Houston and collected transition charges periodically remitted to the trustee by the servicer. The collection account will consist of various subaccounts, including the following:

•	the general subaccount,

•	the excess funds subaccount,

•	the capital subaccount, and

•	other subaccounts, if necessary.

Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under “The Transition Bonds—The Collection Account for the Transition Bonds” and “—How Funds in the Collection Account Will Be Allocated” in the accompanying prospectus.

The General Subaccount. The trustee will deposit collected transition charges remitted to it by the servicer with respect to the Bonds into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount as described under “—How Funds in the Collection Account Will Be Allocated” below.

The Excess Funds Subaccount. The excess funds subaccount will be funded on any payment date with collected transition charges and earnings on amounts in the collection account, other than earnings on amounts allocated to the capital subaccount, in excess of the amount necessary to pay:

•	fees and expenses, including any indemnity payments, of the trustee, our independent manager, the servicer and the administrator and other fees, expenses, costs and charges,

•	principal and interest payments on the Bonds required to be paid or scheduled to be paid on that payment date, and

•	any amount required to replenish any amounts drawn from the capital subaccount.

The periodic adjustments of the transition charges will be calculated to eliminate any amounts held in the excess funds subaccount. These adjustments generally will occur annually. Under limited circumstances, these adjustments may occur more frequently, but not more frequently than every six months during the first thirteen years the transition charges are collected in respect of the Bonds and every three months during the fourteenth and fifteenth years.

If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the trustee will first draw on any amounts in the excess funds subaccount to make those payments.

The Capital Subaccount. On the date we issue the Bonds, CenterPoint Houston will deposit $[            ] into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the initial outstanding principal balance of the Bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the Bonds described below under “Ratings for the Bonds.” If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments.

Other Subaccounts. Other credit enhancements in the form of subaccounts may be utilized for the transaction provided that the PUCT’s designated representative and CenterPoint Houston agree in advance that such enhancements provide benefits greater than their tangible and intangible costs.

How Funds in the Collection Account Will Be Allocated

Amounts remitted by the servicer to the trustee with respect to the Bonds, including any indemnity amounts and all investment earnings on amounts in the general subaccount of the collection account, will be deposited into the general subaccount.

On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the Bonds in the following priority:

1.	payment of a pro rata portion, based upon the respective outstanding amount of the Bonds in relation to all other series of transition bonds issued by us under the indenture, if any, of the trustee’s fees, expenses and any outstanding indemnity amounts relating to the Bonds not to exceed [$ ] in any 12-month period,

2.	payment of the servicing fee relating to the Bonds, plus any unpaid servicing fees relating to the Bonds from prior payment dates,

3.	payment of the fees of our independent manager (which are billed annually), which will be in an amount specified in an agreement between us and our independent manager, and a pro rata portion of the administration fee,

4.	payment of all of our other ordinary periodic operating expenses relating to the Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement,

5.	payment of the interest then due on the Bonds, including any past-due interest,

6.	payment of the principal then required to be paid on the Bonds at final maturity or upon acceleration upon an event of default,

7.	payment of the principal then scheduled to be paid on the Bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to the Bonds, including all remaining indemnity amounts owed to the trustee,

9.	replenishment of any amounts drawn from the capital subaccount, including investment earnings in the capital subaccount to the extent used for allocations and payments contemplated by clauses 1 through 8,

10.	so long as no event of default has occurred and is continuing, release the investment earnings in the capital subaccount to us,

11.	allocation of the remainder, if any, to the excess funds subaccount, and

12.	after the Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The annual servicing fee in clause 2 may not exceed 0.05% of the original principal amount of the Bonds (for so long as CenterPoint Houston is the servicer) and the annual administration fee in clause 3 may not exceed $100,000.

If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1.	from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and

2.	from the capital subaccount for allocations and payments contemplated by clauses 1 through 8.

If, on any payment date, available collections of transition charges allocable to the Bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding Bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche of the Bonds. If, on any payment date, remaining collections of transition charges allocable to the Bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding Bonds on that payment date, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of transition charges allocable to the Bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding Bonds, amounts available will be allocated sequentially to each tranche then scheduled to be paid on the payment date. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related transition charges will take into account, among other things, the need to replenish those amounts.

THE TRANSITION CHARGES

CenterPoint Houston will be the initial servicer of the Bonds. Beginning on the date we issue the Bonds, the initial transition charges listed in the table below will be imposed on retail electric customers in each transition charge customer class at the applicable rate for the class determined pursuant to the financing order. These transition charges may be adjusted annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the PUCT. Please read “CenterPoint Houston’s Financing Order” in the accompanying prospectus.

Initial Transition Charges

Transition Charge Customer Class	Initial Transition Charge Rate
Residential	$ per kWh
MGS (miscellaneous general service)	$ per kWh
LGS (large general service)	$ per kVa
LOS-A (large overhead service – A)	$ per kW
LOS-B (large overhead service – B)	$ per kW
Non-Metered Lighting	$ per kWh
Standby Electric Service – Distribution	$ per kW
Interruptible Service Supplemental – Distribution	$ per kW
Interruptible Service – 30 Minute Notice	$ per kW
Interruptible Service – 10 Minute Notice	$ per kW
Interruptible Service – Instantaneous	$ per kW
Interruptible Service Supplemental – Transmission	$ per kW
Standby Electric Service – Transmission	$ per kW
Standby Interruptible Service	$ per kW
SCP (special contract pricing)	$ per kW

Please read “CenterPoint Houston’s Financing Order—Allocation” in the accompanying prospectus.

ASSURANCES OF FINANCIAL RESPONSIBILITY FOR RETAIL ELECTRIC PROVIDERS

Each retail electric provider in CenterPoint Houston’s service territory is obligated to collect and remit transition charges to the servicer as described under “Retail Electric Providers” in the accompanying prospectus. The financing order provides that each retail electric provider that does not maintain a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, must provide:

•	a cash deposit of two months’ maximum expected transition charge collections,

•

an affiliate guarantee, surety bond or letter of credit from an entity with a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations, or

•	a combination of any of the foregoing.

A retail electric provider that does not have or maintain the requisite credit rating may select which alternate form of deposit, credit support or combination thereof it will utilize. As of September 30, 2007, there were approximately 70 retail electric providers providing service in CenterPoint Houston’s service territory, all of which did business with CenterPoint Houston. Reliant Energy, Inc., through its subsidiaries, is CenterPoint Houston’s largest customer, accounting for approximately 52% of CenterPoint Houston’s outstanding receivables from retail electric providers as of September 30, 2007 and approximately 47% of the total retail kWh billed by CenterPoint Houston in its service territory for the nine months then ended.

Retail electric provider cash deposits will be held by the trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the Bonds. If a retail electric provider defaults in making a payment of transition charges to the servicer and does not remedy the default within a 10 calendar-day grace period, the amounts on deposit or available from other credit support (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit or other credit support amount) will be used to make transition charge payments in respect of the Bonds. Please read “Retail Electric Providers—Rating, Deposit and Related Requirements” “—Remedies Upon Default” and “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers” in the accompanying prospectus.

UNDERWRITING THE BONDS

Subject to the terms and conditions in the underwriting agreement among us, CenterPoint Houston and the underwriters, for whom [            ] is acting as representative, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the Bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A-[ ]	Tranche A-[ ]	Tranche A-[ ]	Tranche A-[ ]
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated
First Albany Capital Inc.

Under the underwriting agreement, the underwriters will take and pay for all of the Bonds we offer, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters’ Sales Price for the Bonds

The Bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the Bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each tranche.

	Selling Concession	Reallowance Discount
Tranche A-[ ]
Tranche A-[ ]
Tranche A-[ ]
Tranche A-[ ]

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Bonds

The Bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the Bonds.

Various Types of Underwriter Transactions That May Affect the Price of the Bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position.

Stabilizing transactions are bids to purchase the Bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Bonds to be higher than they would otherwise be. Neither we, CenterPoint Houston, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to CenterPoint Houston and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the Bonds.

We estimate that the total expenses of the offering will be $[            ].

We and CenterPoint Houston have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the Bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Based on guidance from the IRS and certain representations from us, including a representation by us that we will not make, or allow there to be made, any election to be treated as a separate taxable entity, Baker Botts L.L.P., counsel to us and to CenterPoint Houston, has rendered its opinion that for federal income tax purposes (1) we will not be treated as a taxable entity separate and apart from CenterPoint Energy, (2) the Bonds will constitute indebtedness of CenterPoint Energy and (3) interest paid on the Bonds generally will be taxable to a U.S. bondholder as ordinary income at the time it accrues or is received in accordance with the U.S. bondholder’s method of accounting. Each beneficial owner of a Bond, by acquiring a beneficial interest, agrees to treat such Bond as indebtedness of CenterPoint Energy for federal (and, to the extent applicable, state) income tax purposes unless otherwise required by appropriate taxing authorities. Please read “Material U.S. Federal Income Tax Consequences For the Transition Bondholders” in the accompanying prospectus.

RISK WEIGHTING OF THE BONDS UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

Under the standardized approach under the framework established by Basel II, the Bonds may attract a risk weighting of 20% on the basis that the Bonds are rated in the highest category by a major rating agency. It is a condition of issuance of the Bonds that the bonds be rated “Aaa” by Moody’s, “AAA” by S&P, and “AAA” by Fitch. In the alternative, under the framework established by Basel II, the Bonds may attract the same risk weighting if the bonds are considered to be “guaranteed” by a non governmental public sector entity.

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted and continue to use or permit the use of the Basel Accord for risk weighting, the Bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within the United States, which are accorded a 20% risk weighting. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups” in the accompanying prospectus. We note, however, that the analysis may be different than that under Basel II.

We note that the timetable for, and scope of, the implementation of Basel II differs from country to country and it may not always be clear which regime — Basel Accord or Basel II, or any transitional regime — may be applicable at any particular time.

Before acquiring any Bonds, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in the Bonds is permissible and in compliance with any applicable investment or other limits. We cannot assure you that the Bonds will attract a 20% risk weighting under any national law, regulation or policy implementing Basel II, the Basel Accord or any transitional regime.

RATINGS FOR THE BONDS

It is a condition of any underwriter’s obligation to purchase the Bonds that each tranche of the Bonds be rated “AAA” by S&P, “AAA” by Fitch and “Aaa” by Moody’s.

A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain its rating on the Bonds, and accordingly, we cannot assure you that a rating assigned to any tranche of the Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of the Bonds is revised or withdrawn, the liquidity of that tranche may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the likelihood of any particular level of principal payments on the Bonds other than payment in full of each tranche of the Bonds by the applicable final maturity date, as well as the timely payment of interest.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, the sponsor, seller, trustee or servicer, or of which any property of the foregoing is subject, that is material to the holders of the Bonds

WHERE YOU CAN FIND MORE INFORMATION

To the extent that we are required to file such reports and information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, we will file annual, quarterly and current reports and other information with the Securities and Exchange Commission. We are incorporating by reference any future filings which we (file no. 333-147114) or CenterPoint Houston, but solely in its capacity as our sponsor, make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the Bonds, excluding any information that is furnished to, and not filed with, the Securities and Exchange Commission. These reports will be filed under our own name as issuing entity. Please also read “Where You Can Find More Information” in the accompanying prospectus.

LEGAL MATTERS

Certain legal matters relating to us and the issuance of the Bonds will be passed upon for CenterPoint Houston and for us by Baker Botts L.L.P., Houston, Texas and Richards, Layton & Finger, P.A., Wilmington, Delaware, and for the underwriters by Dewey & LeBoeuf LLP, New York, New York. Certain legal matters relating to the federal income tax consequences of the issuance of the Bonds will be passed upon for us by Baker Botts L.L.P.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF SINGAPORE

EACH UNDERWRITER ACKNOWLEDGES THAT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, EACH UNDERWRITER REPRESENTS, WARRANTS AND AGREES THAT IT HAS NOT OFFERED OR SOLD ANY BONDS OR CAUSED THE BONDS TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND WILL NOT OFFER OR SELL ANY BONDS OR CAUSE THE BONDS TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND HAS NOT CIRCULATED OR DISTRIBUTED, NOR WILL IT CIRCULATE OR DISTRIBUTE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF BONDS, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1) OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE BONDS ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A RELEVANT PERSON WHICH IS:

(A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE BONDS PURSUANT TO AN OFFER MADE UNDER SECTION 275 EXCEPT:

(1) TO AN INSTITUTIONAL INVESTOR (FOR CORPORATIONS, UNDER SECTION 274 OF THE SFA) OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SFA, OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH RIGHTS OR INTEREST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN S$200,000 (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA;

(2) WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER; OR

(3) WHERE THE TRANSFER IS BY OPERATION OF LAW. THE PROSPECTUS RELATING TO THE BONDS (“PROSPECTUS”) WILL, PRIOR TO ANY SALE OF SECURITIES PURSUANT TO THE PROVISIONS OF SECTION 106D OF THE COMPANIES ACT (CAP.50), BE LODGED, PURSUANT TO SAID SECTION 106D, WITH THE REGISTRAR OF COMPANIES IN SINGAPORE, WHICH WILL TAKE NO RESPONSIBILITY FOR ITS CONTENTS. HOWEVER, NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS HAS BEEN AND NOR WILL THEY BE REGISTERED AS A PROSPECTUS WITH THE REGISTRAR OF COMPANIES IN SINGAPORE. ACCORDINGLY, THE BONDS MAY NOT BE OFFERED, AND NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY OTHER OFFERING DOCUMENT OR MATERIAL RELATING TO THE BONDS MAY BE CIRCULATED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN TO INSTITUTIONAL INVESTORS OR OTHER PERSONS OF THE KIND SPECIFIED IN SECTION 106C AND SECTION 106D OF THE COMPANIES ACT OR ANY OTHER APPLICABLE EXEMPTION INVOKED UNDER DIVISION 5A OF PART IV OF THE COMPANIES ACT. THE FIRST SALE OF SECURITIES ACQUIRED UNDER A SECTION 106C OR SECTION 106D EXEMPTION IS SUBJECT TO THE PROVISIONS OF SECTION 106E OF THE COMPANIES ACT.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES LAW OF THE PEOPLE’S REPUBLIC OF CHINA (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) AND ARE NOT TO BE OFFERED OR SOLD TO PERSONS WITHIN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING THE HONG KONG AND MACAU SPECIAL ADMINISTRATIVE REGIONS).

NOTICE TO RESIDENTS OF JAPAN

THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN (THE “SEL”), AND MAY NOT BE OFFERED OR SOLD IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SEL, AND IN COMPLIANCE WITH THE OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN. AS USED IN THIS PARAGRAPH, “RESIDENT OF JAPAN” MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN.

NOTICE TO RESIDENTS OF HONG KONG

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY BONDS OTHER THAN (A) TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES (WHETHER AS PRINCIPAL OR AGENT); OR (B) TO PROFESSIONAL INVESTORS WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF THE LAWS OF HONG KONG AND ANY RULES MADE THEREUNDER; OR (C) IN CIRCUMSTANCES THAT DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32) OF THE LAWS OF HONG KONG OR THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE; AND

IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE BONDS, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO BONDS THAT ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED UNDER THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF THE LAWS OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), THE UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE BONDS WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A) TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS;

(C) AT ANY TIME TO FEWER THAN 100 NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE LEAD UNDERWRITER(S) NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFICER;

(D) AT ANY TIME IF THE DENOMINATION PER NOTE BEING OFFERED AMOUNT TO AT LEAST €50,000; OR

(E) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUING ENTITY OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF BONDS TO THE PUBLIC” IN RELATION TO ANY BONDS IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE BONDS, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE BONDS IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

The information in this prospectus is not complete and may be changed. The transition bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated                     , 2007.

PROSPECTUS

CenterPoint Energy Transition Bond Company III, LLC

Issuing Entity

SENIOR SECURED TRANSITION BONDS

Issuable in Series

CenterPoint Energy Houston Electric, LLC

Seller, Initial Servicer and Sponsor

You should carefully consider the risk factors beginning on page 13 of this prospectus before you invest in the transition bonds.

We, the issuing entity, may issue from time to time one or more series of the transition bonds as described in this prospectus. Each series of transition bonds may have one or more tranches. The transition bonds represent only our obligations and are backed only by our assets. CenterPoint Energy Houston Electric, LLC and its affiliates, other than us, are not liable for any payments on the transition bonds. The transition bonds are not a debt or obligation of the State of Texas, the Public Utility Commission of Texas or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality. Except in their capacity as retail electric customers with facilities in CenterPoint Energy Houston Electric, LLC’s service territory, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.

We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the transition bonds.

There currently is no secondary market for the transition bonds, and we cannot assure you that one will develop.

We may offer and sell the transition bonds by use of this prospectus. We will provide the specific terms of any offerings in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the transition bonds. This prospectus may not be used to offer and sell the transition bonds unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

i

ii

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the SEC using a “shelf” registration process. By using this process, we may offer the transition bonds in one or more offerings. This prospectus provides you with a description of the transition bonds we may offer. Each time we offer transition bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also contain information that supplements the information contained in this prospectus, and you should rely on the supplementary information in the prospectus supplement. Please carefully read this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information.”

References in this prospectus and the prospectus supplement to the terms “we,” “us,” “our” or “the issuing entity” mean CenterPoint Energy Transition Bond Company III, LLC. References to “CenterPoint Houston,” “the sponsor,” “the initial servicer” or “the seller” mean CenterPoint Energy Houston Electric, LLC. References to “CenterPoint Energy” mean CenterPoint Energy, Inc., the ultimate parent company of CenterPoint Houston. References to “the servicer” refer to CenterPoint Houston and any successor servicer under the servicing agreement referred to in this prospectus and references to the “integrated utility” mean Reliant Energy, Incorporated, the legal predecessor to CenterPoint Houston, as it existed prior to its restructuring and the onset of competition in the retail electric services market in Texas on January 1, 2002, as mandated by the 1999 utility restructuring amendments to the Public Utility Regulatory Act, as subsequently amended, which we refer to as the “Restructuring Act.” We refer to the geographical certificated service area of the integrated utility as it existed on May 1, 1999 as “CenterPoint Houston’s service territory,” within which CenterPoint Houston may recover qualified costs through nonbypassable transition charges assessed on retail electric customers within that area. Unless the context otherwise requires, the term “customer” means a retail end user of electricity and related services provided by a retail electric provider via the transmission and distribution system of an electric utility such as CenterPoint Houston. We also refer to the Public Utility Commission of Texas as the “PUCT.” You can find a glossary of some of the other defined terms we use in this prospectus on page 88 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the transition bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Some statements contained in this prospectus and the prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under the heading “Where You Can Find More Information,” are forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will,” or other similar words.

We have based our forward-looking statements on our management’s beliefs, expectations and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•	changes in market demand and demographic patterns;

•	weather variations and other natural phenomena affecting retail electric customer energy usage in CenterPoint Houston’s service territory;

•

state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and changes in or application of laws or regulations applicable to various aspects of CenterPoint Houston’s business;

•	the accuracy of the servicer’s forecast of electrical consumption or the payment of transition charges;

•	non-payment of transition charges by retail electric providers;

•

the reliability of the systems, procedures and other infrastructure necessary to operate the retail electric business in CenterPoint Houston’s service territory, including the systems owned and operated by the independent system operator in the Electric Reliability Council of Texas, Inc.;

•	national or regional economic conditions affecting retail electric customer energy usage in CenterPoint Houston’s service territory;

•	acts of war or terrorism or other catastrophic events affecting retail electric customer energy usage in CenterPoint Houston’s service territory; and

•	other factors we discuss in this prospectus, any prospectus supplement and our other Securities and Exchange Commission filings.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statement.

PROSPECTUS SUMMARY

This summary contains a brief description of the transition bonds and applies to all series of transition bonds we may offer by use of this prospectus. You may find information relating to a specific series of transition bonds in the prospectus supplement relating to that series. You will find a more detailed description of the terms of the offering of the transition bonds following this summary.

You should carefully consider the risk factors beginning on page 13 of this prospectus before you invest in the transition bonds.

Summary of the Transition Bonds

The issuing entity:	CenterPoint Energy Transition Bond Company III, LLC, a direct, wholly owned subsidiary of CenterPoint Houston and a limited liability company formed under Delaware law. We were formed solely to purchase and own transition property, to issue one or more series of transition bonds secured by transition property and to perform any activity incidental thereto.

Our relationship with the PUCT:

Pursuant to the financing order,

•        the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring and pricing of the transition bonds and all matters related to the structuring and pricing of the transition bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative,

•        CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision making power over, the proposed securitization, and

•        the servicer will file periodic adjustments to transition charges with the PUCT on our behalf.

We have agreed that certain reports concerning transition charge collections will be provided to the PUCT.

Subsequent financing orders relating to additional series of transition bonds may impose additional or different requirements. Please read “CenterPoint Houston’s Financing Order.”

Our address:	1111 Louisiana, Suite 4689A, Houston, Texas 77002

Our telephone number:	(713) 207-5747

The seller, initial servicer and sponsor of the transition property:	CenterPoint Energy Houston Electric, LLC is a regulated electric transmission and distribution utility organized under Texas law. CenterPoint Houston is engaged in the transmission and distribution of electric energy in a 5,000 square-mile area of the Texas Gulf Coast that includes Houston. As of September 30, 2007, CenterPoint Houston provided electric transmission and distribution service to approximately 2 million metered customers in this area. CenterPoint Houston is an indirect, wholly owned subsidiary of CenterPoint Energy.

CenterPoint Houston, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the “servicer,” will service the transition property under one or more servicing agreements with us. CenterPoint Houston currently services under a separate servicing agreement other transition property securing (i) the Series 2001-1 Transition Bonds issued by CenterPoint Energy Transition Bond Company, LLC, also a wholly owned subsidiary of CenterPoint Houston, which we refer to in this prospectus as “Transition Bond Company I” and (ii) the Senior Secured Transition Bonds, Series A, issued by CenterPoint Energy Transition Bond Company II, LLC,

also a wholly owned subsidiary of CenterPoint Houston, which we refer to in this prospectus as “Transition Bond Company II.” Please read “Relationship to the Series 2001-1 Transition Bonds” and “Relationship to the Senior Secured Transition Bonds, Series A.”

CenterPoint Houston’s address:	1111 Louisiana, Houston, Texas 77002

CenterPoint Houston’s telephone number:	(713) 207-3000

The trustee:	The trustee for each series of transition bonds will be named in the applicable prospectus supplement.

Transaction overview:	The Restructuring Act’s mandate to transition to a competitive electric market created stranded investment and other balances for electric utilities within the State of Texas. The Restructuring Act permits electric utilities to recover true-up balances through the issuance of transition bonds pursuant to and supported by an irrevocable financing order issued by the PUCT. The Restructuring Act also permits the PUCT to impose an irrevocable nonbypassable transition charge on all retail electric customers within a utility’s certificated service territory as it existed on May 1, 1999, for payment of the transition bonds. We refer to this area in this prospectus and the prospectus supplement, with regard to CenterPoint Houston and the integrated utility, as “CenterPoint Houston’s service territory.” The amount and terms for collections of these transition charges are governed by one or more financing orders issued to an electric utility by the PUCT. The Restructuring Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive transition charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the transition charges. The electric utility’s right to receive the transition charges, all revenues and collections resulting from the transition charges and its other rights and interests under a financing order, upon transfer to the issuing entity, constitute transition property. Under the Restructuring Act, transition property does not come into existence until an electric utility first transfers to an assignee or pledges in connection with the issuance of transition bonds its rights under a related financing order. However, for convenience of reference in this prospectus and the prospectus supplement, the transfer of CenterPoint Houston’s rights under such a financing order is sometimes referred to as the sale or purchase of transition property. References in this prospectus to a “financing order” are to a financing order of the PUCT as described above. Unless the context indicates otherwise, the reference is to the financing order issued by the PUCT on September 18, 2007 which is further described below. Any subsequent financing order relating to a separate series of transition bonds will be described in the applicable prospectus supplement.

On September 18, 2007, the PUCT issued a financing order to CenterPoint Houston authorizing the issuance of transition bonds in one or more series in an aggregate amount not to exceed the Securitizable Balance as of the date the Bonds are issued and up-front qualified costs, subject to certain caps, as set forth in the financing order. Please read “CenterPoint Houston’s Financing Order” for a discussion of the qualified costs authorized in the financing order, which we refer to in this prospectus and any applicable prospectus supplement as “qualified costs.”

The primary transactions underlying the offering of each series of transition bonds are as follows:

• CenterPoint Houston will sell transition property to us in exchange for the net proceeds from the sale of a series of transition bonds,

• We will sell the series of transition bonds, which will be secured primarily by the related transition property, to the underwriters named in the prospectus supplement, and

• CenterPoint Houston will act as the initial servicer of the transition property.

The transition bonds are not obligations of the trustee, our managers, CenterPoint Houston, CenterPoint Energy or of any of their affiliates other than us. The transition bonds are also not obligations of the State of Texas or any governmental agency, authority or instrumentality of the State of Texas. Except in their capacity as retail electric customers with facilities in CenterPoint Houston’s service territory, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.

Parties to Transaction and Responsibilities

The following chart represents a general summary of the parties to the transactions underlying the offering of a series of transition bonds, their roles and their various relationships to the other parties:

Flow of Funds

The following chart represents a general summary of the flow of funds:

The Collateral

Each series of transition bonds will be secured under the indenture by the indenture’s trust estate relating to that series. The principal asset of the trust estate will be transition property, which is a present property right created under the Restructuring Act by a financing order issued by the PUCT. The indenture’s trust estate will also consist of:

•

our rights under a sale agreement pursuant to which we will acquire the related transition property, under an administration agreement and under all bills of sale delivered by CenterPoint Houston pursuant to such sale agreement,

•	our rights under a servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with such servicing agreement,

•	the collection account for the particular series of transition bonds and all subaccounts of the collection account,

•

our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of retail electric providers pursuant to the applicable financing order or tariff,

•	all of our other property related to the series of transition bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

The collateral for each series of transition bonds will be separate from the collateral for any other series, and holders of one series of transition bonds will have no recourse to collateral for a different series. Please read “The Transition Bonds—The Security for the Transition Bonds.”

The Transition Property

In general terms, all of the rights and interests of CenterPoint Houston under a financing order that are transferred to us pursuant to a sale agreement are referred to in this prospectus and the prospectus supplement as “transition property.” Transition property includes the right to impose, collect and receive transition charges in amounts sufficient to pay principal and interest and to make other deposits in connection with the related series of transition bonds. Transition charges are payable by retail electric customers within CenterPoint Houston’s service territory, including the State of Texas and other governmental entities, who, subject to certain limitations specified in the Restructuring Act, consume electricity that is delivered through the distribution system or produced in new on-site generation. During the twelve months ended September 30, 2007, approximately 41% of CenterPoint Houston’s total deliveries were to industrial customers, approximately 27% were to commercial customers and approximately 32% were to residential and other customers. Except in their capacity as retail electric customers with facilities in CenterPoint Houston’s service territory, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.

The transition property is not a receivable, and the principal collateral securing a series of transition bonds will not be a pool of receivables. Transition charges authorized in a financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the PUCT, except for annual and interim true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with a series of transition bonds. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups.” All revenues and collections resulting from transition charges are part of the transition property with respect to a particular series of transition bonds.

We will purchase transition property from CenterPoint Houston to support the issuance of the related series of transition bonds. The servicer will collect the applicable transition charges from “retail electric providers,” which are entities certified under Texas law that provide electricity and related services to retail electric customers within CenterPoint Houston’s service territory, and will remit the collections to the trustee. The retail electric providers will in turn bill and collect the transition charges from retail electric customers in CenterPoint Houston’s service territory. Each retail electric provider will include the transition charges in its bills to its retail electric customers but is not required to show the transition charges as a separate line item or footnote. However, each retail electric provider will be required to provide annual written notice to its customers that transition charges have been included in the customers’ bills.

Each retail electric provider will be required to pay the transition charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges may be commingled with the retail electric provider’s other funds. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers,” “Retail Electric Providers” and “How a Bankruptcy May Affect Your Investment—Bankruptcy of a Retail Electric Provider” in this prospectus.

The servicer will have only limited rights to collect the transition charges directly from retail electric customers if a retail electric provider does not remit such payments to the servicer, but will have certain rights against the retail electric provider. Please read “Retail Electric Providers” in this prospectus. For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the transition charges” in this prospectus. Because the amount of transition charge collections will largely depend on the amount of electricity consumed by customers within CenterPoint Houston’s service territory, the amount of collections may vary substantially from month to month and year to year. Please read “The Seller, Initial Servicer and Sponsor of the Transition Property” in this prospectus.

Interest Payments

Interest on each tranche or series of transition bonds will accrue from the date we issue the tranche or series of transition bonds at the interest rate stated in the related prospectus supplement. On each payment date, we will pay interest on each tranche or series of transition bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

•

accrued interest on the principal balance of each tranche or series of transition bonds as of the close of business on the preceding payment date or the date of the original issuance of each tranche or series of transition bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on each tranche or series of transition bonds before we pay the principal of each tranche or series of transition bonds. Please read “The Transition Bonds—Payments of Interest and Principal on the Transition Bonds.” If there is a shortfall in the amounts available in the applicable collection account to make interest payments, the trustee will distribute interest pro rata to each series and tranche of transition bonds based on the amount of interest payable on each outstanding series and tranche. We will calculate interest on the basis of a 360-day year of twelve 30-day months.

Principal Payments and Record Dates and Payment Sources

On each payment date specified in the prospectus supplement for each series of transition bonds, referred to in this prospectus as a “payment date,” we will pay amounts then due or scheduled to be paid on outstanding series of the transition bonds from amounts available in the collection account for that series and the related subaccounts held by the trustee. We will make these payments to the holders of record of the transition bonds on each record date specified in the prospectus supplement, referred to in this prospectus as a “record date.” These available amounts, which will include the applicable transition charges collected by the servicer for us since the last payment date, are described in greater detail under “The Transition Bonds—The Collection Account for the Transition Bonds.”

Priority of Distributions

On each payment date for a series of transition bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for that series in the following order of priority:

1.	payment of a pro rata portion, based upon the respective outstanding amounts of each series of transition bonds issued by us under the indenture, of the trustee’s fees, expenses and any outstanding indemnity amounts relating to that series of transition bonds not to exceed a specified amount in any 12-month period, which amount will be fixed in the indenture or the supplemental indenture governing that series of transition bonds,

2.	payment of the servicing fee relating to that series of transition bonds, the total amount of which will be fixed as specified in the servicing agreement for that series of transition bonds, plus any unpaid servicing fees relating to that series of transition bonds from prior payment dates,

3.	payment of the fees of our independent manager (which are billed annually), which will be in an amount specified in an agreement between us and our independent manager, and a pro rata portion of the administration fee, which will be a fixed amount specified in the administration agreement between us and CenterPoint Houston,

4.	payment of all of our other ordinary periodic operating expenses relating to that series of transition bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement,

5.	payment of the interest then due on that series of transition bonds,

6.	payment of the principal then required to be paid on that series of transition bonds at final maturity or upon acceleration upon an event of default,

7.	payment of the principal then scheduled to be paid on that series of transition bonds, including any previously unpaid scheduled principal,

8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to that series of transition bonds, including all remaining indemnity amounts owed to the trustee,

9.	replenishment of any amounts drawn from the capital subaccount for that series of transition bonds, including investment earnings in the capital subaccount for that series of transition bonds to the extent used for allocations and payments contemplated by clauses 1 through 8,

10.	so long as no event of default has occurred and is continuing, release the investment earnings in the capital subaccount for that series of transition bonds to us,

11.	allocation of the remainder, if any, to the excess funds subaccount for that series of transition bonds, and

12.	after that series of transition bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds account for that series of transition bonds, to us free and clear of the lien of the indenture.

The amount of the servicer’s fee referred to in clause 2 above and the amount of the administration fee referred to in clause 3 will be described in the prospectus supplement for the related series of the transition bonds. The priority of distributions for the collected transition charges, as well as available amounts in the subaccounts, are described in more detail under “The Transition Bonds—How Funds in the Collection Account Will Be Allocated,” as well as in the prospectus supplement for each series of the transition bonds.

Credit Enhancement

Credit enhancement for the transition bonds will be as follows:

•

The PUCT will approve adjustments to the transition charges, but only upon petition of the servicer, to make up for any shortfall or reduce any excess in collected transition charges. We sometimes refer to these adjustments as the “true-up adjustments” or the “statutory true-up mechanism.” These adjustments will be made at least annually, and semi-annually if necessary to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups.”

•

Collection Account—Under the indenture, the trustee will hold a collection account for each series of transition bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

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the general subaccount—the trustee will deposit into the general subaccount all transition charge collections remitted to it by the servicer with respect to that series of transition bonds and investment earnings on amounts in the general subaccount,

•

the capital subaccount—CenterPoint Houston will deposit an amount specified in the prospectus supplement into the capital subaccount for that series of transition bonds on the date of issuance of such series of transition bonds, and

•

the excess funds subaccount—any excess amount of collected transition charges for that series of transition bonds and investment earnings on amounts in the excess funds subaccount will be held in the excess funds subaccount.

Each of these subaccounts for each series of transition bonds will be available to make payments on the transition bonds of such series on each payment date.

Retail electric providers in CenterPoint Houston’s service territory that do not maintain a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, are required to provide a cash deposit of two months’ maximum expected transition charge collections, an affiliate guarantee, surety bond or letter of credit from an entity with such a credit rating providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations or a combination of any of the foregoing. If a retail electric provider defaults in making a payment of transition charges to the servicer and does not remedy the default within a 10 calendar-day grace period, amounts on deposit or available from other credit support (up to an amount of the lesser of the payment default of the retail electric provider or the amount of the deposit or other credit support amount) will be used to make payments in respect of transition bonds of the related series. Please also read “Retail Electric Providers—Rating, Deposit and Related Requirements” and “—Remedies Upon Default.”

Credit enhancement for a series of transition bonds is intended to protect you against losses or delays in scheduled payments on such series of transition bonds.

Master Trust Structure; Issuance of Additional Series

The indenture has been structured as the functional equivalent, in certain respects, of a master trust in that we may, subject to the terms of the financing order or any subsequent financing order but without your prior review or approval, acquire additional transition property and issue one or more additional series of transition bonds which are backed by such transition property, all of which transition bonds will be paid through collections of additional transition charges from the same group of retail electric customers and associated retail electric providers. In addition, CenterPoint Houston may also sell transition property to one or more entities other than us in connection with the issuance of a new series of transition bonds without your prior review or approval. A new series of transition bonds will be issued, only if, among other conditions, the aggregate amount of the transition bonds outstanding does not exceed the amounts approved under all applicable financing orders and the rating agency condition (described in the applicable series supplement) has been satisfied. Please read “The Transition Bonds—The Transition Bonds May Be Issued in Various Series or Tranches.” In certain respects this structure differs from “master trust” structures that may be used in connection with other securities issued by other issuers. In particular, each series of transition bonds will be secured by its own transition property, which will include the right to impose, collect and receive transition charges calculated in respect of that series, and the right to impose interim and annual true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which collections of the transition charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of transition bonds. The collateral for each series of transition bonds will be separate from the collateral for any other series, and holders of one series of transition bonds will have no recourse to collateral for a different series. Accordingly, no series will be subordinated to any other series except that any tranche of a particular series may be subordinated to other tranches of such series if and to the extent set forth in the applicable prospectus supplement. In the event that more than one series of transition bonds is issued, the administration fees, independent manager fees and other operating expenses payable by us on any payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding amounts of each series. Please read “The Transition Bonds—The Security for the Transition Bonds”, “—The Collection Account for the Transition Bonds” and “—How Funds in the Collection Account Will Be Allocated.”

Allocations as Between Series

Although each series will have its own transition property, transition charges relating to each series will be collected from the same retail electric providers. In the event a retail electric provider does not pay in full all amounts owed under any bill including transition charges, the amount remitted shall first be allocated ratably among the transition charges relating to the transition bonds and other fees and charges (including transition charges relating to other transition bonds, delivery charges, nuclear decommissioning charges and other fees and charges) other than late fees, and second, any remaining portion of the remittance shall be attributed to late fees. Please read “The Transition Bonds—Allocations as Between Series” and “The Servicing Agreements—Servicing Procedures—Remittances to the Trustee.”

State Pledge

The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the Restructuring Act, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds, have been paid and performed in full. The transition bonds are not a debt or an obligation of the State of Texas, the PUCT or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality.

Optional Redemption

We may not voluntarily redeem any series of transition bonds or any tranche thereof.

Payment and Record Dates

The payment and record dates for each series of transition bonds will be specified in the related prospectus supplement.

Scheduled Final Payment Dates and Final Maturity Dates

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the transition bonds of any tranche or series by the scheduled final payment date will not result in a default with respect to that tranche or series. The failure to pay the entire outstanding principal balance of the transition bonds of any tranche or series will result in a default only if such payment has not been made by the final maturity date for the tranche or series. We will specify the scheduled final payment date and the final maturity date of each series and tranche of transition bonds in the related prospectus supplement.

Ratings for the Transition Bonds

It will be a condition of issuance for each series of transition bonds that the series be rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. and “AAA” by Fitch, Inc. Please read “Ratings for the Transition Bonds” in this prospectus.

Reports to Transition Bondholders

Pursuant to the indenture, the trustee will provide to the holders of record of the transition bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the related series of transition bonds. Unless and until the transition bonds of a series are issued in definitive certificated form, the reports for such series will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the transition bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read “The Transition Bonds— The Trustee Must Provide an Annual Report to All Transition Bondholders.”

Servicing Compensation

We will pay the servicer on each payment date the servicing fee with respect to all series of the transition bonds. As long as CenterPoint Houston or any affiliated entity acts as servicer, this fee will be 0.05% of the initial principal balance of the transition bonds on an annualized basis. If a successor servicer is appointed, the servicing fee will be negotiated by the successor servicer and the trustee, but will not, unless the PUCT consents, exceed 0.60% of the initial principal balance of the transition bonds on an annualized basis. In no event will the trustee be liable for any servicing fee in its individual capacity.

Federal Income Tax Status

In the opinion of Baker Botts L.L.P., counsel to us and CenterPoint Houston, for United States federal income tax purposes, we will not be considered an entity separate from CenterPoint Energy and the transition bonds will constitute debt of CenterPoint Energy. This opinion is based upon guidance from the Internal Revenue Service and certain representations that we have made to tax counsel. If you purchase a transition bond, you agree to treat it as debt of CenterPoint Energy for United States federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences for the Transition Bondholders.”

ERISA Considerations

Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by purchasing the transition bonds, each investor purchasing on behalf of a pension plan, or other investor subject to ERISA, will be deemed to certify that the purchase and subsequent holding of the transition bonds would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, please read “ERISA Considerations.”

RI SK FACTORS

Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below and the statements in “Cautionary Statement Regarding Forward-Looking Information,” before deciding whether to invest in the transition bonds.

You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited.

The only source of funds for payment of a series of transition bonds will be our assets relating to such series, which consist of the transition property securing that series of transition bonds, including:

•	the right to impose, collect and receive related transition charges;

•	the funds on deposit in the accounts held by the trustee;

•	our rights under various contracts we describe in this prospectus; and

•	any credit enhancement as set forth in the related prospectus supplement.

The transition bonds are not a charge on the full faith and credit or taxing power of the State of Texas or any governmental agency or instrumentality, nor will the transition bonds be insured or guaranteed by CenterPoint Houston, including in its capacity as the servicer, or by its ultimate parent, CenterPoint Energy, any of its affiliates (other than us), the trustee or by any other person or entity. Thus, you must rely for payment of a series of transition bonds solely upon collections of the transition charges relating to such series, funds on deposit in the related accounts held by the trustee relating to such series and any other credit enhancement relating to such series described in the prospectus supplement. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read “CenterPoint Energy Transition Bond Company III, LLC, The Issuing Entity” in this prospectus.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions

We are not obligated to indemnify you for changes in law.

Neither we nor CenterPoint Houston will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Restructuring Act, that may affect the value of your transition bonds. CenterPoint Houston will agree in each sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Restructuring Act that would be materially adverse to us, the trustee or transition bondholders. Please read “The Sale Agreements—CenterPoint Houston’s Covenants” in this prospectus. However, we cannot assure you that CenterPoint Houston would be able to take this action or that any such action would be successful.

Future judicial action could reduce the value of your investment in the transition bonds.

The transition property is the creation of the Restructuring Act and one or more financing orders that have been or may be issued by the PUCT to CenterPoint Houston. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. Because the transition property is a creation of the Restructuring Act, any judicial determination affecting the validity of or interpreting the Restructuring Act, the transition property or our ability to make payments on the transition bonds might have an adverse effect on the transition bonds. In June of 2001, the Supreme Court of the State of Texas upheld the constitutionality of certain securitization provisions of the Restructuring Act. Notwithstanding that decision, a federal or state court could be asked in the future to determine whether the relevant provisions of the Restructuring Act are unlawful or invalid. If the Restructuring Act is invalidated, the financing order authorizing us to issue these securities might also be invalidated.

Other states have passed electric utility deregulation laws similar to the Restructuring Act, and some of these laws have been challenged by judicial actions. To date, none of these challenges has succeeded, but future judicial challenges might be made. An unfavorable decision regarding another state’s law would not automatically invalidate the Restructuring Act or the financing order, but it might provoke a challenge to the Restructuring Act, establish a legal precedent for a successful challenge to the Restructuring Act or heighten awareness of the political and other risks of the transition bonds, and in that way may limit the liquidity and value of the transition bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the transition bonds.

The federal government might preempt the Restructuring Act without full compensation.

In the past, bills have been introduced in Congress that would prohibit the recovery of all or some types of stranded costs, but none of those bills was enacted. Congress could, however, pass a law or adopt a rule or regulation negating the existence of or reducing the value of the transition property.

If federal legislation preempting the Restructuring Act or the financing order is enacted, there is no assurance that the courts would consider it a “taking” under the United States Constitution for which the government would be required to pay just compensation or, if it is considered a “taking,” that any amount provided as compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay these amounts on a timely basis.

Future state legislative action could reduce the value of your investment in the transition bonds.

Despite its pledge in the Restructuring Act not to take or permit certain actions that would impair the value of the transition property or the transition charges, the Texas legislature might attempt to repeal or amend the Restructuring Act in a manner that limits or alters the transition property so as to reduce its value. For a description of the State’s pledge, please read “The Restructuring Act—CenterPoint Houston and Other Utilities May Securitize Qualified Costs” in this prospectus. It might be possible for the Texas legislature to repeal or amend the Restructuring Act notwithstanding the State’s pledge if the legislature acts in order to serve a significant and legitimate public purpose. Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the transition bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the transition bonds.

If an action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges were considered a “taking” under the United States or Texas Constitutions, the State of Texas might be obligated to pay compensation for the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the transition bonds or to offset interest lost pending such recovery.

Unlike the citizens of some other states, the citizens of the State of Texas currently do not have the constitutional right to adopt or revise state laws by initiative or referendum. Thus, absent an amendment of the Texas Constitution, the Restructuring Act cannot be amended or repealed by direct action of the electorate of the State of Texas.

The enforcement of any rights against the State of Texas or the PUCT under the State’s pledge may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against state and local governmental entities in Texas. These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State of Texas or the PUCT may be sued.

The PUCT might take actions that could reduce the value of your investment in the transition bonds.

The Restructuring Act provides that a financing order is irrevocable and that the PUCT may not directly or indirectly, by any subsequent action, rescind or amend a financing order or reduce or impair the transition charges authorized under a financing order, except for the true-up adjustments to the transition charges. However, the PUCT retains the power to adopt, revise or rescind rules or regulations affecting CenterPoint Houston. The PUCT also retains the power to interpret the financing order granted to CenterPoint Houston, and in that capacity might be called upon to rule on the meanings of provisions of the order that might need further elaboration. Any new or amended regulations or orders from the PUCT might affect the ability of the servicer to collect the transition charges in full and on a timely basis, the rating of the transition bonds or their price and, accordingly, the amortization of the transition bonds and their weighted average lives.

The servicer is required to file with the PUCT, on our behalf, certain adjustments of the transition charges. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups” and “—Adjustments to Allocation of Transition Charges” in this prospectus. True-up adjustment procedures have been challenged in the past and may be challenged in the future. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the transition bonds. Also, any litigation might materially delay transition charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the transition bonds.

Servicing Risks

Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the transition bonds.

The transition charges are generally assessed based on forecasted customer usage. The amount and the rate of transition charge collections will depend in part on actual electricity usage and the amount of collections and write-offs for each customer class. If the servicer inaccurately forecasts electricity consumption or uses inaccurate customer delinquency or charge-off data when setting or adjusting the transition charges, there could be a shortfall or material delay in transition charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the transition bonds. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups” and “—Adjustments to Allocation of Transition Charges” in this prospectus.

In the past, the servicer, in connection with setting Transition Bond Company I’s and Transition Bond Company II’s transition charges, has experienced difficulties from time to time in making accurate forecasts of electricity consumption because of unexpected weather conditions. Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions being worse than expected, causing retail electric customers to migrate from CenterPoint Houston’s service territory or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane, or an act of terrorism or other catastrophic event; unanticipated changes in the market structure of the electric industry; customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency; or customers switching to alternative sources of energy, including self-generation of electric power.

The servicer’s use of inaccurate delinquency or charge-off rates might result also from, among other things, unexpected deterioration of the economy or the occurrence of a natural disaster, an act of terrorism or other catastrophic event or the unanticipated declaration of a moratorium on terminating electric service to customers in the event of extreme weather, any of which would cause greater delinquencies or charge-offs than expected or force CenterPoint Houston or any retail electric providers to grant additional payment relief to more customers, or any other unanticipated change in law that makes it more difficult for CenterPoint Houston or retail electric providers to terminate service to nonpaying customers or that requires CenterPoint Houston or retail electric providers to apply more lenient credit standards in accepting retail electric customers.

Your investment in the transition bonds depends on CenterPoint Houston or its successor or assignee, acting as servicer of the transition property.

CenterPoint Houston, as servicer, will be responsible for, among other things, calculating, billing and collecting the transition charges from retail electric providers, submitting requests to the PUCT to adjust these charges, monitoring the collateral for a series of transition bonds and taking certain actions in the event of non-payment by a retail electric provider. The trustee’s receipt of collections in respect of the transition charges, which will be used to make payments on the related series of transition bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems the State of Texas and servicer have in place for transition charge billings and collections might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. CenterPoint Houston, as servicer of the transition charges of Transition Bond Company I, experienced some difficulties in 2002 in implementing and maintaining the systems and procedures required to perform the duties required of it by the servicing agreements relating to Transition Bond Company I. If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the transition charges might be delayed or reduced. In that event, our payments on the transition bonds might be delayed or reduced.

If we have to replace CenterPoint Houston as the servicer, we may experience difficulties finding and using a replacement servicer.

If CenterPoint Houston ceases to service the transition property related to a series of transition bonds, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than CenterPoint Houston and might experience difficulties in collecting transition charges and determining appropriate adjustments to the transition charges and billing and/or payment arrangements may change, resulting in delays or disruptions in collections. A successor servicer might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to CenterPoint Houston as servicer. In the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the bankruptcy code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment. Please read “The Servicing Agreements” in this prospectus.

It might be difficult to collect transition charges from retail electric providers.

As required by the Restructuring Act, retail electric customers will pay the transition charges to retail electric providers who supply them with electric power. The retail electric providers will be obligated to remit payments of the transition charges, less a specified percentage allowance for charge-offs of delinquent customer accounts, within 35 days of billing from the servicer, even if they do not collect the transition charges from retail electric customers. Please read “Retail Electric Providers” in this prospectus. Because the retail electric providers will bill most retail electric customers for the transition charges, we will have to rely on a relatively small number of entities for the collection of the bulk of the transition charges. As of September 30, 2007, CenterPoint Houston did business with approximately 70 retail electric providers. Reliant Energy, through its subsidiaries, is CenterPoint Houston’s largest customer, accounting for approximately 52% of CenterPoint Houston’s outstanding receivables from retail electric providers as of September 30, 2007.

Failure by the retail electric providers to remit transition charges to the servicer might cause delays in payments on the transition bonds and adversely affect your investment in the transition bonds. The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to forward transition charge collections.

Adjustments to the transition charges and any credit support provided by a retail electric provider, while available to compensate for a failure by a retail electric provider to pay the transition charges to the servicer, might not be sufficient to protect the value of your investment in the transition bonds. Please read “CenterPoint Houston’s Financing Order—Statutory True-ups” in this prospectus.

The Restructuring Act provides for one or more retail electric providers in each area to be designated the “provider of last resort” for that area or a specified customer classes. The provider of last resort is required to offer basic electric service to retail electric customers in its designated area, regardless of the creditworthiness of the customer. The provider of last resort might face greater difficulty in bill collection than other retail electric providers and therefore the servicer may face greater difficulty in collecting transition charges from the provider of last resort.

Retail electric providers may issue a single bill to individual retail customers that includes all charges related to the purchase of electricity, without separately itemizing the transition charge component of the bill. A retail electric provider’s use of a consolidated bill might increase the risk that customers who have claims against the retail electric provider will attempt to offset those claims against transition charges or increase the risk that, in the event of a bankruptcy of a retail electric provider, a bankruptcy court would find that the retail electric provider has an interest in the transition property and would make it more difficult to terminate the services of a bankrupt retail electric provider or collect transition charges from its customers.

Competitive metering services might result in unexpected problems in receiving accurate metering data.

Under the Restructuring Act, commercial and industrial retail customers that are required by ERCOT to have an interval data recorder meter may choose to own the settlement and billing meters that are used to measure electric energy delivered to their location or to have those meters owned by a retail electric provider, the transmission and distribution utility or another person authorized by the customer. As of September 30, 2007, CenterPoint Houston continued to provide metering services related to the installation and removal of meters, meter testing and calibration, data collection and data management. Should the PUCT allow third parties to perform those metering services in CenterPoint Houston’s service territory, there might be problems converting to the third party’s metering system, taking accurate meter readings and collecting and processing accurate metering data. Inaccurate metering data might lead to inaccuracies in the calculation and imposition of transition charges and might give rise to disputes between the servicer and retail electric providers regarding payments and payment shortfalls resulting in missing or delayed payments of principal and interest and lengthened weighted average life of the transition bonds.

Changes to billing and collection practices might reduce the value of your investment in the transition bonds.

The financing order specifies the methodology for determining the amount of the transition charges we may impose. The servicer may not change this methodology without approval from the PUCT. However, the servicer may set its own billing and collection arrangements with retail electric providers and retail electric customers, if any, from whom it collects transition charges directly, provided that these arrangements comply with the PUCT’s customer safeguards. For example, to recover part of an outstanding bill, the servicer may agree to extend a retail electric provider’s payment schedule or to write off the remaining portion of the bill, including the transition charges. Also, the servicer may change billing and collection practices, which might adversely impact the timing and amount of retail electric customer payments and might reduce transition charge collections, thereby limiting our ability to make scheduled payments on the transition bonds. Separately, the PUCT might require changes to these practices. Any changes in billing and collection practices regulations might make it more difficult for the servicer to collect the transition charges and adversely affect the value of your investment in the transition bonds. Please read “The Seller, Initial Servicer and Sponsor of the Transition Property—How CenterPoint Houston Forecasts the Number of Retail Electric Customers and the Amount of Electricity Usage” in this prospectus.

Limits on rights to terminate service might make it more difficult to collect the transition charges.

The financing order expressly provides that we may authorize the servicer to disconnect service for nonpayment of transition charges to the same extent as an electric utility. Moreover, if the servicer is billing customers for transition charges, the servicer may terminate transmission and distribution service to the customer for non-payment of transition charges pursuant to the applicable rules of the PUCT. Nonetheless, Texas statutory requirements and the rules and regulations of the PUCT, which may change from time to time, regulate and control the right to disconnect service. For example, retail electric providers generally may not terminate service to a customer (1) on a holiday or weekend day or the day immediately preceding a holiday or weekend, (2) during certain extreme weather conditions, (3) if such disconnection would cause a person to become seriously ill or more seriously ill, (4) if such customer is an energy assistance client under certain circumstances or (5) if the customer is a master-metered apartment complex unless certain notices are given. To the extent these retail electric customers do not pay for their electric service, retail electric providers will not be able to collect transition charges from these retail electric customers. Although retail electric providers will have to pay the servicer the transition charges on behalf of those customers (subject to any charge-off allowance and reconciliation rights), required service to non-paying customers could affect the ability of retail electric providers to make such payment.

Future adjustments to transition charges by customer class might result in insufficient collections.

The customers who pay transition charges are divided into customer classes. Transition charges for each series of transition bonds will be allocated among customer classes and assessed in accordance with the formula required under the Restructuring Act and specified in the financing order relating to such series. A shortfall in collections of transition charges in one customer class may be corrected by making adjustments to the transition charges payable by that customer class and any other customer class. If enough customers in a class fail to pay transition charges or cease to be customers, the servicer might have to substantially increase the transition charges for the remaining customers in that customer class and for other customer classes. This effect might be more extreme in the case of the large industrial and the interruptible customer classes, which consist of a small number of large customers. These increases could lead to further unanticipated failures by the remaining customers to pay transition charges, thereby increasing the risk of a shortfall in funds to pay the transition bonds.

Risks Associated with the Unusual Nature of the Transition Property

We will not receive transition charges for any series of transition bonds in respect of electric service provided more than 15 years from the date of issuance of that series of transition bonds.

CenterPoint Houston will not be entitled to charge transition charges for any series of transition bonds for electricity delivered after the fifteenth anniversary of the issuance of that series of transition bonds. If transition charges collected for electricity delivered through the fifteenth anniversary of a series of transition bonds, or from any credit enhancement funds, are not sufficient to repay that series of the transition bonds in full, no other funds will be available to pay the unpaid balance due on that series of the transition bonds.

Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect.

Under the Restructuring Act and the indenture, the trustee or the transition bondholders have the right to foreclose or otherwise enforce the lien on the transition property securing a series of transition bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the transition property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of such series of transition bonds will be due and payable upon acceleration of such series of transition bonds before maturity, transition charges relating to such series may not be accelerated and the nature of our business will result in principal of such series of transition bonds being paid as funds become available. If there is an acceleration of a series of transition bonds, all tranches of such series of transition bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer

For a detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

The servicer will commingle the transition charges with other revenues it collects, which might obstruct access to the transition charges in case of the servicer’s bankruptcy and reduce the value of your investment in the transition bonds.

The servicer will be required to remit collections to the trustee within two business days of receipt. The servicer will not segregate the transition charges from the other funds it collects from retail electric customers or retail electric providers or its general funds. The transition charges will be segregated only when the servicer pays them to the trustee.

Despite this requirement, the servicer might fail to pay the full amount of the transition charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of transition charge collections available to make payments on the transition bonds.

The Restructuring Act provides that our rights to the transition property are not affected by the commingling of these funds with any other funds of the servicer. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law does not recognize our right to collections of the transition charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the transition charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your transition bonds and could materially reduce the value of your investment in the transition bonds, particularly if it occurred in the fifteenth year of the transition bonds after the completion of which no transition charges can be charged. Please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

The bankruptcy of CenterPoint Houston or any successor seller might result in losses or delays in payments on the transition bonds.

The Restructuring Act and the financing order provide that as a matter of Texas state law:

•	the rights and interests of a selling utility under a financing order, including the right to impose, collect and receive transition charges, are contract rights of the seller,

•	the seller may make a present transfer of its rights under a financing order, including the right to impose, collect and receive future transition charges that retail customers do not yet owe,

•

upon the transfer to us, the rights will become transition property, and transition property constitutes a present property right, even though the imposition and collection of transition charges depend on further acts that have not yet occurred, and

•

a transfer of the transition property from the seller, or its affiliate, to us that expressly states the transfer is a sale or other absolute transfer is a true sale of the transition property, not a pledge of the transition property to secure a financing by the seller.

Please read “The Restructuring Act” in this prospectus. These provisions are important to maintaining payments on a series of transition bonds in accordance with their terms during any bankruptcy of CenterPoint Houston. In addition, the transaction has been structured with the objective of keeping us legally separate from CenterPoint Houston and its affiliates in the event of a bankruptcy of CenterPoint Houston or any such affiliates.

A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a CenterPoint Houston bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the transition bonds might be similar to the treatment you would receive in a CenterPoint Houston bankruptcy if the transition bonds had been issued directly by CenterPoint Houston. A decision by the bankruptcy court that, despite our separateness from CenterPoint Houston, our assets and liabilities and those of CenterPoint Houston should be consolidated would have a similar effect on you as a bondholder.

We have taken steps together with CenterPoint Houston, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of CenterPoint Houston or an affiliate. Nonetheless, these steps might not be completely effective, and thus if CenterPoint Houston or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of CenterPoint Houston or an affiliate of the seller. This might cause material delays in payment of, or losses on, your transition bonds and might materially reduce the value of your investment in the transition bonds. For example:

•

without permission from the bankruptcy court, the trustee might be prevented from taking actions against CenterPoint Houston or recovering or using funds on your behalf or replacing CenterPoint Houston as the servicer,

•	the bankruptcy court might order the trustee to exchange the transition property for other property, of lower value,

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tax or other government liens on CenterPoint Houston’s property might have priority over the trustee’s lien and might be paid from collected transition charges before payments on the related series of transition bonds,

•

the trustee’s lien might not be properly perfected in the collected transition property collections prior to or as of the date of CenterPoint Houston’s bankruptcy, with the result that the transition bonds would represent only general unsecured claims against CenterPoint Houston,

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the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to transition charges in respect of electricity consumed after the commencement of CenterPoint Houston’s bankruptcy case, with the result that the related series of transition bonds would represent only general unsecured claims against CenterPoint Houston,

•

we and CenterPoint Houston might be relieved of any obligation to make any payments on the transition bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

•	CenterPoint Houston might be able to alter the terms of each series of transition bonds as part of its plan of reorganization,

•	the bankruptcy court might rule that the transition charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

•

the bankruptcy court might rule that the remedy provisions of the applicable sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against CenterPoint Houston that may be difficult to prove or, if proven, to collect in full.

Furthermore, if CenterPoint Houston enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the transition bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the transition bonds and on the value of the transition bonds.

The sale of the transition property might be construed as a financing and not a sale in a case of CenterPoint Houston’s bankruptcy which might delay or limit payments on the transition bonds.

The Restructuring Act provides that the characterization of a transfer of transition property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and CenterPoint Houston will treat the transaction as a sale under applicable law, although for financial reporting and state income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of CenterPoint Houston, a party in interest in the bankruptcy might assert that the sale of the transition property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of CenterPoint Houston in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against CenterPoint Houston. Please read”—The servicer will commingle the transition charges with other revenues it collects, which might obstruct access to the transition charges in case of the servicer’s bankruptcy and reduce the value of your investment in the transition bonds” above. Even if we had a security interest in the transition property, we would not likely have access to the related transition charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of a series of transition bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the related transition charge collections and therefore the amount and timing of funds available to us to pay transition bondholders.

If the servicer enters bankruptcy proceedings, the collections of the transition charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the transition bonds.

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement or intercreditor agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that transition charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer may be considered an “insider” with any retail electric provider that is affiliated with us or the servicer. If the servicer or we are considered to be an “insider” of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future transition charges would be increased through the statutory true-up mechanism to recover such amount.

Claims against CenterPoint Houston or any successor seller might be limited in the event of a bankruptcy of the seller.

If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

The bankruptcy of CenterPoint Houston or any successor seller might limit the remedies available to the trustee.

Upon an event of default for a series of transition bonds under the indenture, the Restructuring Act permits the trustee to enforce the security interest in the related transition property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the PUCT or a Travis County, Texas district court to order the sequestration and payment to bondholders of such series of all revenues arising with respect to the related transition property. There can be no assurance, however, that the PUCT or the Travis County, Texas district court would issue this order after a CenterPoint Houston bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Texas court, and an order requiring an accounting and segregation of the revenues arising from the transition property. There can be no assurance that a court would grant either order.

Risks Associated with Potential Bankruptcy Proceedings of Retail Electric Providers

Retail electric providers may commingle the transition charges with other revenues they collect. This may cause losses on or reduce the value of your investment in the transition bonds in the event a retail electric provider enters bankruptcy proceedings.

A retail electric provider is not required to segregate from its general funds the transition charges it collects, either on a series basis or otherwise, but will be required to remit to the servicer amounts billed to it for transition charges, less an amount relating to expected customer charge-offs, within 35 days of the billing by the servicer. A retail electric provider nevertheless might fail to remit the full amount of the transition charges owed to the servicer or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of transition charge collections available on the next payment date to make timely payments on one or more series of the transition bonds.

The Restructuring Act provides that our rights to the transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a retail electric provider as of the date of bankruptcy. If so, the collections of the transition charges held by a retail electric provider as of the date of bankruptcy would not be available to pay amounts owing on the related series of transition bonds. In this case, we would have only a general unsecured claim against the retail electric provider for those amounts. This decision might cause material delays in payments of principal or interest or losses on your transition bonds and could materially reduce the value of your investment in the transition bonds, particularly if it occurred in the fifteenth year of the transition bonds after the completion of which no transition charges can be charged. Please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

If a retail electric provider enters bankruptcy proceedings, any cash deposit of the retail electric provider held by the trustee might not be available to cover amounts owed by the retail electric provider.

If a retail electric provider does not have the credit rating required by the financing order, it may nevertheless qualify to act as a retail electric provider if, among other alternatives, it provides a cash deposit equal to two months’ maximum expected transition charge collections. Please read “Retail Electric Providers” in this prospectus. That cash deposit will be held by the trustee under the indenture. However, it is unclear whether the Restructuring Act creates a lien on the cash deposit in favor of the trustee. If the retail electric provider becomes bankrupt, the trustee would be stayed from applying that cash deposit to cover amounts owed by the retail electric provider, and the trustee might be required to return that cash deposit to the retail electric provider’s bankruptcy estate if the bankruptcy court determines there is no valid right of set-off or recoupment. In that case, the issuing entity might only have an unsecured claim for any amounts owed by the retail electric provider in the retail electric provider’s bankruptcy proceedings. Three retail electric providers with which CenterPoint Houston has done business have filed for bankruptcy. CenterPoint Houston, as servicer under the transition bonds issued by Transition Bond Company I and Transition Bond Company II, was able to recover the full amount or a substantial majority of the transition charges relating to those transition bonds from cash deposits or a combination of cash deposits and payments from these retail electric providers, but there is no assurance that CenterPoint Houston will be able to recover such amounts from any bankrupt retail electric providers in the future. For additional information regarding the bankruptcies of these retail electric providers, please read “The Seller, Initial Servicer and Sponsor of the Transition Property—Customer Classes—Relationship With Retail Electric Providers.”

If a retail electric provider enters bankruptcy proceedings, transition charge payments made by that retail electric provider to the servicer might constitute preferences, and the servicer may be required to return such funds to the bankruptcy estate of the retail electric provider.

In the event of a bankruptcy of a retail electric provider, a party in interest might take the position that the remittance of funds by the retail electric provider to the servicer, pursuant to the financing order, prior to bankruptcy constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes preferences, any remittance of such funds made within 90 days of the filing of the bankruptcy petition might be avoidable, and the funds might be required to be returned to the bankruptcy estate of the retail electric provider by us or the servicer. To the extent that transition charges have been commingled with the general funds of the retail electric provider, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer might be considered an “insider” with any retail electric provider that is affiliated with us or the servicer. If the servicer or we are considered to be an “insider” of the retail electric provider, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the servicer would merely be an unsecured creditor of the retail electric provider. If any funds were required to be returned to the bankruptcy estate of the retail electric provider, we would expect that the amount of any future transition charges would be increased through the statutory true-up mechanism to recover the amount returned.

Furthermore, the mere fact of a retail electric provider bankruptcy proceeding could have an adverse effect on the resale market for the transition bonds and on the value of the transition bonds. Please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

Other Risks Associated with an Investment in Transition Bonds

CenterPoint Houston’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the transition bonds.

CenterPoint Houston is obligated under each sale agreement to indemnify us and the trustee, for itself and on behalf of the transition bondholders, only in specified circumstances and will not be obligated to repurchase any transition property in the event of a breach of any of its representations, warranties or covenants regarding the transition property. Similarly, CenterPoint Houston is obligated under each servicing agreement to indemnify us, the trustee, for itself and on behalf of the transition bondholders, and the PUCT only in specified circumstances. Please read “The Sale Agreements” and “The Servicing Agreements” in this prospectus.

Neither the trustee nor the transition bondholders will have the right to accelerate payments on a series of transition bonds as a result of a breach under the related sale agreement or servicing agreement, absent an event of default under the indenture relating to such series of transition bonds as described in “The Transition Bonds—What Constitutes an Event of Default on the Transition Bonds.” Furthermore, CenterPoint Houston might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by CenterPoint Houston might not be sufficient for you to recover all of your investment in the transition bonds. In addition, if CenterPoint Houston becomes obligated to indemnify transition bondholders, the ratings on the transition bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that transition bondholders will be unsecured creditors of CenterPoint Houston with respect to any of these indemnification amounts.

CenterPoint Houston’s ratings might affect the market value of the transition bonds.

A downgrading of the credit ratings on the debt of CenterPoint Houston might have an adverse effect on the market value of your transition bonds.

Alternatives to purchasing electricity through CenterPoint Houston’s distribution facilities may be more widely utilized by retail electric customers in the future.

Broader use of distributed generation by retail electric customers may result from customers’ changing perceptions of the merits of utilizing existing generation technology or from technological developments resulting in smaller-scale, more fuel efficient, more environmentally friendly and/or more cost effective distributed generation. Electric customers within CenterPoint Houston’s service territory whose load is served by an on-site power production facility with a rated capacity of 10 megawatts or less are not required to pay transition charges under the Restructuring Act except for transition charges associated with services actually provided by the transmission and distribution utility. Therefore, more widespread use of distributed generation might allow greater numbers of retail customers to reduce or eliminate their payment of transition charges causing transition charges to remaining customers to increase.

The absence of a secondary market for a series of transition bonds might limit your ability to resell your transition bonds of such series.

The underwriters for a series of transition bonds might assist in resales of the transition bonds of such series, but they are not required to do so. A secondary market for a series of transition bonds might not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your transition bonds of such series. Please read “Plan of Distribution for the Transition Bonds” in this prospectus.

You might receive principal payments for a series of transition bonds later than you expect.

The amount and the rate of collection of the transition charges for a series of transition bonds, together with the related transition charge adjustments, will generally determine whether there is a delay in the scheduled repayments of transition bond principal for such series. If the servicer collects the transition charges at a slower rate than expected from any retail electric provider, it might have to request adjustments of the transition charges. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in such series of transition bonds. Please read “The Transition Bonds” in this prospectus.

We may issue additional series of transition bonds.

We may issue one or more additional series of transition bonds under the financing order or under a subsequent financing order, and CenterPoint Houston may also sell transition property to one or more entities other than us in connection with the issuance of a new series of transition bonds, in any such case without your prior review or approval. Any new series may include terms and provisions that would be unique to that particular series. We may not issue additional transition bonds if the issuance would result in the credit ratings on any outstanding series of transition bonds being reduced or withdrawn. In the event a retail electric provider does not pay in full all amounts owed under any bill including transition charges, the amount remitted shall first be allocated ratably among the transition charges relating to the transition bonds and other fees and charges (including transition charges relating to other transition bonds, delivery charges, nuclear decommissioning charges and other fees and charges) other than late fees, and second, any remaining portion of the remittance shall be attributed to late fees. We cannot assure you that a new series would not cause reductions or delays in payments on your transition bonds. In addition, some matters relating to the transition bonds issued by us require the vote of the holders of all series and classes of transition bonds issued by us. Your interests in these votes may conflict with the interests of the beneficial owners of transition bonds of another series or of another class. Thus, these votes could result in an outcome that is materially unfavorable to you.

THE RESTRUCTURING ACT

The Restructuring Act’s General Effect on the Electric Utility Industry in Texas

An Overview of the Restructuring Act. The Restructuring Act was enacted by the Texas legislature in June 1999 and became effective on September 1, 1999 and was last amended in June 2007. The Restructuring Act substantially amended the regulatory structure governing electric utilities in Texas in order to transition to a competitive electric market, thereby creating stranded investment and other balances for electric utilities within the State of Texas. The Restructuring Act, among other things,

•	authorized competition in the retail electric market and the electricity generation market for electricity beginning in January 2002, and in some instances sooner,

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required a rate freeze for all retail electric customers until January 2002, and access to certain reduced rates for residential and small commercial retail electric customers through the so-called “price to beat” mechanism for up to five years thereafter,

•	permits electric utilities to recover all true-up balances through the issuance of transition bonds pursuant to and supported by an irrevocable financing order issued by the PUCT,

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permits the PUCT to impose an irrevocable nonbypassable transition charge on all retail electric customers within a utility’s certificated service territory as it existed on May 1, 1999, for payment of transition bonds, and

•	provided for a proceeding in 2004 to determine the recoverable stranded cost and other true-up balances.

Unbundling. Each electric utility was required to separate its customer-related energy services activities that are otherwise already widely available in the competitive market from its regulated activities by September 1, 2000. By January 1, 2002, each electric utility was required to separate its business into the following units:

•	a power generation company,

•	a retail electric provider, and

•	a transmission and distribution utility or separate transmission and distribution utilities.

A power generation company generates electricity that is intended to be sold at wholesale. In general, a power generation company may not own a transmission or distribution facility and may not have a certificated service territory. A retail electric provider sells electric energy to retail electric customers. A retail electric provider may not own or operate generation assets. A transmission and distribution utility owns or operates facilities to transmit or distribute electricity. Pursuant to the unbundling provisions of the Restructuring Act, the terms of a business separation plan approved by the PUCT and separation agreements among the companies, the integrated electric utility business of the integrated utility that was a predecessor of CenterPoint Houston was split among three separate companies. Texas Genco, LP was, until December 2004, the power generation company which owned and operated the electric generation assets formerly owned by the integrated utility and sold electricity in wholesale transactions. CenterPoint Houston is a transmission and distribution utility that now owns and operates the transmission and distribution facilities used to transmit and distribute electricity. Reliant Energy Retail Services, LLC and Reliant Energy Solutions, LLC are the retail electric providers that succeeded to the retail customers which, prior to January 2002, had been served by the integrated utility. CenterPoint Houston is a wholly owned indirect subsidiary of CenterPoint Energy. In December 2004 and April 2005, all of Texas Genco, LP’s generation assets were sold to third parties in a two-step transaction. Reliant Energy Retail Services and Reliant Energy Solutions are wholly owned subsidiaries of Reliant Energy, Inc. (“Reliant Energy”), formerly Reliant Resources, Inc., which was formed as a subsidiary of the integrated utility and the equity of which was then either sold or distributed to the public in connection with the business separation plan. Reliant Energy and CenterPoint Energy have no overlapping board members or executive officers, and neither owns any stock in the other.

Retail Competition. Beginning in January 2002, all retail electric customers in most of Texas, including the area historically served by the integrated utility, were able to choose their own retail electric provider. Any customer in the CenterPoint Houston service territory that has not chosen a new retail electric provider is served by Reliant Energy Retail Services and Reliant Energy Solutions. As of September 30, 2007, there were approximately 70 retail electric providers providing electric service in CenterPoint Houston’s service territory. Reliant Energy Retail Services and Reliant Energy Solutions are the largest retail electric providers in CenterPoint Houston’s service territory. Together, the retail electric providers owned by Reliant Energy accounted for approximately 47% of the total retail kWh billed by CenterPoint Houston for the nine months ended September 30, 2007.

The PUCT designates each year “providers of last resort” for each customer class in each service territory in the state. The providers of last resort are required to offer a standard retail service package for their class of retail electric customers at a fixed rate approved by the PUCT. Each provider of last resort is required to offer the service to any retail electric customer in the class it serves in that service territory who requests service, whose selected retail electric provider goes out of business. The PUCT has designated a number of providers of last resort for each customer class in CenterPoint Houston’s service territory for the 2007-2008 term.

Under the Restructuring Act, commercial and industrial retail customers that are required by ERCOT to have an interval data recorder meter are able to choose to own the settlement and billing meters that are used to measure electric energy delivered to their location or to have those meters owned by a retail electric provider, the transmission and distribution utility or another person authorized by the customer. As of September 30, 2007, however, no such commercial or industrial retail customer has requested competitive metering services. Whether or not the commercial or industrial retail customer chooses an alternative meter owner, until the PUCT authorizes otherwise, CenterPoint Houston will continue to provide metering services related to the installation and removal of meters, meter maintenance, meter testing and calibration, data collection and data management, including the transfer of meter data to ERCOT. The PUCT’s rules require ERCOT to file with the PUCT quarterly updates as to the operational readiness of the support systems necessary for the PUCT to authorize an entity other than the transmission and distribution utility to provide these metering services. For residential and nonresidential customers other than those required by ERCOT to have an interval data recorder meter within CenterPoint Houston’s service territory, metering services shall continue to be provided by CenterPoint Houston.

Recovery of Qualified Costs for CenterPoint Houston and Other Texas Utilities

        The Restructuring Act allows utilities to recover certain costs associated with the transition to competitive retail electric markets in Texas. Final determination of the amount of utilities’ recoverable transition costs was required to be made by the PUCT in a final true-up proceeding in 2004. In CenterPoint Houston’s case, the PUCT issued an order on December 17, 2004 determining that CenterPoint Houston is entitled pursuant to the Restructuring Act to recover approximately $2.3 billion plus the principal portion of all excess mitigation credits provided by CenterPoint Houston after August 31, 2004, plus interest accrued after August 31, 2004 on certain balances until collected. Of this principal balance, approximately $1.343 billion plus the principal portion of all excess mitigation credits provided by CenterPoint Houston after August 31, 2004 represents stranded costs and approximately $150 million represents regulatory assets. The remaining amount represents other recoverable true-up balances. The Restructuring Act originally provided for recovery of stranded costs and regulatory assets as determined in the final true-up proceeding through nonbypassable competition transition charges on retail electric customers’ bills or through issuance of transition bonds to be paid and secured by nonbypassable transition charges. The PUCT determined that under the original wording of the Restructuring Act the other true-up balances could not be securitized and could only be collected through competition transition charges imposed on retail electric customers. However, effective June 15, 2007, the Restructuring Act was amended to permit the recovery of the entire true-up balance through the issuance of transition bonds, including true-up amounts that CenterPoint Houston is currently recovering through competition transition charges.

CenterPoint Houston and Other Utilities May Securitize Qualified Costs

We May Issue Transition Bonds to Recover CenterPoint Houston’s Qualified Costs. The Restructuring Act authorizes the PUCT to issue financing orders approving the issuance of transition bonds to recover certain qualified costs of an electric utility. A utility, its successors or a third-party assignee of a utility may issue transition bonds. Under the Restructuring Act, proceeds of transition bonds must be used to reduce the amount of recoverable transition costs through the refinancing or retirement of the electric utility’s debt or equity and the payment of up-front qualified costs. The transition bonds are secured by, and payable from, transition property, which includes the right to impose, collect and receive transition charges, and may have a maximum maturity of 15 years. The amounts of transition charges must be allocated to customer classes based in part on the methodology used to allocate the costs of the underlying assets in the utility’s most recent PUCT order addressing rate design and in part based on the energy consumption of the customer classes. Transition charges can be imposed only when and to the extent that transition bonds are issued.

The Restructuring Act contains a number of provisions designed to facilitate the securitization of qualified costs.

Creation of Transition Property. Under the Restructuring Act, transition property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges authorized in the financing order, are first transferred to an assignee, such as us, or pledged in connection with the issuance of transition bonds.

A Financing Order is Irrevocable. A financing order, once effective, together with the transition charges authorized in the financing order, is irrevocable and not subject to reduction, impairment or adjustment by the PUCT except for adjustments pursuant to the Restructuring Act in order to correct overcollections or undercollections and to provide that sufficient funds are available to timely provide for payments of debt service and other required amounts in connection with the related series of transition bonds. Although a financing order is irrevocable, the Restructuring Act allows applicants to apply for one or more new financing orders to provide for retiring and refunding of transition bonds if such retirement or refunding would result in lower transition charges.

The State Pledge. Under the Restructuring Act, the State of Texas has pledged, for the benefit and protection of transition bondholders and the electric utilities covered by the Restructuring Act, that it will not take or permit any action that would impair the value of the transition property or, except for adjustments discussed in “CenterPoint Houston’s Financing Order—Statutory True-ups,” reduce, alter or impair the transition charges to be imposed, collected and remitted to transition bondholders, until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. For a description of risks related to the enforcement of this pledge, please read “Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

Constitutional Matters. To date, no federal or Texas cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Restructuring Act have been decided. There have been cases in which federal courts have applied the Contract Clause of the United States Constitution and Texas courts have applied the Contract Clause of the Texas Constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness. Based upon this case law, Baker Botts L.L.P., counsel to CenterPoint Houston and us, expects to deliver an opinion prior to the closing of an offering of a series of transition bonds described in a prospectus supplement accompanying this prospectus to the effect that the pledge described above creates a binding contractual obligation for purposes of the Contract Clauses of the United States and Texas constitutions, and provides a basis upon which the bondholders (or the trustee acting on their behalf) could challenge successfully, under the Contract Clauses of the United States and Texas constitutions, the constitutionality of any action by the State of Texas (including the PUCT) of a legislative character, including the repeal or amendment of the securitization provisions of the Restructuring Act, that a court would determine violates the pledge described above in a way that would substantially reduce, alter or impair the value of the related transition property or substantially reduce, alter or impair the related transition charges, unless such action is a reasonable exercise of the sovereign powers of the State of Texas and of a character reasonable and appropriate to the public purpose justifying such action. It may be possible for the Texas legislature to repeal or amend the Restructuring Act or the PUCT to amend or revoke the financing order notwithstanding the State’s pledge, if the legislature or the PUCT acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting CenterPoint Houston’s service territory, or if the legislature otherwise acts in the valid exercise of the state’s police power.

In addition, any action of the Texas legislature adversely affecting the transition property or the ability to collect transition charges may be considered a “taking” under the United States or Texas Constitutions. Baker Botts L.L.P. has advised us that it is not aware of any federal or Texas court cases addressing the applicability of the Takings Clause of the United States or Texas Constitution in a situation analogous to that which could be involved in an amendment or repeal of the Restructuring Act. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Restructuring Act, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Assuming a Takings Clause analysis were applied under the United States or Texas Constitution, Baker Botts L.L.P. expects to render an opinion prior to the closing of an offering of a series of transition bonds described in a prospectus supplement accompanying this prospectus to the effect that under existing case law, if a court concludes that the related transition property is protected by the Takings Clause of the United States or Texas Constitution, it would find a compensable taking if the State were to enact a law that, without paying just compensation to the bondholders of such series of transition bonds (i) permanently appropriates the related transition property or denies all economically productive use of the related transition property; or (ii) destroys the related transition property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the related transition property, if the law unduly interferes with such bondholders’ reasonable investment backed expectations. In examining whether action of the Texas legislature amounts to a regulatory taking, both federal and state courts will consider the character of the governmental action and whether such action substantially advances the State’s legitimate governmental interests, the economic impact of the governmental action on the bondholders, and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the transition bonds.

In connection with the foregoing, Baker Botts L.L.P. has advised us that issues relating to the Contract and Takings Clauses of the United States and Texas constitutions are essentially decided on a case by case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case. Baker Botts L.L.P. has further advised us that there are no reported controlling judicial precedents that are directly on point. The opinions described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a transition bondholder would consider material. We will file a copy of the Baker Botts L.L.P. opinion as an exhibit to an amendment to the registration statement of which this prospectus is a part, or to one of our periodic filings with the SEC.

For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

The PUCT May Adjust Transition Charges. The Restructuring Act requires the PUCT to provide in all financing orders a mechanism requiring that transition charges relating to a series of transition bonds be reviewed and adjusted at least annually, within 45 days of the anniversary of the date of the issuance of such series of transition bonds:

•	to correct any overcollections or undercollections during the preceding 12 months, and

•	to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with such series of transition bonds.

Transition Charges are Nonbypassable. The Restructuring Act provides that the transition charges are nonbypassable. Nonbypassable means that a utility collects transition charges attributable to all existing and future retail electric customers located within the utility’s service territory as it existed on May 1, 1999, except for certain categories of existing customers whose load had been lawfully served by a fully operational qualifying facility before September 1, 2001 if the facility was supported by substantially complete filings for site-specific environmental permits on or before December 31, 1999, or by an on-site power production facility with a rated capacity of 10 megawatts or less, or customers in a multiply certificated service territory that requested to switch providers on or before May 1, 1999, or were not taking service from the utility on, and do not do so after, May 1, 1999. The utility is generally entitled to collect transition charges attributable to non-exempted customers even if they are receiving transmission or distribution service from another utility or choose to operate self-generation equipment.

The Restructuring Act Protects the Transition Bonds’ Lien on Transition Property. The Restructuring Act provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of a series of transition bonds. The security interest automatically attaches from the time value is received by the issuer of such series of transition bonds.

On perfection through the filing of a notice with the Secretary of State of Texas, the security interest (1) will be a continuously perfected lien and security interest in the related transition property and all proceeds of the transition property, whether the related transition charges have accrued or not, and (2) will have a priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If notice is filed within 10 days after value is received for a series of transition bonds, the security interest is perfected retroactive to the date value was received. Otherwise, the security interest is perfected as of the date of filing.

The Restructuring Act provides that priority of security interests in transition property relating to a series of transition bonds will not be impaired by:

•	commingling of funds collected from related transition charges with other funds, or

•	modifications to the financing order resulting from any true-up adjustment.

Please read “Risk Factors—Risks Associated With the Unusual Nature of the Transition Property.”

The Restructuring Act Characterizes the Transfer of Transition Property as a True Sale. The Restructuring Act provides that an electric utility’s or an assignee’s transfer of transition property is a “true sale” under Texas law and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please read “The Sale Agreements” and “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

Tax Exemption. The Restructuring Act provides that transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts and other taxes or similar charges.

CENTERPOINT HOUSTON’S FINANCING ORDER

Background. The PUCT issued the financing order on September 18, 2007 authorizing CenterPoint Houston to securitize an amount not to exceed the principal amount which remains to be collected through continued application of the competition transition charge (“CTC”) if the CTC were to remain in effect for its then remaining term, minus the difference between (a) the balance of unexpended environmental retrofit funds CenterPoint Houston is required to refund pursuant to the final order in Docket No. 33823 and (b) the settled adjustment to the fuel balance approved in Docket No. 34031 (together, the “Securitizable Balance”) and up-front qualified costs.

Pursuant to the financing order,

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the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring and pricing of the transition bonds and all matters related to the structuring and pricing of the transition bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative,

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CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision making power over, the proposed securitization, and

•	the servicer will file periodic adjustments to transition charges with the PUCT on our behalf.

We have also agreed that certain reports concerning transition charge collections will be provided to the PUCT.

We have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to and qualified by reference to the provisions of the financing order.

In the financing order, the PUCT guarantees that it will act pursuant to the irrevocable financing order as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues relating to a series of transition bonds are sufficient to pay on a timely basis scheduled principal and interest on such series of transition bonds and other costs, including fees and expenses, in connection with such series of transition bonds. The financing order, pursuant to the provisions of the Restructuring Act, is irrevocable and is not subject to reduction, impairment or adjustment by further action of the PUCT, except as contemplated by the periodic true-up adjustments. The financing order also provides that the statutory true-up mechanism and all other obligations of the State of Texas and the PUCT set forth in the financing order that relate to a series of transition bonds are direct, explicit, irrevocable and unconditional upon issuance of such series of transition bonds, and are legally enforceable against the State of Texas and the PUCT.

Collection of Transition Charges. The financing order authorizes CenterPoint Houston to collect transition charges from the retail electric providers serving retail electric customers in CenterPoint Houston’s service territory in an amount expected to be sufficient to permit the timely recovery of its aggregate qualified costs which include principal and interest and certain ongoing fees and expenses associated with the transition bonds. There is no “cap” on the level of transition charges that may be imposed on consumers of electricity in CenterPoint Houston’s service territory, including the State of Texas and other governmental entities, to meet scheduled principal and interest on the transition bonds. However, we may not charge transition charges for a series of transition bonds for electricity delivered after the fifteenth anniversary of the date of issuance of that series of transition bonds.

Issuance Advice Letter. Within twenty-four hours following the determination of the final terms of a series of transition bonds and prior to their issuance, CenterPoint Houston is required to file with the PUCT an issuance advice letter, which will:

•	demonstrate compliance with the statutory financial tests and terms of the financing order,

•	evidence the actual terms on which such series of transition bonds will be issued,

•	show the actual dollar amount of the initial transition charges relating to such series of transition bonds,

•	identify the transition property relating to such series of transition bonds we will purchase,

•	identify us,

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certify that, based on information reasonably available, the structuring and pricing of such series of transition bonds will result in the lowest transition bond charges consistent with market conditions and the terms of the financing order, and

•	update the benefit analysis to verify that the final amount securitized satisfies the statutory financial tests.

Both the issuance advice letter and the accompanying compliance tariff become effective on the date of issuance of a series of transition bonds unless the PUCT issues an order prior to noon on the fourth business day after the determination of the final terms of such series of transition bonds, that the proposed issuance does not comply with the requirements of the Restructuring Act or the financing order. The PUCT’s review of the issuance advice letter will be limited to confirming the arithmetic accuracy of the calculations and to compliance with the specific requirements contained in the issuance advice letter.

Tariff. We are required, prior to the issuance of any transition bonds, to complete and file a tariff in the form attached to the financing order. The tariff establishes the initial transition charges. It also implements the procedures for periodic adjustments to the transition charges, the procedures for retail electric providers to remit transition charge payments and the annual procedures allowing retail electric providers to reconcile remittances with actual charge–offs.

Allocation. Under the terms of the financing order, CenterPoint Houston will initially allocate the qualified costs among its transition charge customer classes as follows (each allocation factor percentage has been rounded to two decimal places and assumes that the initial series of transition bonds is issued on January 31, 2008):

Transition Charge Customer Class	Allocation Factor
Residential	18.34%
MGS (miscellaneous general service)	42.45%
LGS (large general service)	23.93%
LOS-A (large overhead service—A)	5.75%
LOS-B (large overhead service—B)	5.15%
Non-Metered Lighting	0.30%
Standby Electric Service—Distribution	0.02%
Interruptible Service Supplemental—Distribution	(0.04)%
Interruptible Service—30 Minute Notice	(0.05)%
Interruptible Service—10 Minute Notice	0.34%
Interruptible Service—Instantaneous	(0.05)%
Interruptible Service Supplemental—Transmission	0.06%
Standby Electric Service—Transmission	0.45%
Standby Interruptible Service	0.03%
SCP (special contract pricing)	3.32%

The allocation factors for each class are subject to adjustment prior to the issuance of any series of transition bonds and will be subject to periodic adjustment after any such issuance. Please read”—Adjustments to Allocation of Transition Charges” below.

Statutory True-Ups. In the financing order, the PUCT guarantees that it will act pursuant to its irrevocable financing order, dated September 18, 2007, as expressly authorized by the Restructuring Act to ensure that expected transition charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the Bonds. The Restructuring Act mandates and the financing order provides that the transition charges will be reviewed and adjusted at least annually and, if necessary, semi-annually to ensure the expected recovery of amounts sufficient to provide timely payment of principal and interest on such series of transition bonds. The financing order requires CenterPoint Houston and any successor servicer to make periodic adjustment filings pursuant to the following statutory true-up mechanism and reconciliation procedures.

True-up adjustments will be based upon the cumulative differences between the periodic payment requirement, which is discussed in the paragraph below (including scheduled principal and interest payments on the transition bonds), and the amount of transition charge remittances to the trustee. In order to provide for adequate revenues from the transition charges, the servicer will calculate the adjusted transition charges using its most recent forecast of electric consumption and its most current estimates of ongoing transaction-related expenses. The calculation of the transition charges will reflect both a projection of uncollectible transition charges and payment lags between the billing and collection of transition charges based upon the servicer’s and the retail electric provider’s most recent experience regarding collection of transition charges. The calculation of transition charges will also take into account any amounts due any retail electric providers as a result of the reconciliation of the remittances and collections. There is no “cap” on the level of transition charges that may be imposed on consumers of electricity in CenterPoint Houston’s service territory, including the State of Texas and other governmental entities, to meet scheduled principal and interest on a series of transition bonds.

There are two types of true-ups that may occur under the financing order.

•	First, pursuant to the Restructuring Act, the servicer is required to make a filing with the PUCT for an adjustment at least annually

•	to correct any undercollection or overcollection of transition charges relating to a series of transition bonds and

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to provide for the billing of transition charges relating to such series of transition bonds necessary to generate the collection of amounts sufficient to timely provide all scheduled payments of principal and any other amounts due in connection with such series of transition bonds (including ongoing fees and expenses, amounts required to be deposited in or allocated to any collection account or subaccount relating to such series of transition bonds, trustee indemnities and any payments due in connection with any expenses incurred by the trustee to enforce bondholder rights and all other payments pursuant to the waterfall of payments described under “The Transition Bonds—How Funds in the Collection Account Will Be Allocated” or otherwise in the waterfall of payments set forth in a prospectus supplement applicable to such series of transition bonds) during the period for which such adjusted transition charges are to be in effect.

These amounts are referred to as the “periodic payment requirement.”

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Second, the servicer will be required under each servicing agreement to seek an interim true-up adjustment with respect to a series of transition bonds once every six months, or quarterly in the fourteenth and fifteenth years:

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if the servicer expects, at the next payment date, more than a 5% variation between (a) the actual principal balance of the transition bonds of that series, taking into account amounts on deposit in the excess funds subaccount for that series, and (b) the expected principal balance on the expected amortization schedule,

•	as needed to meet any rating agency requirement that the transition bonds of that series be paid in full at the scheduled final payment date, or

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to correct any undercollection of transition charges, regardless of cause, in order to assure timely payment of the transition bonds of that series based on rating agency and transition bondholder considerations.

For more discussion of the statutory true-up mechanism, please read “The Servicing Agreements—Adjustment Process for Transition Charges” in this prospectus.

Statutory True-Up Mechanism—Credit Risk. The State of Texas has pledged in the Restructuring Act that it will not take or permit any action that would impair the value of the transition property, or, except as permitted in connection with a true-up adjustment authorized by the statute, reduce, alter or impair the transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related series of transition bonds, have been paid and performed in full.

The financing order provides that the broad-base nature of the true-up mechanism and this pledge by the State of Texas, along with other elements of the transition bonds, will serve to minimize, if not effectively eliminate, for all practical purposes and circumstances, any credit risk associated with a series of transition bonds (i.e., sufficient funds will be available and paid to discharge all principal when due at final maturity and interest obligations on such series of transition bonds when due). With respect to the foregoing, interest is due on each payment date and principal is due upon the final maturity date for each tranche. Please consider, however, the risk factors discussed in “Risk Factors” generally, including, among others, “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions”, “—Servicing Risks—Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the transition bonds” and “—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer,” and please read the financing order, Finding of Fact 93, and “The Restructuring Act—CenterPoint Houston and Other Utilities May Securitize Qualified Costs,” and “Cautionary Statement Regarding Forward-Looking Information” for further information.

Statutory True-Ups: Entire Private Sector Default. In the unlikely events that (i) all retail electric customers in CenterPoint Houston’s service territory (other than state and local government accounts) leave the CenterPoint Houston service territory or for whatever reason fail to pay the transition charges that service a series of transition bonds and (ii) the state and local government accounts physically located within the CenterPoint Houston service territory continue to use electricity either delivered through CenterPoint Houston’s transmission and distribution system or produced from new on-site generation as defined in the Restructuring Act, these entities, pursuant to the statutory true-up mechanism described above, would be responsible for paying transition charges sufficient to service the transition bonds of such series. Such transition charges would be a direct claim on such governments, but only in their capacity as retail electric customers. The diagram below depicts the operation of the statutory true-up mechanism if these unlikely events were ever to occur. However, if all private sector customers in CenterPoint Houston’s service territory were able to avoid the payment of transition charges, there is no assurance that the State of Texas or such local government agencies would continue to use electricity in CenterPoint Houston’s service territory in a manner that would subject them to paying transition charges or, even though there would be a direct claim on them, would pay such transition charges if they did incur them.

Adjustments to Allocation of Transition Charges. In the financing order, the PUCT requires CenterPoint Houston and any successor servicer to request periodic adjustments to the allocation of the transition charges among various classes of customers. The allocation may be adjusted to reflect load losses that a transition charge class or group of transition charge classes may suffer or to reflect certain changes to the allocation methodology that may be ordered by the PUCT. The financing order specifically provides for an additional true-up and adjustment of allocation applicable to industrial customers, whereby the first 10% of load loss within an industrial class is borne by that class, with the excess load loss over 10% allocated to the remaining industrial classes. Adjustments to the allocation of the transition charges will take place at the same time as the annual true-up adjustments described above.

Binding on Successors. The financing order, along with the transition charges authorized in the financing order, is binding on:

•	CenterPoint Houston,

•	any successor to CenterPoint Houston that provides transmission or distribution service in CenterPoint Houston’s service territory,

•	any other entity that provides transmission or distribution service to retail electric customers within CenterPoint Houston’s service territory,

•	each retail electric provider that sells electric energy to retail electric customers located within CenterPoint Houston’s service territory or any such retail electric provider’s successor,

•	any other entity responsible for imposing, billing, collecting and remitting transition charges on our behalf, or

•	any successor to the PUCT.

Subsequent Financing Orders. We may issue additional series of transition bonds secured by separate transition property under a subsequent financing order of the PUCT. We will describe the material terms of any such financing order in the relevant prospectus supplement.

RETAIL ELECTRIC PROVIDERS

Under the Restructuring Act, beginning in January 2002, certain electric utilities, including CenterPoint Houston, were required to cease selling electricity to their retail customers. Since that time, only retail electric providers have been allowed to sell electricity to retail customers formerly served by those utilities. Each retail customer may choose a retail electric provider from among those who have been certified under standards set by the PUCT. As of the date of this prospectus, neither CenterPoint Houston nor its parent CenterPoint Energy directly or indirectly owns or controls or is owned or controlled by any retail electric provider. In the future, either company may directly or indirectly own or control a retail electric provider.

CenterPoint Houston and any successor servicer will bill and collect transition charges from the retail electric providers in CenterPoint Houston’s service territory. The retail electric providers will in turn bill and collect the transition charges from retail electric customers in CenterPoint Houston’s service territory. Each retail electric provider will be required to pay the transition charges on or before the 35th day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the retail electric provider has collected all amounts owed to it by its retail electric customers. Please read “—Payment of Transition Charges.” Prior to the date on which the retail electric provider remits the transition charges to the servicer, the transition charges may be commingled with the retail electric provider’s other funds. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers” and “How a Bankruptcy May Affect Your Investment— Bankruptcy of a Retail Electric Provider” in this prospectus.

Each retail electric provider will deliver a combined bill to each retail electric customer for the electric power sold by it to the retail electric customer, for the related transmission and distribution service provided by the electric utility, for the transition charge, for transition charges associated with the transition bonds issued in 2001 by Transition Bond Company I, for transition charges associated with the transition bonds issued in 2005 by Transition Bond Company II and for other charges approved by the PUCT. The retail electric providers will collect the combined amounts and then allocate the appropriate amounts to itself, to the electric utility, to the servicer, to the servicer of the Series 2001-1 Transition Bonds issued by Transition Bond Company I, to the servicer of the Senior Secured Transition Bonds, Series A issued by Transition Bond Company II and to other parties, if any, entitled to receive a portion of such amounts. Transition charges will be remitted to the servicer, less an estimated allowance for charge-offs. Please read “Risk Factors—Servicing Risks—It might be difficult to collect transition charges from retail electric providers” in this prospectus. The retail electric provider will have custody of the transition charges collected from its retail electric customers until remitted to the servicer and may commingle the transition charges with its other funds.

Rating, Deposit and Related Requirements. The financing order will allow a retail electric provider to provide retail electric service within CenterPoint Houston’s service territory and collect transition charges if it either (1) has a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, or (2) provides (A) a cash deposit of two months’ maximum expected transition charge collections, (B) an affiliate guarantee, surety bond or letter of credit providing for payment of such amount of transition charge collections in the event that the retail electric provider defaults in its payment obligations, or (C) a combination of any of the foregoing. The provider of any affiliate guarantee, surety bond or letter of credit must have and maintain long-term, unsecured credit ratings of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively. A retail electric provider that does not have or maintain the requisite long-term, unsecured credit rating may select, in its sole discretion, which alternate form of deposit, credit support or combination thereof it will utilize.

If the long-term, unsecured credit rating from either S&P or Moody’s of a retail electric provider that did not previously provide the alternate form of deposit, credit support or combination thereof or of any provider of an affiliate guarantee, surety bond or letter of credit is suspended, withdrawn or downgraded below “BBB-” or “Baa3” (or the equivalent), the retail electric provider must provide an alternate form of deposit, credit support or combination thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal or downgrade. A retail electric provider failing to make such provision must comply with the provisions set forth below in “—Remedies Upon Default.”

The computation of the size of a required deposit must be agreed upon by the servicer and the retail electric provider and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months’ maximum collections. Within 10 business days following such review, (1) the retail electric provider must remit to the trustee the amount of any shortfall in such required deposit or (2) the servicer must instruct the trustee to remit to the retail electric provider any amount in excess of such required deposit. A retail electric provider failing to so remit any such shortfall must comply with the provisions set forth below in “—Remedies Upon Default.” Retail electric provider cash deposits will be held by the trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the transition bonds. Investment earnings on retail electric provider cash deposits will be considered part of such cash deposits so long as they remain on deposit with the trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the retail electric provider at the end of the term of the transition bonds unless otherwise utilized for the payment of the retail electric provider’s obligations for transition charges. Once the deposit is no longer required, the servicer must promptly (but not later than 30 days after such event) instruct the trustee in writing to remit the amount in the segregated account to the retail electric provider.

Billing and Collection Standards. Retail electric providers must comply with the billing, collection and remittance procedures and information access requirements established by the financing order. These standards relate only to the billing and collection of transition charges authorized under the financing order and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all retail electric providers other than retail electric providers, if any, that have contracted with the transmission and distribution utility to have it bill and collect transition charges from retail electric customers. Retail electric providers may contract with parties other than the transmission and distribution utility to bill and collect transition charges from retail customers, but such retail electric providers will remain subject to these standards. If the PUCT later determines that different standards are to be applied to retail electric providers in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace the specific portions of the standards approved in the financing order, but only if the rating agency condition (as described below) is satisfied. Upon adoption of any rule addressing any of these retail electric provider standards, the PUCT’s staff will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent written notification to each of the rating agencies that have rated the transition bonds and confirmation from S&P that such modifications will not cause a reduction or withdrawal of the ratings on the transition bonds, referred to in this prospectus and the prospectus supplement as the “rating agency condition.”

Payment of Transition Charges. On a daily basis, the servicer will bill each retail electric provider for transition charges owed by the retail electric provider’s retail customers. Payments of transition charges are due 35 days following each billing by the servicer to the retail electric provider, without regard to whether or when the retail electric provider receives payment from its retail electric customers. The servicer must accept payment by electronic funds transfer, wire transfer and/or check. Payment will be considered received the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 days; however, a 10 calendar-day grace period will be allowed before the retail electric provider is considered to be in default. A retail electric provider in default must comply with the provisions set forth below in “—Remedies Upon Default.” The 5% penalty will be a one-time assessment measured against the current amount overdue from the retail electric provider to the servicer. The “current amount” consists of the total unpaid transition charges existing on the 36th day after the billing by the servicer. Any and all penalty payments will be made to the trustee to be applied against transition charge obligations. If there is a shortfall in a retail electric provider’s payment of an amount billed, the amount paid shall first be allocated ratably among the transition charges relating to the transition bonds and other fees and charges (including transition charges relating to other transition bonds, delivery charges, nuclear decommissioning charges and other fees and charges) other than late fees, and second, any remaining portion of the payment shall be attributed to late fees. A retail electric provider will not be obligated to pay the overdue transition charges of another retail electric provider. If a retail electric provider agrees to assume the responsibility for the payment of overdue transition charges as a condition of receiving the customers of another retail electric provider that has decided to terminate service to those customers for any reason, the new retail electric provider will not be assessed the 5% penalty upon such transition charges; however, the prior retail electric provider will not be relieved of the previously assessed penalties.

Remedies Upon Default. After the 10 calendar-day grace period (the 46th day after the billing date) referred to above under the heading “—Payment of Transition Charges,” the servicer will direct the trustee to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit or combination thereof provided by the retail electric provider, and will avail itself of such legal remedies as may be appropriate to collect any remaining unpaid transition charges and associated penalties due the servicer after the application of the retail electric provider’s deposit or alternate form of credit support. In addition, a retail electric provider that is in default with respect to the requirements set forth above in “—Rating, Deposit and Related Requirements” and “—Payment of Transition Charges” must select and implement one of the following options:

•	allow its billing and collection responsibilities to be immediately assumed by another retail electric provider of the retail electric customer’s choosing or by the applicable provider of last resort,

•

arrange that all amounts owed by retail electric customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay transition charges before remaining amounts are released to the retail electric provider and with all costs associated with the lock-box to be borne solely by the retail electric provider, or

•

immediately implement other mutually suitable and agreeable arrangements with the servicer consistent with the terms of the servicing agreement and rating agency requirements to avoid a suspension, withdrawal or downgrade of the ratings of the transition bonds.

Historically, the retail electric providers that have been in default with respect to the requirements noted above have selected the third option.

If a retail electric provider that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer is required to immediately implement the first option listed above. Upon re-establishment of compliance with the requirements set forth above in “—Rating, Deposit, and Related Requirements” and “—Payment of Transition Charges” and the payment of all past-due amounts and associated penalties, the retail electric provider will no longer be required to comply with this paragraph.

Billing by Providers of Last Resort. The provider of last resort appointed by the PUCT must meet the minimum credit rating or deposit/ credit support requirements described above in “—Rating, Deposit and Related Requirements” in addition to any other standards that may be adopted by the PUCT. If the provider of last resort defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the servicer until a new provider of last resort can be named by the PUCT or the customer requests the services of another retail electric provider. Retail electric customers may never be re-billed by the successor retail electric provider (although future transition charges will reflect retail electric provider and other system-wide charge-offs).

Disputes. In the event that a retail electric provider disputes any amount of billed transition charges, the retail electric provider must pay the disputed amount under protest according to the timelines detailed above in “—Payment of Transition Charges.” The retail electric provider and the servicer must first attempt to informally resolve the dispute, but if they fail to do so within 30 days, either party may file a complaint with the PUCT. If the retail electric provider is successful in the dispute process (informal or formal), the retail electric provider will be entitled to interest on the disputed amount paid to the servicer at the PUCT-approved interest rate. Disputes about the date of receipt of transition charge payments and related penalties or the size of a required retail electric provider deposit will be handled in a like manner. Any interest paid by the servicer on disputed amounts may not be recovered through transition charges if it is determined that the servicer’s claim to the funds is clearly unfounded. No interest will be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services.

Metering Data. If the servicer is providing metering services, metering data will be provided to the retail electric provider at the same time the servicer bills the retail electric provider. If the servicer is not providing metering services, the entity providing the metering services will be responsible for complying with PUCT rules and ensuring that the servicer and the retail electric provider receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and the financing order with respect to billing and true-ups.

Charge-Off Allowance. The retail electric provider will be allowed to hold back an allowance for charge-offs in its payments to the servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. For the initial year of the initial series of transition bonds, the retail electric provider will remit payments based on the same charge-off percentage then being used by the retail electric provider to remit payments to the servicer in connection with the then most recently established transition charges related to (i) the transition bonds issued by Transition Bond Company I or (ii) the transition bonds issued by Transition Bond Company II. On an annual basis in connection with the true-up process, the retail electric provider and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the retail electric provider and the servicer, provided that:

•

the retail electric provider’s right to reconciliation for charge-offs will be limited to retail electric customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the retail electric provider for its own account as well as the portion representing transition charges) have been written off,

•

the retail electric provider’s recourse will be limited to a credit against future transition charge payments unless the retail electric provider and the servicer agree to alternative arrangements, but in no event will the retail electric provider have recourse to the trustee, us or our funds for such payments, and

•

the retail electric provider is required to provide information on a timely basis to the servicer so that the servicer can include the retail electric provider’s default experience and any subsequent credits into its calculation of the adjusted transition charge rates for the next transition charge billing period and the retail electric provider’s rights to credit will not take effect until after such adjusted transition charges have been implemented.

Service Termination. In the event that the servicer is billing retail electric customers for transition charges, the servicer will have the right to terminate transmission and distribution service to the retail electric customer for non-payment by the retail electric customer pursuant to applicable PUCT rules. Under current rules of the PUCT adopted in April 2004 and effective June 2004, any non-paying residential or small non-residential customers are subject to disconnection by any retail electric provider. Non-paying large non-residential customers can be disconnected by any retail electric provider if the customer’s contract does not preclude disconnection.

THE SELLER, INITIAL SERVICER AND SPONSOR OF THE TRANSITION PROPERTY

About CenterPoint Houston

Background Information. CenterPoint Houston engages in the electric transmission and distribution business in a 5,000-square mile area of the Texas Gulf Coast that includes Houston. The Company is an indirect wholly owned subsidiary of CenterPoint Energy, a public utility holding company created on August 31, 2002 as part of a corporate restructuring of Reliant Energy, Incorporated that implemented certain requirements of the Restructuring Act. The transmission and distribution function that CenterPoint Houston performs remains subject to traditional utility rate regulation. CenterPoint Houston recovers the cost of its services through an energy delivery charge approved by the PUCT.

CenterPoint Houston’s principal executive offices are located at 1111 Louisiana, Houston, Texas 77002 (telephone number: (713) 207-3000).

Where to Find Information About CenterPoint Houston. CenterPoint Houston files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of periodic reports and exhibits thereto may be obtained at the above location at prescribed rates. Information as to the operation of the public reference facilities is available by calling the SEC at 1 800-SEC-0330. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov. Except as provided in any related prospectus supplement, no other information contained on that website constitutes part of this prospectus or any prospectus supplement related to the transition bonds.

Servicing Experience. Since October 2001, CenterPoint Houston has acted as servicer for the Series 2001-1 Transition Bonds issued by Transition Bond Company I, in the original aggregate principal amount of $748,897,000 and since December of 2005 for the Senior Secured Transition Bonds, Series A issued by Transition Bond Company II, in the original aggregate principal amount of $1,851,000,000. Since the date of issuance of the Series 2001-1 Transition Bonds and Senior Secured Transition Bonds, Series A, CenterPoint Houston has filed on a timely basis all true-up filings required for the Series 2001-1 Transition Bonds and Senior Secured Transition Bonds, Series A and Transition Bond Company I and Transition Bond Company II have satisfied on a timely basis all interest payments on the Series 2001-1 Transition Bonds and Senior Secured Transition Bonds, Series A and have made all principal payments on the Series 2001-1 Transition Bonds and Senior Secured Transition Bonds, Series A in accordance with their expected amortization schedule. CenterPoint Houston, as servicer of the transition charges of Transition Bond Company I, experienced some difficulties in 2002 in implementing and maintaining the systems and procedures required to perform the duties required of it by the servicing agreements relating to Transition Bond Company I. Such difficulties have since been resolved. Please read “Relationship to the Series 2001-1 Transition Bonds” and “Relationship to the Senior Secured Transition Bonds, Series A”. CenterPoint Houston services the Series 2001-1 Transition Bonds and Senior Secured Transition Bonds, Series A in accordance with servicing standards that are substantially similar to those set forth in CenterPoint Houston’s servicing agreement with us.

Municipalization. Texas law may authorize certain local municipalities to seek to acquire portions of CenterPoint Houston’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems. Although the power of eminent domain has not been used by municipalities in Texas in recent times to acquire electric distribution systems, there can be no assurance that one or more municipalities will not seek to acquire some or all of CenterPoint Houston’s electric distribution facilities while transition bonds remain outstanding. The Restructuring Act specifies that transition charges approved by a PUCT financing order shall be collected by an electric utility as well as its “successors”. In the servicing agreement, CenterPoint Houston has covenanted to assert in an appropriate forum that any municipality that acquires any portion of CenterPoint Houston’s electric distribution facilities must be treated as a successor to CenterPoint Houston under the Restructuring Act and the financing order and that retail customers in such municipalities remain responsible for payment of transition charges. However, the involved municipality might assert that it should not be treated as a successor to CenterPoint Houston for these purposes and that its distribution customers are not responsible for payment of transition charges. In any such cases, there can be no assurance that the transition charges will be collected from customers of municipally-owned utilities who were formerly customers of CenterPoint Houston.

Service Territory. CenterPoint Houston provides electric transmission and distribution service to approximately 2 million metered customers in its service territory, which has a population of over 5 million people. With the exception of Texas City, CenterPoint Houston serves nearly all of the Houston-Sugar Land-Baytown metropolitan area. Effective January 2002, electric utilities, including CenterPoint Houston, were required to cease selling their electricity to their retail electric customers. Since that time, only retail electric providers have been allowed to sell electricity to retail customers formerly served by those utilities. The retail electric providers in CenterPoint Houston’s service territory are CenterPoint Houston’s primary customers.

Area Economic Profile. Although the city has undergone a decade of diversification, Houston’s economy is still primarily centered around its key roles in international energy sectors. These roles include (1) an operations center for global exploration and drilling activities of major oil firms, (2) one of the world’s largest concentrations of petrochemical and refining facilities, (3) home office and base of operations for several of the world’s largest industrial and petrochemical construction firms and (4) a major distribution and processing center for the natural gas industry. Other important sectors of the Houston economy include the Port of Houston and airports, the Johnson Space Center and the Texas Medical Center. Together, Houston’s energy and nonenergy sectors provide the city with a strong technical and engineering employment base.

Area Economic Outlook. Most sectors in Houston’s economy are currently performing well, and the outlook is for continued growth over the next several years. As a result of the current economic outlook, CenterPoint Houston expects the number of residential retail electric customers to increase by approximately 2% per year for the next 5 years. KWh sales to the residential class are expected to grow at about the same rate. KWh sales to the commercial and small industrial classes, which have grown at rates exceeding 2% for several years, are expected to moderate to an approximate 2% growth rate. The large industrial sector, which already has a large amount of self-generation capacity in place, is forecast to remain relatively flat.

In recent years, the number of customers in CenterPoint Houston’s service territory has grown steadily. Reflecting the strength of the local economy, CenterPoint Houston’s service territory has added over 25,000 residential customers in each year since 1996, and an average of over 40,000 per year for the last five years. As a consequence, on a weather-adjusted basis, energy sales to the residential, commercial and small industrial customer classes have increased an average of 2.6%, 3.4% and 0.9%, respectively, over the ten-year period ended December 31, 2006. Energy sales to large industrial customers in 2006 were approximately 4.7% above levels in 1996. Industrial sales are sensitive to increased use of self-generation and the unfavorable impact that high natural gas prices have had on the competitiveness of Houston’s petrochemical industry. There can be no assurance that future usage rates will grow at rates similar to historical experience.

Electric Transmission. On behalf of retail electric providers, CenterPoint Houston delivers electricity from power plants to substations, from one substation to another and to retail electric customers taking power above 69 kilovolts (kV) in locations throughout the control area managed by ERCOT. CenterPoint Houston provides transmission services under tariffs approved by the PUCT.

Electric Distribution. CenterPoint Houston delivers electricity for retail electric providers in its certificated service territory by carrying lower-voltage power from the substation to the retail electric customer. CenterPoint Houston’s distribution network receives electricity from the transmission grid through power distribution substations and distributes electricity to end users through distribution feeders. Its operations include construction and maintenance of electric transmission and distribution facilities, metering services, outage response services and call center operations. CenterPoint Houston provides distribution services under tariffs approved by the PUCT. PUCT rules and market protocols govern the commercial retail operations of distribution companies and other market participants.

ERCOT Market Framework. CenterPoint Houston is a member of ERCOT. ERCOT serves as the regional reliability coordinating council for member electric power systems in Texas. ERCOT membership is open to consumer groups, investor and municipally owned electric utilities, rural electric cooperatives, independent generators, power marketers and retail electric providers. The ERCOT market includes much of the State of Texas, other than a portion of the panhandle, a portion of the eastern part of the state bordering on Louisiana and the area in and around El Paso. The ERCOT market represents approximately 85% of the demand for power in Texas and is one of the nation’s major power markets. The ERCOT market includes an aggregate net generating capacity of approximately 71,800 megawatts (MW). There are only limited direct current interconnections between the ERCOT market and other power markets in the United States.

The ERCOT market operates under the reliability standards set by the North American Electric Reliability Council. The PUCT has primary jurisdiction over the ERCOT market to ensure the adequacy and reliability of electricity supply across the state’s main interconnected power transmission grid. The ERCOT independent system operator (ERCOT ISO) is responsible for maintaining reliable operations of the bulk electric power supply system in the ERCOT market. Its responsibilities include ensuring that electricity production and delivery are accurately accounted for among the generation resources and wholesale buyers and sellers. Unlike certain other regional power markets, the ERCOT market is not a centrally dispatched power pool, and the ERCOT ISO does not procure energy on behalf of its members other than to maintain the reliable operations of the transmission system. Members who sell and purchase power are responsible for contracting sales and purchases of power bilaterally. The ERCOT ISO also serves as agent for procuring ancillary services for those members who elect not to provide their own ancillary services.

CenterPoint Houston’s electric transmission business supports the operation of the ERCOT ISO and all ERCOT members. The transmission business has planning, design, construction, operation and maintenance responsibility for the portion of the transmission grid and for the load-serving substations it owns, primarily within its certificated area. The transmission business is participating with the ERCOT ISO and other ERCOT utilities to plan, design, obtain regulatory approval for and construct new transmission lines necessary to increase bulk power transfer capability and to remove existing constraints on the ERCOT transmission grid.

Customer Classes

General. CenterPoint Houston will recover transition charges from the following customer classes:

•	residential,

•	commercial,

•	industrial, and

•	other, which includes government and municipal street lighting.

Residential customers are those in individually metered single-family or multi-family homes, apartments or mobile homes. Master-metered apartments are included in the commercial class. Commercial customers typically have a maximum usage level less than 500 kVA and include such customers as offices, retail stores, schools and other businesses. Industrial customers, which generally use more than 600 kVA on a sustained basis, range from large office buildings and small manufacturing concerns (small industrials) to massive chemical, oil refining and other process plants and facilities (large industrials). Other is primarily municipal street lighting. During the twelve months ended September 30, 2007, approximately 41% of CenterPoint Houston’s total deliveries were to industrial customers, approximately 27% were to commercial customers and approximately 32% were to residential and other customers. Except in their capacity as retail electric customers, neither the State of Texas nor any political subdivision, agency, authority or instrumentality of the State of Texas, nor any other public or private entity, will be obligated to provide funds for the payment of the transition bonds.

Customer classes may include a number of rate schedules. Rate schedules and customer classes are created by CenterPoint Houston and approved by the PUCT and are subject to change. The rate classes from which transition charges will be billed and collected have been established as part of the financing order. These rate classes are not subject to change and will remain in effect for the duration of the securitization financing.

Statistics Regarding Retail Electric Customers in CenterPoint Houston’s Service Territory. The following table shows various operating statistics by customer class. CenterPoint Houston will bill transition charges according to rate schedules for each customer class. For the transition charges assessed to individual rate schedules as of any series issuance date and any adjustment thereto, in each case giving effect to the issuance of transition bonds on that date, please read the related prospectus supplement.

CenterPoint Houston has changed its method of accounting for some customers as a result of the implementation of the Restructuring Act. Before January 1, 2002, some points of delivery were combined into a single point of delivery and accounted for as a single customer. CenterPoint Houston is now required to account for those points separately.

The transmission and distribution revenue data for the years ended December 31, 2004, 2005 and 2006 represents CenterPoint Houston’s revenues for transmission and distribution charges billed to retail electric providers.

Actual usage fluctuations are highly dependent on weather conditions. On a weather adjusted basis, the compound annual growth rate for actual usage for the ten-year period ended December 31, 2006 was 2.6% for the residential customer class and 2.3% for the combined commercial and small industrial classes. We cannot assure you that future usage rates will be similar to historical experience. In particular, we cannot assure you that total retail electric customers, the composition of total retail electric customers by customer class, usage levels or revenues for each customer class will remain at or near the levels reflected in the following table. Please read “Risk Factors—Servicing Risks” in this prospectus.

Retail Electric Customers. Over the past ten years, there has been growth in residential retail electric usage as well as in usage by the combined commercial and small industrial classes, in each case on a weather adjusted basis. However, trends are less discernible and less meaningful within the commercial and industrial classes since customer counts within specific rates can change as a result of reclassification within these classes due to voltage and usage level determinants. The following table sets forth customer usage for each year shown and for the nine months ended September 30, 2007, and the number of metered retail electric customers at the end of each of those periods.

Historical Sales, Revenue and Customer Statistics

Retail Electric Usage (As Measured by Billed MWh Sales) by Customer Class and Percentage Composition

Customer Class	Twelve Months Ended December 31,										Nine Months Ended September 30, 2007
	2002		2003		2004		2005		2006
Residential	22,867,470	32.9%	23,588,983	33.4%	23,583,782	32.1%	24,808,600	33.4%	24,153,871	31.8%	18,014,248	31.7%
Commercial	18,289,012	26.3%	18,777,800	26.6%	19,052,995	26.0%	19,783,899	26.6%	20,318,294	26.8%	15,548,371	27.4%
Industrial	28,201,753	40.6%	28,103,027	39.8%	30,598,650	41.7%	29,496,638	39.7%	31,233,556	41.2%	23,124,690	40.7%
Other	150,544	0.2%	153,075	0.2%	156,433	0.2%	158,202	0.2%	159,598	0.2%	120,747	0.2%
Total Retail	69,508,779	100%	70,622,885	100%	73,391,861	100%	74,247,339	100%	75,865,318	100%	56,808,056	100%

Transmission and Distribution Revenue by Customer Class and Percentage Composition (Dollars in Thousands)

	Twelve Months Ended December 31,						Nine Months Ended September 30, 2007
Customer Class	2004		2005		2006
Residential	$643,818	52%	$679,776	52%	$666,254	51%	$485,919	50.3%
Commercial	389,789	31%	404,488	31%	416,949	32%	313,753	32.5%
Industrial	187,958	15%	202,214	15%	195,177	15%	146,583	15.2%
Other	26,473	2%	26,983	2%	27,129	2%	19,917	2.1%
Total Retail	$1,248,038	100%	$1,313,461	100%	$1,305,509	100%	$966,172	100%

Service Territory Number of Metered Retail Electric Customers and Percentage Composition

	December 31,										September 30, 2007
Customer Class	2002		2003		2004		2005		2006
Residential	1,569,230	87.7%	1,615,921	88.0%	1,658,076	88.0%	1,711,384	88.0%	1,743,963	88.0%	1,785,700	88.1%
Commercial	218,720	12.2%	218,739	11.9%	223,174	11.9%	230,400	11.9%	234,925	11.9%	238,501	11.8%
Industrial	1,863	0.1%	1,981	0.1%	2,038	0.1%	2,125	0.1%	2,072	0.1%	2,050	0.1%
Total Retail	1,789,813	100.0%	1,836,641	100.0%	1,883,288	100.0%	1,943,909	100.0%	1,980,960	100.0%	2,026,251	100%

        Relationship with Retail Electric Providers. In accordance with the Restructuring Act, in January 2002, CenterPoint Houston ceased selling electricity to its retail customers. Those retail customers became customers of the various retail electric providers which were providing service in CenterPoint Houston’s service territory. Those retail electric providers became CenterPoint Houston’s primary customers in its service territory. As of September 30, 2007, CenterPoint Houston did business with approximately 70 retail electric providers. Reliant Energy, through its subsidiaries, is CenterPoint Houston’s largest customer, accounting for approximately 52% of CenterPoint Houston’s outstanding receivables from retail electric providers as of September 30, 2007. Since January 2002, other than the bankruptcies described below and minor delays and payment discrepancies, the retail electric providers providing service in CenterPoint Houston’s service territory, including Reliant Energy, generally have made timely payments for the electricity and other services provided by CenterPoint Houston and have generally been cooperative in coordinating billing and payment systems with CenterPoint Houston’s and the State of Texas’ systems in the implementation of the Restructuring Act.

Three retail electric providers with which CenterPoint Houston has done business filed for bankruptcy in June 2002, March 2003 and December 2005, respectively. CenterPoint Houston, as servicer under the transition bonds issued by Transition Bond Company I, recovered from two of these retail electric providers the full amount of the transition charges relating to those transition bonds from a cash deposit provided by those retail electric providers. CenterPoint Houston recovered all but a minimal amount of the pre-petition balance of transition charges relating to the transition bonds issued by Transition Bond Company I from payments and a cash deposit provided by the other retail electric provider. For additional information regarding retail electric providers’ obligation to make cash deposits in order to provide retail electric service and collect transition charges within CenterPoint Houston’s service territory, please read “Retail Electric Providers—Rating, Deposit and Related Requirements.” For discussions of potential difficulties in collecting transition charges from retail electric providers and risks associated with the bankruptcy of a retail electric provider, please read “Risk Factors—Servicing Risks—It might be difficult to collect transition charges from retail electric providers” and “—Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers,” respectively.

Percentage Concentration of Large End-Use Retail Customers Served by CenterPoint Houston

For the year ended December 31, 2006, the largest end-use retail electric customer served by retail electric providers in CenterPoint Houston’s service territory represented approximately 3%, and the ten largest end-use retail electric customers represented approximately 10%, of the total electric usage by end-use retail electric customers in CenterPoint Houston’s service territory. All of those customers were in the industrial customer class. We cannot assure you that the current end-use customers in CenterPoint Houston’s service territory will remain in the territory or that the levels of end-use customer concentration in the future will be similar to those experienced in the past.

How CenterPoint Houston Forecasts the Number of Retail Electric Customers and the Amount of Electricity Usage

Accurate projections of the number of retail electric customers, usage and retail electric revenue are important in setting, maintaining and adjusting the transition charges. The transition charges must be sufficient to make principal and interest payments on the transition bonds, to replenish any amounts drawn from the capital subaccount and to pay the trustee’s fee, the servicing fee and the other expenses and costs included in qualified costs. Please read “CenterPoint Houston’s Financing Order” and “Risk Factors—Risks Associated With the Unusual Nature of the Transition Property” in this prospectus.

Historical Forecasting Methodology. Prior to 2002, CenterPoint Houston’s forecast of energy deliveries and peak demand focused primarily on supporting the long-term planning needs of an integrated utility. In this capacity, the forecast played a key role in the long-term planning for new generation resources and for transmission facilities. Forecasts were routinely prepared for all customer classes and reviewed by the PUCT for reasonableness and accuracy in regulatory proceedings.

Currently, CenterPoint Houston relies extensively on the use of regression modeling in the preparation of its residential and commercial forecasts. These models combine information on weather, meter read dates and economic parameters as part of the process of developing the forecast. Large industrial customers are forecast in detail based on knowledge of their past activity and expected activity and how it relates to their energy needs. Known and measurable industrial plant additions, expansions and closures are incorporated into the electricity delivery projections, based on information CenterPoint Houston obtains through multiple sources, including an annual survey of its large industrial customers. CenterPoint Houston uses economic forecasts, prepared by independent economic forecasting and consulting firms, as inputs to its forecasting models.

Sales Forecast Variances. CenterPoint Houston will use its annual forecast to determine the appropriate levels of transition charges. Actual deliveries can deviate from forecast deliveries for many reasons, including the general economic climate in the service territory, the impact of weather on air-conditioning and heating usage, levels of business activity, the availability of more energy efficient appliances, new energy conservation technologies and the customers’ ability to acquire these new products. CenterPoint Houston’s ability to predict energy consumption accurately may affect the timing of collections of transition charges.

The table below compares actual usage in MWh for a particular period to the most recent forecast, usually prepared during the preceding year. For example, the annual 2006 variance is based on a forecast prepared in 2005. The variances for the residential customer class ranged from -1.7% to 3.1%. The variances for the commercial customer class ranged from 0% to 3.6% and for the industrial class from -5.6% to 9.1%. Variances for the other customer class ranged from -3.1% to 13.2%. We cannot assure you that the future variance between actual and expected consumption in the aggregate or by customer class will be similar to the historical experience set forth below. In the following table, “variance” represents percentage deviation from the forecast amount of electricity usage.

Forecast Variance For the Amount of Electricity Consumed

	2002	2003	2004	2005	2006
Residential
Forecast (MWh)	22,177,812	23,591,423	23,990,031	24,375,208	24,110,499
Actual (MWh)	22,867,470	23,588,983	23,583,782	24,808,600	24,153,871
Variance	3.1%	0.0%	-1.7%	1.8%	0.2%
Commercial
Forecast (MWh)	17,645,969	18,768,660	18,978,028	19,381,914	19,906,064
Actual (MWh)	18,289,012	18,777,800	19,052,995	19,783,899	20,318,294
Variance	3.6%	0.0%	0.4%	2.1%	2.1%
Industrial
Forecast (MWh)	29,861,371	28,617,844	28,036,906	28,970,123	30,070,461
Actual (MWh)	28,201,753	28,103,027	30,598,650	29,496,638	31,233,556
Variance	-5.6%	-1.8%	9.1%	1.8%	3.9%
Other
Forecast (MWh)	132,936	157,891	155,172	159,212	161,586
Actual (MWh)	150,544	153,075	156,433	158,202	159,598
Variance	13.2%	-3.1%	0.8%	-0.6%	-1.2%
Total
Forecast (MWh)	69,818,088	71,135,818	71,160,137	72,886,457	74,248,610
Actual (MWh)	69,508,779	70,622,885	73,391,861	74,247,339	75,865,318
Variance	-0.4%	-0.7%	3.1%	1.9%	2.2%

The table below compares the actual number of customers at the end of a particular period to the related forecast of the number of customers for such date prepared during the previous year. Variance, expressed as a percentage, represents the difference between forecast and actual numbers of customers. A positive variance means there were more customers than forecast. A negative variance means there were fewer customers than forecast. The variances for the residential customer class ranged from 0.3% to 1.1%. The variances for the commercial customer class ranged from -2.1% to 5.3%. The variances for the industrial customer class ranged from -3.4% to 5.8%. We cannot assure you that the future variance between actual and expected numbers of customers in the aggregate or by customer class will be similar to the historical experience set forth below. Any updated information relating to this table will be set forth in a prospectus supplement. In this table, “variance” represents percentage deviation from the forecast number of customers.

Forecast Variance For the Number of Metered Customers at Period End

	2002	2003	2004	2005	2006
Residential
Forecast	1,554,206	1,602,916	1,640,280	1,692,130	1,739,541
Actual	1,569,230	1,615,921	1,658,076	1,711,384	1,743,963
Variance	1.0%	0.8%	1.1%	1.1%	0.3%
Commercial
Forecast	207,712	223,415	224,265	228,250	234,539
Actual	218,720	218,739	223,174	230,400	234,925
Variance	5.3%	-2.1%	-0.5%	0.9%	0.2%
Industrial
Forecast	1,853	1,903	1,930	2,009	2,146
Actual	1,863	1,981	2,038	2,125	2,072
Variance	0.5%	4.1%	5.6%	5.8%	-3.4%
Total
Forecast	1,763,771	1,828,234	1,866,475	1,922,389	1,976,226
Actual	1,789,813	1,836,641	1,883,288	1,943,909	1,980,960
Variance	1.5%	0.5%	0.9%	1.1%	0.2%

The Billing Process

Retail electric providers issue a single bill to retail electric customers purchasing electricity from a retail electric provider. This single bill includes all charges related to purchasing electricity from the retail electric provider, transmission and distribution services from CenterPoint Houston, the applicable transition charges and any other charges authorized by the PUCT.

Under a servicing agreement, any changes CenterPoint Houston institutes to customary billing and collection practices will apply to the servicing of the related transition property so long as CenterPoint Houston is the servicer. CenterPoint Houston expects that any such changes would be designed to enhance its ability to make timely recovery of amounts billed.

The Collection Process

Retail electric customers will pay the transition charges to retail electric providers who supply them with electric power as part of their single bill for electric service. The retail electric providers will be obligated to remit to the servicer payments of the transition charges as described under “Retail Electric Providers—Payment of Transition Charges.” The servicer will have rights only under very limited circumstances to collect transition charges directly from retail electric customers. The servicer will not pay any shortfalls resulting from the failure of any retail electric provider to forward transition charge collections. If a retail electric provider defaults in the payment of transition charges, the retail electric provider must implement one of the courses of action described under “Retail Electric Providers—Remedies Upon Default.”

Write-Off Experience. The table below sets forth net write-off experience with respect to payments owed to the retail electric providers CenterPoint Houston serves. The information in the table is derived from data provided to the servicer by retail electric providers. Neither we nor the servicer has independently verified this information. We cannot assure you that this historical data will be indicative of future experiences. In the table below, columns labeled “TC1” reflect write-off experience with respect to payments of transition charges relating to the Series 2001-1 transition bonds and columns labeled “TC2” reflect write-off experience with respect to payments of transition charges relating to the Senior Secured Transition Bonds, Series A. The statutory true-up mechanism mitigates the effect of any write-offs on the scheduled payment of a series of transition bonds. Please read “CenterPoint Houston’s Financing Order—Statutory True-Ups.”

	Net write-off for 12 months ended May 31,
	2003	2004	2005	2006		2007
	TC1	TCI	TC1	TC1	TC2	TC1	TC2
Residential customers	2.73%	3.37%	1.87%	1.56%	1.39%	2.38%	2.34%
Non-residential customers	0.54%	0.59%	0.39%	0.26%	0.20%	0.40%	0.34%

Delinquencies

The following table sets forth information relating to the delinquency experience of CenterPoint Houston for retail electric providers on December 31 of each of the five preceding years:

Customer Delinquency Data

Retail Electric Providers	2002	2003	2004	2005	2006
Percent of Billed Revenue Not Collected Within:
36-65 days	0.06%	0.01%	0.57%	0.03%	0.01%
66 days or more	0.33%	0.21%	0.23%	0.21%	0.06%
Total	0.39%	0.22%	0.80%	0.24%	0.07%

CenterPoint Houston does not believe that the delinquency experience with respect to transition charge collections will differ substantially from the approximate rates indicated above.

Days Sales Outstanding

The following table sets forth information relating to CenterPoint Houston’s days sales outstanding for all retail electric providers in its service territory as of December 31 for each of the past five years. Days sales outstanding is a measure of the average number of days that CenterPoint Houston takes to collect its revenue. The average number of days for the collection of transition charges relating to a series of transition bonds is expected to be similar to CenterPoint Houston’s revenue collection experience. The days sales outstanding numbers in the following table were generally calculated using the following formula which we calculated as follows: total amount billed as of December 31 divided by the total revenues for the related calendar year times the number of days in the related calendar year. The formula was modified slightly for 2002 because, due to CenterPoint Houston’s transition from an integrated electric utility to an electric distribution company, only eleven months of revenue rather than a full year of revenue were considered in the denominator and the number of days in the eleven-month period considered in the multiplier.

Days Sales Outstanding

December 31,	Days Sales Outstanding
2002*	17
2003	22
2004	24
2005	29
2006	29

*	Days sales outstanding for 2002 covers the period February 1, 2002 through December 31, 2002.

CENTERPOINT ENERGY TRANSITION BOND COMPANY III, LLC, THE ISSUING ENTITY

General

We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by our sole member or owner, CenterPoint Houston, and the filing of a certificate of formation with the Secretary of State of the State of Delaware. Our limited liability company agreement will be amended and restated in its entirety prior to the date we enter into the sale agreement relating to the initial series of transition bonds with CenterPoint Houston. We and CenterPoint Houston have filed the form of our limited liability company agreement (as initially executed and as it will be amended and restated) with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We have summarized selected provisions of our limited liability company agreement below. Our limited liability company agreement restricts us from engaging in activities other than those described in this section. We do not have any employees, but we will pay our member for administrative services in accordance with our limited liability company agreement. On the date of issuance of each series of transition bonds, our capital will be equal to 0.5% of the principal amount of such transition bonds issued, or such other amount as specified in the relevant prospectus supplement. Our capitalization after giving effect to the issuance of any transition bonds will be set forth in the prospectus supplement for the related series.

As of the date of this prospectus, we have not carried on any business activities and have no operating history. Our fiscal year is the calendar year. We are not an agency or instrumentality of the State of Texas. Immediately following our issuance of the initial series of transition bonds, our assets will include:

•	the related transition property,

•	our rights under the applicable sale agreement, under the administration agreement and under all bills of sale delivered by CenterPoint Houston pursuant to such sale agreement,

•	our rights under the applicable servicing agreement and any subservicing, agency, administration, intercreditor or collection agreements executed in connection with such servicing agreement,

•	the applicable collection account and all subaccounts of such collection account,

•	our rights in the deposits of retail electric providers required under the applicable financing order,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

Following the issuance of subsequent series of transition bonds our assets will include similar property related to each such series. The indenture provides that the transition property, as well as our other assets, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount, will be pledged by us to the trustee. Pursuant to the indenture, the collected transition charges remitted to the trustee by the servicer must be used to pay principal and interest on the related series of transition bonds and our other obligations specified in the indenture.

Our Purpose

We were created for the specific purposes of:

•	purchasing and owning transition property and other transition bond collateral,

•	issuing and registering one or more series of transition bonds,

•	pledging our interest in transition property and other transition bond collateral to the trustee pursuant to the terms of the indenture in order to secure the related series of transition bonds,

•	making payments on the transition bonds,

•	distributing amounts released to us, and

•	performing other activities that are necessary, suitable or convenient to accomplish these purposes.

Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the transition bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of all of our independent manager.

Our Relationship With CenterPoint Houston

On the issue date for each series of the transition bonds, CenterPoint Houston will sell transition property to us pursuant to a sale agreement between us and CenterPoint Houston. Pursuant to a servicing agreement between us and CenterPoint Houston, CenterPoint Houston will serve as the initial servicer of the transition property. We will pay CenterPoint Houston fixed fees for performing these services. Pursuant to an administration agreement between us and CenterPoint Houston, CenterPoint Houston will provide administrative services to us.

Our Relationship With the PUCT

Pursuant to the financing order,

•

the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring and pricing of the transition bonds and all matters related to the structuring and pricing of the transition bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative,

•

CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in, and exercise its decision making power over, the proposed securitization, and

•	the servicer will file periodic adjustments to transition charges with the PUCT on our behalf.

We have agreed that certain reports concerning transition charge collections will be provided to the PUCT.

Our Managers

Pursuant to our limited liability company agreement, our affairs will be managed by managers, whom we refer to in this prospectus and the prospectus supplement as our “managers.” CenterPoint Houston will appoint our managers from time to time or, in the event CenterPoint Houston transfers its interest in us, the new owner or owners will appoint our managers. Following the initial issuance of the initial series of transition bonds, we will have at least one independent manager at all times who, among other things, is not and has not been for at least five years prior to the date of his or her appointment:

•	a direct or indirect legal or beneficial owner of us, CenterPoint Houston, any of our affiliates or any of CenterPoint Houston’s affiliates,

•

a relative, supplier, employee, officer, director or manager (other than as an independent director or manager of us, CenterPoint Houston or any of its affiliates, as the case may be), contractor or material creditor of us, CenterPoint Houston or any of its affiliates, or

•

a person who controls (whether directly, indirectly or otherwise) CenterPoint Houston or any of its affiliates or any creditor, employee, officer, director, manager or material supplier or contractor of CenterPoint Houston or its affiliates; provided, that the indirect or beneficial ownership of stock of CenterPoint Houston or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager.

The persons who serve as independent managers of Transition Bond Company I and Transition Bond Company II may also serve as our independent manager. The remaining managers will be employees or officers of CenterPoint Houston. The managers will devote the time necessary to conduct our affairs. As of the date of this prospectus, Marc Kilbride, who is 55 years of age and the Vice President and Treasurer of CenterPoint Houston, is our sole manager. He has served as Vice President and Treasurer of CenterPoint Houston since June 2002 and Treasurer since 1997. We expect that CenterPoint Houston will appoint two of its employees or officers to serve as managers with Mr. Kilbride and the independent manager in connection with the initial issuance of transition bonds.

None of our managers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s regulation S-K.

Manager Fees and Limitation on Liabilities

As of the date of this prospectus, we have not paid any compensation to any manager since the date we were formed. We will not compensate our managers, other than our independent manager, for their services performed on our behalf. The independent manager will be paid a manager’s fee from our assets and will be reimbursed for their reasonable expenses including, without limitation, the reasonable compensation, expenses and disbursements of any agents, representatives, experts and counsel the independent manager may employ in connection with the performance of their respective duties under our limited liability company agreement.

Our limited liability company agreement provides that to the extent permitted by law, our managers will not be personally liable for any of our debts, obligations or liabilities. Our limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify our managers against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees) actually incurred by such manager in connection with such proceeding except that such manager shall not be entitled to indemnification for any judgment, penalty, fine, settlement or expense directly caused by such manager’s fraud, gross negligence or willful misconduct.

We Are a Separate and Distinct Legal Entity from CenterPoint Houston

Under our limited liability company agreement, we may not file a voluntary petition for relief under the bankruptcy code without a unanimous vote of our managers (including our independent manager). CenterPoint Houston has agreed that it will not cause us to file a voluntary petition for relief under the bankruptcy code. Our limited liability company agreement, except for financing reporting purposes and for federal and state income tax purposes, requires us to:

•	take all reasonable steps to continue our identity as a separate legal entity,

•

make it apparent to third persons that we are an entity with assets and liabilities distinct from those of CenterPoint Houston, other affiliates of CenterPoint Houston, our managers or any other person, and

•	make it apparent to third persons that we are not a division of CenterPoint Houston or any of its affiliates or any other person.

Our principal place of business is 1111 Louisiana, Suite 4689A , Houston, Texas 77002, and our telephone number at such address is (713) 207-5747.

Administration Agreement

CenterPoint Houston will, pursuant to an administration agreement between CenterPoint Houston and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings. We will pay CenterPoint Houston a fixed fee of $100,000 per annum, payable in installments of $50,000 on each payment date for performing these services, plus we will reimburse CenterPoint Houston for all costs and expenses for services performed by unaffiliated third parties and actually incurred by CenterPoint Houston in performing such services described above.

USE OF PROCEEDS

We will use the proceeds of the issuance of a series of transition bonds to pay the expenses of the issuance and sale of the transition bonds of such series and to purchase related transition property from CenterPoint Houston. In accordance with the applicable financing order, CenterPoint Houston will use the proceeds it receives from the sale of the transition property to reduce its debt and/or equity and to adjust its capitalization on its regulatory books.

RELATIONSHIP TO THE SERIES 2001-1 TRANSITION BONDS

In October 2001, Transition Bond Company I, a special purpose, wholly owned subsidiary of CenterPoint Houston, issued $749 million of Series 2001-1 transition bonds. These bonds were issued to securitize CenterPoint Houston’s generation-related regulatory assets recoverable through irrevocable nonbypassable transition charges provided for in the Restructuring Act and a financing order issued by the PUCT on May 31, 2000.

Although CenterPoint Houston is the servicer with respect to the Series 2001-1 transition bonds and will be the initial servicer with respect to transition bonds described in this prospectus, as more fully described under “The Seller, Initial Servicer and Sponsor of the Transition Property,” we are a separate legal entity from Transition Bond Company I, and the transition bonds described herein will be payable from collateral that is separate from that securing the Series 2001-1 transition bonds. Transition Bond Company I will have no obligations under our transition bonds, and we will have no obligations under the Series 2001-1 transition bonds. Please read “The Restructuring Act—CenterPoint Houston and Other Utilities May Securitize Qualified Costs,” “CenterPoint Houston’s Financing Order” and “The Transition Bonds—The Security for the Transition Bonds.”

RELATIONSHIP TO THE SENIOR SECURED TRANSITION BONDS, SERIES A

In December 2005, Transition Bond Company II, a special purpose, wholly owned subsidiary of CenterPoint Houston, issued $1.851 billion of Senior Secured Transition Bonds, Series A. These bonds were issued to securitize CenterPoint Houston’s generation-related regulatory assets recoverable through irrevocable nonbypassable transition charges provided for in the Restructuring Act and a financing order issued by the PUCT on March 16, 2005.

Although CenterPoint Houston is the servicer with respect to the Senior Secured Transition Bonds, Series A and will be the initial servicer with respect to transition bonds described in this prospectus, as more fully described under “The Seller, Initial Servicer and Sponsor of the Transition Property,” we are a separate legal entity from Transition Bond Company II, and the transition bonds described herein will be payable from collateral that is separate from that securing the Senior Secured Transition Bonds, Series A. Transition Bond Company II will have no obligations under our transition bonds, and we will have no obligations under the Senior Secured Transition Bonds, Series A. Please read “The Restructuring Act—CenterPoint Houston and Other Utilities May Securitize Qualified Costs,” “CenterPoint Houston’s Financing Order” and “The Transition Bonds—The Security for the Transition Bonds.”

THE TRANSITION BONDS

We will issue the transition bonds pursuant to the terms of an indenture between us and the trustee specified in the applicable prospectus supplement. We have filed the form of the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of each series of the transition bonds will be provided in the indenture and a related supplemental indenture. We have summarized selected provisions of the indenture and the transition bonds below. This summary does not purport to be complete and is subject to and qualified by reference to the provisions of the indenture. We will describe the particular terms of each series of the transition bonds in a supplement to this prospectus. You should carefully read the summary below, the applicable prospectus supplement and the terms and provisions of the indenture that may be important to you before investing in the transition bonds. Please read “Where You Can Find More Information” in this prospectus.

General Terms of the Transition Bonds

Transition bonds may be issued under the indenture from time to time to finance the purchase by us of transition property. The aggregate principal amount of the transition bonds that may be authenticated and delivered under the indenture and the financing order issued by the PUCT on September 18, 2007 may not exceed the Securitizable Balance as of the date the transition bonds are issued plus up-front qualified costs as set forth in the financing order, although the indenture permits the issuance of additional series of transition bonds secured by other transition property in accordance with one or more subsequent financing orders of the PUCT. Any series of the transition bonds may include one or more tranches which differ, among other things, as to interest rate and amortization of principal. The terms of all transition bonds of the same series will be identical, unless a series includes more than one tranche, in which case the terms of all transition bonds of the same tranche will be identical. The particular terms of the transition bonds of any series and, if applicable, tranches thereof, will be set forth in the supplemental indenture for that series. The terms of a series of transition bonds, and any tranches thereof, will not be subject to consent of the transition bondholders of any previously issued series. Please read “Risk Factors—Other Risks Associated with an Investment in Transition Bonds” in this prospectus.

The prospectus supplement for a series of transition bonds will describe the following terms of that series of transition bonds and, if applicable, the tranches of that series:

•	the designation of the series and, if applicable, the tranches of that series,

•	the principal amount of the series and, if applicable, the tranches of that series,

•	the transition charges applicable to the series,

•	the annual rate at which interest accrues or the method or methods of determining such annual rate,

•	the payment dates,

•	the scheduled final payment date and the final maturity date of the series and, if applicable, the tranches of that series,

•	the issuance date of the series,

•	the collateral for the series,

•	the authorized denominations,

•	the expected amortization schedule for principal of the series and, if applicable, the tranches of that series,

•

any other material terms of the tranches or series that are not inconsistent with the provisions of the indenture and that will not result in any rating agency’s reducing or withdrawing its rating of any outstanding tranche of transition bonds, and

•	the identity of the trustee.

The transition bonds are not a debt, liability or other obligation of the State of Texas or of any political subdivision, agency or instrumentality of the State and do not represent an interest in or legal obligation of CenterPoint Energy, CenterPoint Houston or any of their affiliates, other than us. None of CenterPoint Energy, CenterPoint Houston or any of their affiliates will guarantee or insure the transition bonds. A financing order authorizing the issuance of transition bonds does not constitute a pledge of the full faith and credit of the State of Texas or of any of its political subdivisions. The issuance of the transition bonds under the Restructuring Act will not directly, indirectly or contingently obligate the State of Texas or any of its political subdivisions to levy or to pledge any form of taxation for the transition bonds or to make any appropriation for their payment.

Payments of Interest and Principal on the Transition Bonds

Interest will accrue on the principal balance of a series of transition bonds at the interest rate specified in or determined in the manner specified in the related prospectus supplement. Interest will be payable to the transition bondholders on each payment date, commencing on the payment date specified in the related prospectus supplement. Interest payments for each series will be made from collections of related transition charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount for each series. In the event of default by a retail electric provider, the amounts in the retail electric provider security deposit subaccount or available from other credit support (up to an amount of the lesser of the payment default of that retail electric provider or the amount of that retail electric provider’s deposit or other credit support amount) will be used to make payments in respect of the transition bonds of the related series.

On any payment date with respect to any series, we generally will pay principal of transition bonds only until the outstanding principal balance has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of the series of transition bonds may be paid later, but generally not sooner, than reflected in the expected sinking fund schedule for such series, except in the case of an acceleration. Please read “Risk Factors—Other Risks Associated With an Investment in Transition Bonds” and “Weighted Average Life and Yield Considerations for the Transition Bonds” in this prospectus.

The trustee will retain in the excess funds subaccount for that series for payment on later payment dates any collections of transition charges in excess of amounts payable as:

•	fees and expenses of the servicer (including the servicing fee), the independent manager and the trustee,

•	payments of interest and principal on the transition bonds for that series,

•	allocations to the capital subaccount for that series, and

•	investment earnings on amounts in the capital subaccount released to us.

If the trustee receives insufficient collections of transition charges for a series of transition bonds for any payment date, and amounts in the collection account for that series (and the applicable subaccounts of that collection account) are not sufficient to make up the shortfall, principal of that series of transition bonds may be paid later than expected, as described in this prospectus. The failure to make a scheduled payment of principal on the transition bonds of a series because there are not sufficient funds in the collection account for that series does not constitute a default or an event of default with respect to such series under the indenture, except for the failure to make the scheduled payment of principal due upon the final maturity of the transition bonds.

The trustee will distribute on each payment date to the transition bondholders of a particular series to the extent of available funds in the related collection account all payments of principal and interest then due on such transition bonds (other than special payments as defined in the indenture). The trustee will make each such payment to the transition bondholders, other than the final payment, on the applicable record date. If the transition bonds are ever issued in definitive certificated form, however, the final payment with respect to the transition bonds will be made only upon presentation and surrender of such transition bond at the office or agency of the trustee specified in the notice given by the trustee with respect to such final payment. The trustee will mail notice of the final payment to the transition bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The transition bonds will originally be issued in book-entry form, and we do not expect that the transition bonds will be issued in definitive certificated form. At the time, if any, we issue the transition bonds of any series in the form of definitive transition bonds and not to The Depository Trust Company (“DTC”) or its nominee, the trustee will make payments with respect to that tranche as described below under “—Definitive Certificated Transition Bonds.” Upon application by a holder of any tranche of transition bonds in the principal amount of $10,000,000 or more to the trustee not later than the applicable record date, the trustee will make payments by wire transfer to an account maintained by the payee.

On each payment date, the amount to be paid as principal on the transition bonds of each series will equal:

•	the unpaid principal amount of each series due on the final maturity date of that series, plus

•	the unpaid principal amount of each series upon acceleration following an event of default, plus

•	the overdue payments of principal, plus

•	the unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on each series on that payment date.

The failure to pay accrued interest on a series of transition bonds on any payment date (even if the failure is caused by a shortfall in transition charges received) will result in an event of default for that series of transition bonds unless such failure is cured within five business days. If interest is not paid within that five-day period, the issuing entity will pay such defaulted interest (plus interest on such defaulted interest at the applicable interest rate to the extent lawful) to the persons who are transition bondholders on a special record date (as defined in the indenture). The special record date will be at least fifteen business days prior to the date on which the trustee is to make a special payment (a special payment date). The issuing entity will fix any special record date and special payment date and, at least 10 days before such special record date, the issuing entity will mail to each affected transition bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid. An event of default under one series of transition bonds will not automatically trigger an event of default under other outstanding series of transition bonds. Please read”—What Constitutes an Event of Default on the Transition Bonds” below.

The entire unpaid principal amount of a series of transition bonds will be due and payable:

•	on the final maturity date of that series,

•

if an event of default under the indenture occurs and is continuing and the trustee or the holders of a majority in principal amount of that series of transition bonds have declared that series of transition bonds to be immediately due and payable.

However, the nature of our business will result in payment of principal upon an acceleration of a series of transition bonds being made as funds become available. Please read “Risk Factors— Risks Associated with the Unusual Nature of the Transition Property— Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited.”

If any special payment date or other date specified herein for distribution of any payments to transition bondholders is not a business day, payments scheduled to be made on such special payment date or other date may be made on the next succeeding business day, and no interest will accrue upon such payment during the intervening period. “Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Houston, Texas, are required or authorized by law or executive order to remain closed.

Neither we nor CenterPoint Houston makes any representation or warranty that any amounts actually collected arising from transition charges will in fact be sufficient to meet payment obligations on related series of transition bonds or that assumptions made in calculating transition charges will in fact be realized.

Credit Enhancement for the Transition Bonds

Credit enhancement with respect to the transition bonds of each series will be provided by adjustments to the related transition charges, amounts on deposit in the excess funds subaccount and the capital subaccount for that series and cash deposits and other credit support provided in respect of transition charges allocable to a series by retail electric providers who do not meet specified credit rating requirements.

Transition Bonds Will Be Issued in Book-Entry Form

Unless we specify otherwise in the related prospectus supplement, the transition bonds will be available to investors only in the form of book-entry transition bonds. You may hold your transition bonds through DTC in the U.S., Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe or in any other manner we describe in the related prospectus supplement. You may hold your transition bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear. Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the transition bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System. DTC is a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Direct participants of DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations, including the underwriters of a series of transition bonds. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Function of Clearstream. Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of transition bonds. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of transition bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC Will Be the Holder of the Transition Bonds. Transition bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, transition bonds may do so only through participants and indirect participants. In addition, transition bondholders will receive all distributions of principal of and interest on the transition bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, transition bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or transition bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize transition bondholders as bondholders, as that term is used in the indenture, and transition bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of transition bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the transition bonds and is required to receive and transmit distributions of principal and interest on the transition bonds. Participants and indirect participants with whom transition bondholders have accounts with respect to the transition bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective transition bondholders. Accordingly, although transition bondholders will not possess transition bonds, transition bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a transition bondholder to pledge transition bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those transition bonds, may be limited due to the lack of a physical certificate for those transition bonds.

DTC has advised us that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

How Transition Bond Payments Will Be Credited by Clearstream and Euroclear. Distributions with respect to transition bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences for the Transition Bondholders” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the transition bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Certificated Transition Bonds

The Circumstances That Will Result in the Issuance of Definitive Certificated Transition Bonds. Unless we specify otherwise in the related prospectus supplement, each tranche of the transition bonds will be issued in fully registered, certificated form to beneficial owners of transition bonds or other intermediaries, rather than to DTC or its nominee, only if:

•

DTC or we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates for the transition bonds and we are unable to locate a qualified successor,

•	we advise the trustee in writing that we elect to discontinue use of book-entry-only transfers through DTC and deliver certificated transition bonds to DTC, or

•

after the occurrence of an event of default under the indenture, transition bondholders representing at least a majority of the outstanding principal balance of the transition bonds of all affected series advise us, the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the transition bondholders’ best interest.

The Delivery of Definitive Certificated Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph (unless otherwise specified), the trustee will be required to notify all affected beneficial owners of transition bonds of the occurrence of the event and the availability through DTC of definitive certificated transition bonds. Upon surrender by DTC of the global bond or bonds in the possession of DTC that had represented the applicable transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver definitive certificated transition bonds to the beneficial owners, and the trustee will recognize the holders of the definitive certificated transition bonds as bondholders under the indenture.

The Payment Mechanism for Definitive Certificated Transition Bonds. Payments of principal of, and interest on, definitive certificated transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of definitive certificated transition bonds in whose names the definitive certificated transition bonds were registered at the close of business on the related record date specified in each prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee or, in certain cases, by wire transfer.

The Transfer or Exchange of Definitive Certificated Transition Bonds. Definitive certificated transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but we and the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Final Payments on Definitive Certificated Transition Bonds. The final payment on any transition bond, however—whether a definitive certificated transition bond or a transition bond registered in the name of Cede & Co.—will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to transition bondholders. The trustee will be required to mail that notice to registered bondholders not later than the fifth day of the month of the final payment.

Registration and Transfer of the Transition Bonds

If specified in the related prospectus supplement, we may issue one or more tranches of transition bonds in definitive form, which will be transferable and exchangeable as described above under “—Definitive Certificated Transition Bonds.” There will be no service charge for any registration or transfer of the transition bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

We will issue each tranche of transition bonds in the minimum initial denominations set forth in the related prospectus supplement and, except as otherwise provided in the related prospectus supplement, in integral multiples thereof.

The trustee will make payments of interest and principal on each payment date to the bondholders in whose names the transition bonds were registered on the applicable record date.

The Transition Bonds May Be Issued in Various Series or Tranches

Under the indenture, the trustee will authenticate and deliver an additional series of the transition bonds only on the satisfaction of specified conditions, including the following:

•

all parties required to do so by the terms of the relevant documents must have authorized, executed and delivered appropriate documentation required by the indenture and our limited liability company agreement, as amended or restated,

•

the seller must have irrevocably assigned all of its right, title and interest in the applicable transition property to us and made the filing required by Section 39.309 of the Restructuring Act with respect to the assignment,

•	the trustee must have received written confirmation from each rating agency that the new series of transition bonds will be rated as set forth in the related prospectus supplement,

•	the seller must receive and deliver to us and the trustee:

•

an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) to the effect that we will not be subject to United States federal income tax as an entity separate from CenterPoint Energy and that the new series of transition bonds will be treated as debt of CenterPoint Energy for United States federal income tax purposes,

•

an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) or, if the seller so chooses, a ruling from the IRS, in either case to the effect that, for United States federal income tax purposes, the issuance of the new series of transition bonds will not result in gross income to the seller, and

•

an opinion of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) to the effect that such issuance of the additional series of transition bonds will not adversely affect the characterization of any then outstanding transition bonds as obligations of CenterPoint Energy.

•

The opinion of outside tax counsel described above may, if the seller so chooses, be conditioned on the receipt by the seller of one or more letter rulings from the IRS and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such letter rulings and to rely on the representations made, and information supplied, to the IRS in connection with such letter rulings, and

•	we must deliver certain certificates and opinions specified in the indenture to the trustee and, in certain instances, to the PUCT.

The Security for the Transition Bonds

To secure the payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the transition bonds of each series pursuant to the indenture, we will grant to the trustee for the benefit of the transition bondholders of each series a security interest in all of our right, title and interest, whether now owned or later acquired, in and to the following collateral with respect to that series, which collectively constitutes the trust estate under the indenture:

•	the transition property related to that series,

•	our rights under the statutory true-up mechanism,

•	our rights under the applicable sale agreement,

•	all bills of sale delivered by CenterPoint Houston pursuant to the applicable sale agreement,

•	our rights under the applicable servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	our rights under the administration agreement,

•

our rights in the applicable collection account and all subaccounts of the collection account, including the general subaccount, the capital subaccount and the excess funds subaccount and all cash, securities, instruments, investment property or other assets credited to or deposited in the collection account or any subaccount of the collection account from time to time or purchased with funds from the collection account, and all financial assets and securities entitlements carried therein or credited thereto,

•	our rights in the deposits of retail electric providers required under the applicable financing order,

•	all of our other property related to the series of transition bonds, other than any cash released to us by the trustee semi-annually from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•

all payments on or under and all proceeds in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

The security interest does not extend to:

•	amounts (including net investment earnings) on deposit in a retail electric provider security deposit subaccount that have been released to the servicer or a retail electric provider,

•	amounts representing investment earnings on the capital subaccount released to us,

•	amounts deposited in the capital subaccount for that series that have been released to us or as we direct following retirement of that series of transition bonds,

•	amounts deposited with us on any series issuance date for payment of costs of issuance with respect to the related series of transition bonds (together with any interest earnings thereon), and

•	amounts in the segregated trust account held for the benefit of the trustee to pay certain expenses of the trustee.

The collateral for each series of transition bonds will be separate from the collateral for any other series, and holders of one series of transition bonds will have no recourse to collateral for a different series. Please read “—How Funds in the Collection Account Will Be Allocated.”

Section 39.309(b) of the Restructuring Act provides that a valid and enforceable security interest in transition property will attach and be perfected by the means set forth in Section 39.309. Specifically, Section 39.309(b) provides that a valid and enforceable lien and security interest in transition property may be created only by a financing order and the execution and delivery of a security agreement in connection with issuance of financing instruments such as the transition bonds. The lien and security interest attach automatically at the time when value is received for the instruments. Upon perfection by filing notice with the Secretary of State of Texas under Section 39.309(d) of the Restructuring Act, the lien and security interest will be a continuously perfected lien and security interest in the transition property and all proceeds of the property, whether accrued or not, and will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor.

The Collection Account for the Transition Bonds

Under the indenture, we will establish a collection account with the trustee or at another eligible institution for each series of transition bonds. The collection account will be under the sole dominion and exclusive control of the trustee. The trustee will hold the collection account for our benefit as well as the benefit of the bondholders of the related series of transition bonds. Funds received from collections of the applicable transition charges will be deposited into the collection account. The collection account for each series of transition bonds will be divided into the following subaccounts, which need not be separate bank accounts:

•	the general subaccount,

•	the capital subaccount, and

•	the excess funds subaccount.

All amounts in the collection account for each series of transition bonds not allocated to any other subaccount by the servicer will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus and the prospectus supplement to the collection account for any series of transition bonds include all of the subaccounts contained therein. All monies deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments with these monies will be held by the trustee in the collection account as part of the collateral. The following institutions are eligible institutions for the establishment of the collection account:

•	the corporate trust department of the trustee so long as any of the securities of the trustee are rated investment grade by each rating agency, or

•	the trust department of a depository institution organized under the laws of the United States of America or any state or domestic branch of a foreign bank, which:

•	has deposits insured by the Federal Deposit Insurance Corporation, and has either:

•	a long-term unsecured debt rating of “AA-” by S&P and “A2” by Moody’s and, if applicable, the equivalent of the lower of those two ratings by Fitch, or

•

a certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s and, if applicable, the equivalent of the lower of those two ratings by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies.

Appropriate Investments for Funds in the Collection Account. So long as no default or event of default has occurred and is continuing, all or a portion of the funds in the collection account for each series of transition bonds must be invested by the trustee in accordance with the written direction of the servicer in any of the following, each of which is referred to as an eligible investment:

1.	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America,

2.	demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any domestic branch of a foreign bank, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than such depository institution or trust company, shall have either (A) a long-term unsecured debt rating from Moody’s and S&P of at least “Aa3” and “AA”, respectively, or (B) a certificate of deposit rating by Moody’s and S&P of at least “P-1” and “A-1+”, respectively,

3.	commercial paper or other short-term obligations of any corporation (other than CenterPoint Houston or any of its affiliates), whose ratings, at the time of the investment or contractual commitment to invest therein, from Moody’s and S&P of at least “P-1” and “A-1+”, respectively,

4.	investments in money market funds having a rating from Moody’s and S&P of “Aaa” and “AAA”, respectively, including funds for which the trustee or any of its affiliates act as investment manager or advisor,

5.	bankers’ acceptances issued by any depository institution or trust company referred to in clause 2 above,

6.	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company, acting as principal, described in clause 2 above,

7.	repurchase obligations with respect to any security or whole loan entered into with:

a.	depository institution or trust company, acting as principal, described in clause 2 above,

b.	broker/ dealer, acting as principal, registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934 the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and at least “A-1+” by S&P at the time of entering into this repurchase obligation, or

c.	an unrated broker/ dealer, acting as principal, that is a wholly owned subsidiary of a nonbank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and at least “A-1+” by S&P at the time of purchase, or

8.	any other investment permitted by each of the rating agencies;

provided, however, that:

a.	any book-entry security, instrument or security having a maturity of one month or less that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such book-entry security, instrument or security, or the obligor thereon, has an unsecured short-term debt rating of at least “P-1” by Moody’s, and at least “A-1+” by S&P, and

b.	any book-entry security, instrument or security having a maturity of greater than one month that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if such book-entry security, instrument or security, or the obligor thereon, has an unsecured long-term debt rating of at least “AA-” by S&P or “Aa3” by Moody’s and an unsecured short-term debt rating of at least “P-1” by Moody’s or the equivalent thereof by S&P, provided, that unless otherwise permitted by the applicable rating agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at that institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days.

If Fitch provides a rating for any of the securities, instruments or entities described above, then such security, instrument or entity must have a rating from Fitch not less than the equivalent of the lower of the ratings thereon from Moody’s and S&P.

These eligible investments may not:

•	mature later than the next payment date, or

•	be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof.

No moneys held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest granted and perfected in the collection account will continue to be perfected in the investment or the proceeds of the sale in either case without any further action by any person.

Remittances to the Collection Account. On each remittance date, the servicer will remit all collected transition charges, any indemnity amounts and any other proceeds of the trust estate securing that series to the trustee for deposit in the related collection account. Indemnity amount means any amount paid by the servicer or CenterPoint Houston to the trustee, for the trustee or on behalf of the transition bondholders, in respect of indemnification obligations pursuant to the applicable servicing agreement or sale agreement. Please read “The Servicing Agreements” and “The Sale Agreements” in this prospectus. To the extent that the combined amounts remitted by a retail electric provider are insufficient to satisfy amounts owed under any bill, including transition charges, the amount remitted shall first be allocated ratably among the transition charges relating to transition bonds and other fees and charges (including transition charges relating to other transition bonds, delivery charges, nuclear decommissioning charges and other fees and charges) other than late fees, and second, any remaining portion of the remittance shall be attributed to late fees. If a retail electric provider defaults in the payment of transition charges, it must implement one of the actions described under “Retail Electric Providers—Remedies Upon Default.”

General Subaccount. Collected transition charges and any indemnity amounts remitted to the trustee will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount among the other subaccounts as described under “—How Funds in the Collection Account Will Be Allocated.” Amounts in the general subaccount will be invested in the eligible investments described above.

Capital Subaccount. Upon the issuance of each series of the transition bonds, CenterPoint Houston will make a capital contribution to us in an amount stated in the prospectus supplement. We will pay this amount to the trustee for deposit into the capital subaccount which will be invested in eligible investments by the trustee in accordance with the written direction of the servicer. The trustee will draw on amounts in the capital subaccount to the extent that, in allocating funds in accordance with clauses 1 through 8 in “—How Funds in the Collection Account Will Be Allocated,” below, amounts on deposit in the general subaccount and, the excess funds subaccount are insufficient to make scheduled payments on the transition bonds and payments of fees and expenses specified in clauses 1 through 8. The trustee will allocate collected transition charges available on any payment date that are not necessary to pay amounts described in clauses 1 through 8 in “—How Funds in the Collection Account Will Be Allocated,” below, to the capital subaccount in an amount sufficient to replenish any amounts drawn from the capital subaccount. If any series of the transition bonds has been retired as of any payment date, the amounts on deposit in the capital subaccount allocable to that series will be released to us, free of the lien of the indenture.

Excess Funds Subaccount. The trustee will allocate collected transition charges available on any payment date that are not necessary to pay clauses 1 through 10 in “—How Funds in the Collection Account Will Be Allocated,” below, to the excess funds subaccount. The trustee will invest amounts in the excess funds subaccount in eligible investments in accordance with the written direction of the servicer. On each payment date, the trustee will draw on the excess funds subaccount in allocating funds in accordance with clauses 1 through 9 in “—How Funds in the Collection Account Will Be Allocated,” below, to the extent that amounts on deposit in the general subaccount are insufficient to make scheduled payments on the transition bonds and payments of fees and expenses specified in clauses 1 through 9.

How Funds in the Collection Account Will Be Allocated

Amounts remitted by the servicer to the trustee with respect to a series of transition bonds, including any indemnity amounts and all investment earnings on amounts in the general subaccount of the collection account will be deposited into the general subaccount. On each payment date or other date specified in the prospectus supplement with respect to a particular tranche or series, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for that series in the following priority:

1.	payment of a pro rata portion, based upon the respective outstanding amounts of each series of transition bonds issued by us under the indenture, of the trustee’s fees, expenses and any outstanding indemnity amounts relating to that series of transition bonds not to exceed a specified amount in any 12-month period, which amount will be fixed in the indenture or the supplemental indenture governing that series of transition bonds,

2.	payment of the servicing fee, which will be a fixed amount specified in the servicing agreement for that series, plus any unpaid servicing fees from prior payment dates,

3.	payment of the fees of our independent manager (which are billed annually), which will be in an amount specified in an agreement between us and our independent manager, and a pro rata portion of the administration fee, which will be a fixed amount specified in the administration agreement between us and CenterPoint Houston,

4.	payment of all of our other ordinary periodic operating expenses relating to that series, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement,

5.	payment of the interest then due on that series of transition bonds,

6.	payment of the principal then required to be paid on that series of transition bonds at final maturity or upon acceleration upon an event of default,

7.	payment of the principal then scheduled to be paid on that series of transition bonds,

8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents relating to that series, including all remaining indemnity amounts owed to the trustee,

9.	replenishment of any amounts drawn from the capital subaccount for that series of transition bonds, including investment earnings in the capital subaccount for that series of transition bonds to the extent used for allocations and payments contemplated by clauses 1 through 8,

10.	so long as no event of default has occurred and is continuing, release the investment earnings in the capital subaccount for that series of transition bonds to us, and

11.	allocation of the remainder, if any, to the excess funds subaccount, and

12.	after that series of transition bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds account for that series of transition bonds, to us free and clear of the lien of the indenture.

The amount of the servicer’s fee referred to in clause 2 above and the amount of the administration fee referred to in clause 3 will be described in the prospectus supplement for the related series of the transition bonds.

Interest means, for any payment date for any series or tranche of the transition bonds, the sum, without duplication, of:

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an amount equal to the interest accrued on that series or tranche at the applicable interest rate from the prior payment date or, with respect to the first payment date, the amount of interest accrued since the issuance date, with respect to that series or tranche,

•	any unpaid interest plus, to the fullest extent permitted by law, any interest accrued on this unpaid interest, and

•	if the transition bonds have been declared due and payable, all accrued and unpaid interest thereon.

Principal means, with respect to any payment date and any series or tranche of the transition bonds, the sum, without duplication, of:

•	the amount of principal due as a result of the occurrence and continuance of an event of default and acceleration of the transition bonds,

•	the amount of principal due on the final maturity date of any series or tranche,

•	any overdue payments of principal, and

•	the amount of principal scheduled to be paid on such payment date in accordance with the expected sinking fund schedule.

If on any payment date funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection with respect to a series of transition bonds, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1.	from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and

2.	from the capital subaccount for allocations and payments contemplated by clauses 1 through 8.

If, on any payment date, available collections of transition charges allocable to a series of transition bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding transition bonds of that series on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche in that series. If, on any payment date, remaining collections of transition charges allocable to a series of transition bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding transition bonds of that series on that payment date, amounts available will be allocated pro rata based on the principal amount of each tranche then due and payable. If, on any payment date, remaining collections of transition charges allocable to a series of transition bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding transition bonds of that series, amounts available will be allocated pro rata based on the principal amounts of each tranche then scheduled to be paid on the payment date. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the transition charges related to that series or tranche will take into account, among other things, the need to replenish those amounts.

Allocations as Between Series

Although each series will have its own transition property, transition charges relating to each series will be collected from the same retail electric providers. In the event a retail electric provider does not pay in full all amounts owed under any bill including transition charges, the amount remitted shall first be allocated ratably among the transition charges relating to the transition bonds and other fees and charges (including transition charges relating to other transition bonds, delivery charges, nuclear decommissioning charges and other fees and charges) other than late fees, and second, any remaining portion of the remittance shall be attributed to late fees. Please read “The Servicing Agreements—Servicing Procedures—Remittances to the Trustee.”

Reports to Holders of the Transition Bonds

With respect to each series of the transition bonds, on or prior to each payment date, the trustee will deliver a statement prepared by the servicer to each transition bondholder of that series, to the PUCT and to the rating agencies. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the applicable supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date, as applicable:

•	the amount to be paid to transition bondholders of that series and the related tranches in respect of principal,

•	the amount to be paid to transition bondholders of that series and the related tranches in respect of interest,

•	the transition bond balance and the projected transition bond balance of that series and the related tranches as of that payment date,

•	the amount on deposit in the capital subaccount for that series as of that payment date,

•	the amount, if any, on deposit in the excess funds subaccount for that series as of that payment date,

•	the amount to be paid to the trustee relating to that series on that payment date,

•	the amount to be paid to the servicer relating to that series on that payment date, and

•	any other transfers and payments relating to that series made pursuant to the indenture.

Website

We will, to the extent permitted by and consistent with the issuing entity’s obligations under applicable law, cause to be posted on the website associated with CenterPoint Houston:

•	the final prospectus for each series of outstanding transition bonds,

•	a statement of transition charge remittances made to the trustee during the prior interest payment period,

•	a statement reporting the balances in the collection account and in each subaccount of the collection account as of the most recent interest payment date,

•	a statement showing the balance of outstanding transition bonds that reflects the actual periodic payments made on each series of the transition bonds versus the expected periodic payments,

•	the semi-annual servicer’s certificate delivered for each series of transition bonds pursuant to the servicing agreements,

•	any reports and other information that we are required to file with the SEC under the Securities Exchange Act of 1934, and

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a current organization chart for the issuing entity and servicer (unless the servicer is not related to us in which case the servicer will post two separate organization charts), in each case disclosing the parent company and material subsidiaries of the servicer and us.

We and the Trustee May Modify the Indenture

Modifications of the Indenture That Do Not Require Consent of Transition Bondholders. Without the consent of any of the holders of the outstanding transition bonds but with prior notice to the rating agencies and, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, with the consent or deemed consent of the PUCT (other than with respect to the supplemental indenture establishing the initial series of transition bonds), we and the trustee may execute a supplemental indenture for any of the following purposes:

•	to correct or amplify the description of the collateral, or to better assure, convey and confirm unto the trustee the collateral, or to subject additional property to the lien of the indenture,

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to evidence the succession, in compliance with the applicable provisions of the indenture, of another entity to us, and the assumption by any applicable successor of our covenants contained in the indenture and in the transition bonds,

•	to add to our covenants, for the benefit of the holders of the transition bonds, or to surrender any right or power therein conferred upon us,

•	to convey, transfer, assign, mortgage or pledge any property to the trustee,

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to cure any ambiguity, to correct or supplement any provision of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture, to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, to change in any manner or eliminate any provisions of the indenture or to modify in any manner the rights of the transition bondholders under the indenture; provided, however, that:

•	this action shall not adversely affect in any material respect the interests of any transition bondholder, and

•	the rating agency condition shall have been satisfied with respect thereto,

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to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the transition bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trust estate under the indenture by more than one trustee, pursuant to the requirements specified in the indenture,

•	to qualify the transition bonds for registration with a clearing agency,

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to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act,

•	to set forth the terms of any series that has not theretofore been authorized by a supplemental indenture, or

•	to satisfy any rating agency requirements.

Additional Modifications to the Indenture That Do Not Require the Consent of Transition Bondholders. We may also, without the consent of any of the transition bondholders but, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, with the consent or deemed consent of the PUCT, execute one or more other agreements supplemental to the indenture as long as:

•	the supplemental agreement does not adversely affect in any material respect the interests of any transition bondholder, and

•	the rating agency condition shall have been satisfied with respect thereto.

Modifications to the Indenture That Require the Approval of the Transition Bondholders. We and the trustee also may, with the consent of the holders of not less than a majority of the outstanding amount of the transition bonds of each series or tranche to be affected by the supplemental indenture and, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, with the consent or deemed consent of the PUCT, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the transition bondholders under the indenture. However, supplemental indenture may not, without the consent of the holder of each outstanding transition bond of each series or tranche affected thereby:

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change the date of payment of any installment of principal of or premium, if any, or interest on any transition bond of such series or tranche, or reduce the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto,

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change the provisions of the indenture and the related applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the transition bonds of such series or tranche, or change the coin or currency in which any transition bond or any interest thereon is payable,

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impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment, reduce the percentage of the aggregate amount of the outstanding transition bonds, or of a series or tranche thereof, the consent of the transition bondholders which is required for any supplemental indenture, or the consent of the transition bondholders which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture,

•	reduce the percentage of the outstanding amount of the transition bonds of such series or tranche required to direct the trustee to direct us to sell or liquidate the collateral,

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modify any provision of the section of the indenture relating to the consent of transition bondholders of such series or tranche with respect to supplemental indentures, except to increase any percentage specified therein or to provide that those provisions of the indenture or the basic documents specified in the indenture cannot be modified or waived without the consent of each outstanding transition bondholder affected thereby,

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modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any transition bond of such series or tranche on any payment date, expected sinking fund schedules, series final maturity dates or tranche final maturity dates of any transition bonds of such series or tranche,

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decrease the required capital amount with respect to such series, modify or alter the provisions of the indenture regarding the voting of the transition bonds held by us, CenterPoint Houston, an affiliate of either of them or any obligor on the transition bonds of such series,

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decrease the percentage of the aggregate principal amount of the transition bonds of such series or tranche required to amend the sections of the indenture which specify the applicable percentage of the aggregate principal amount of the transition bonds necessary to amend the indenture or other related agreements specified therein, or

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permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds of such series or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any transition bond of the security provided by the lien of the indenture.

Enforcement of the Sale Agreement, the Administration Agreement, the Intercreditor Agreement and the Servicing Agreement. The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement applicable to each series of transition bonds. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by CenterPoint Houston, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement applicable to each series of transition bonds. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the intercreditor agreement and the servicing agreement applicable to each series of transition bonds. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the transition charges, we must notify the trustee and the PUCT in writing and the trustee must notify the transition bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding transition bonds of the series or tranches materially and adversely affected thereby and only if the rating agency condition is satisfied. In addition, any proposed amendment of the indenture, the sale agreement or the servicing agreement that would increase ongoing qualified costs as defined in the applicable financing order requires the prior written consent or deemed consent of the PUCT.

If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the transition bonds of all affected series shall, exercise all of our rights, remedies, powers, privileges and claims against CenterPoint Houston, the administrator and servicer, under or in connection with the related sale agreements, administration agreements, intercreditor agreements and servicing agreements, and any right of ours to take this action shall be suspended.

Modifications to the Sale Agreement, the Intercreditor Agreement, the Administration Agreement and the Servicing Agreement. With the prior written consent of the trustee, the sale agreement, the intercreditor agreement, the administration agreement and the servicing agreement, in each case relating to a particular series of transition bonds, may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the transition bondholders of the related series but, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, with the consent or deemed consent of the PUCT (other than with respect to an intercreditor agreement). However, any such amendment may not adversely affect the interest of any transition bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the transition bonds of the affected series. The parties to the servicing agreement acknowledge that the financing order provides that the PUCT, acting through its authorized legal representative and for the benefit of Texas ratepayers, may enforce the servicer’s obligations imposed under the servicing agreement pursuant to the financing order to the extent permitted by law.

Notification of the Rating Agencies, the PUCT, the Trustee and the Transition Bondholders of Any Modification. If we, CenterPoint Houston or the servicer or any other party to the applicable agreement:

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proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

•	waives timely performance or observance by CenterPoint Houston or the servicer under the sale agreement, the intercreditor agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of transition bondholders, we must first notify the rating agencies of the proposed amendment. Upon receiving notification regarding the rating agency condition, we must thereafter notify the trustee and the PUCT in writing and the trustee shall notify the transition bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the transition bonds of the series or tranches materially and adversely affected thereby.

What Constitutes an Event of Default on the Transition Bonds

An event of default with respect to a series of transition bonds is defined in the indenture as being:

1.	a default in the payment of any interest on any transition bond of that series when the same becomes due and payable and the continuation of this default for five business days,

2.	a default in the payment of the then unpaid principal of any transition bond of that series on the final maturity date for that series or, if applicable, any tranche on the final maturity date for that tranche,

3.	a default in the observance or performance of any of our covenants or agreements made in the indenture, other than those specifically dealt with in clause 1 or 2 above, or any of our covenants or agreements made in any credit enhancement agreement permitted under the indenture or any supplemental indenture or any of our representations or warranties made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when made (other than a covenant, agreement or representation or warranty expressly included in the indenture solely for the benefit of a different series of transition bonds), and this default continues or is not cured for a period of 30 days after the earlier of (a) written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% of the outstanding principal amount of the transition bonds of the affected series or (b) the date we have actual notice of the default,

4.	the filing of a decree or order for relief by a court having jurisdiction in respect of us or any substantial part of the collateral securing that series in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property or for any substantial part of the collateral securing that series, or ordering the winding- up or liquidation of our affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days,

5.	the commencement by us of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by us to the entry of an order for relief in an involuntary case under any such law, or the consent by us to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property for any substantial part of the collateral securing that series, or the making by us of any general assignment for the benefit of creditors, or the failure by us generally to pay our debts as such debts become due, or the taking of action by us in furtherance of any of the foregoing,

6.	any act or failure to act by the State of Texas or any of its agencies (including the PUCT), officers or employees that violates or is not in accordance with the pledge of the State of Texas in Section 39.310 of the Restructuring Act including, without limitation, the failure of the PUCT to implement the statutory true-up mechanism, or

7.	any other event designated as an event of default in the related series supplement.

Remedies Available Following an Event of Default. If an event of default with respect to a series of transition bonds, other than event number 6 above, occurs and is continuing, the trustee or holders of a majority in principal amount of the transition bonds of that series may declare the unpaid principal balance of that series of transition bonds, together with accrued interest, to be immediately due and payable. This declaration may, under the circumstances specified therein, be rescinded by the holders of a majority in principal amount of that series of the transition bonds. The nature of our business will result in payment of principal upon such a declaration being made as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Transition Property— Foreclosure of the trustee’s lien on the transition property for a series of transition bonds might not be practical, and acceleration of the transition bonds of such series before maturity might have little practical effect” and “—You may experience material payment delays or incur a loss on your investment in the transition bonds because the source of funds for payment is limited.”

In addition to acceleration of the transition bonds described above, the trustee may, and upon the written direction of the holders of a majority in principal amount of the transition bonds of the series with respect to which a default has occurred, shall, exercise one or more of the following remedies upon an event of default (other than event number 6 above):

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the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the transition bonds or under the indenture with respect to the transition bonds, whether by declaration or otherwise, enforce any judgment obtained, and collect from us or the servicer moneys adjudged due,

•	the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral securing that series,

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the trustee may exercise any remedies of a secured party under the Uniform Commercial Code or the Restructuring Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the transition bondholders,

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the trustee may sell the collateral securing that series or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law provided that certain conditions set forth in the indenture are met, and

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the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller, administrator and the servicer under or in connection with the administration agreement or the applicable sale agreement, intercreditor agreement or servicing agreement.

If event of default number 6 above occurs, the trustee may to the extent allowed by law institute or participate in proceedings reasonably necessary to compel performance of or to enforce the pledge of the State of Texas and to collect any monetary damages incurred by the transition bondholders or the trustee as a result of such event of default. This is the only remedy the trustee may exercise if this event of default has occurred.

When the Trustee Can Sell the Collateral. If a series of transition bonds has been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of a majority in principal amount of the transition bonds of such affected series, either:

•	subject to the paragraph immediately below, sell the collateral securing such series,

•	elect to have us maintain possession of the collateral securing such series, or

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take such other remedial action as the trustee, at the written direction of the holders of a majority in principal amount of the transition bonds of such series then outstanding and declared to have been due and payable, may direct and continue to apply distributions on the collateral securing such series as if there had been no declaration of acceleration.

The trustee is prohibited from selling the collateral securing such series of transition bonds following an event of default on such series other than (1) a default for five days or more in the payment of any interest on the transition bonds of such series, or (2) a default in the payment of the then unpaid principal of the transition bonds of such series on the final maturity date for that series or if applicable, any tranche on the final maturity date for that tranche, unless:

•	the holders of 100% of the principal amount of such series of the transition bonds consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding transition bonds of such series, or

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the trustee determines (based upon a report from an independent auditor or independent investment banking firm) that funds provided by the collateral securing such series would not be sufficient on an ongoing basis to make all payments on the transition bonds of such series as these payments would have become due if the transition bonds of such series had not been declared due and payable, and the trustee obtains the written consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the transition bonds of such series.

Right of Transition Bondholders to Direct Proceedings. Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of a majority in principal amount of the outstanding transition bonds of the affected series, tranche or tranches will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

•	this direction does not conflict with any rule of law or with the indenture,

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the trustee may sell the collateral securing the affected series or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law provided that certain conditions set forth in the indenture are met,

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so long as the conditions specified in the indenture have been satisfied and the trustee elects to retain the collateral securing the affected series pursuant to the indenture and elects not to sell or liquidate that collateral, any direction to the trustee to sell or liquidate the collateral securing the affected series is by the holders of 100% of the principal amount of the affected series of the transition bonds then outstanding, and

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

However, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the transition bonds of any series if:

•	it reasonably believes it will not be indemnified to its reasonable satisfaction against the costs, expenses and liabilities which might be incurred by it in complying with this request, or

•	it determines that this action might materially adversely affect the rights of any transition bondholder not consenting to the action.

Waiver of Default. The holders of a majority in principal amount of the transition bonds of a series may, in those cases specified in the indenture, waive any default with respect to that series. However, they may not waive a default in the payment of principal or of premium, if any, or interest on any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding transition bonds of all affected series and tranches.

Limitation of Proceedings. Under the indenture, no transition bondholder of any series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the transition property or otherwise enforce the lien in the transition property pursuant to Section 39.309 of the Restructuring Act, unless:

•	the holder previously has given to the trustee written notice of a continuing event of default,

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the holders of not less than a majority in principal amount of the outstanding transition bonds of the affected series have made written request of the trustee to institute the proceeding in its own name as trustee,

•	the holder or holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in complying with the request,

•	the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute the proceeding, and

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no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of a majority in principal amount of the outstanding transition bonds of the affected series.

In addition, each of the trustee, the transition bondholders and the servicer will covenant that it will not, prior to the date that is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. By purchasing transition bonds, each transition bondholder will be deemed to have made this covenant.

Our Covenants

Consolidation, Merger or Sale of Assets. We will keep in effect our existence, rights and franchises as a limited liability company under Delaware law, provided that we may consolidate with, merge into or convert into another entity or sell substantially all of our assets to another entity if:

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the entity formed by or surviving the consolidation, merger or conversion or to whom substantially all of our assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all outstanding transition bonds and the performance of our obligations under the indenture,

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the entity formed by or surviving the consolidation, merger or conversion or to whom substantially all of our assets are sold expressly assumes all obligations and succeeds to all of our rights under the sale agreement, the administration agreement, the intercreditor agreement, the servicing agreement and any other basic document specified in the indenture to which we are a party or under which we have rights pursuant to an assignment and assumption agreement executed and delivered to the trustee,

•	no default or event of default will have occurred and be continuing immediately after giving effect to the merger, consolidation, conversion or sale,

•	prior notice will have been given to the rating agencies and the rating agency condition will have been satisfied with respect to the merger, consolidation, conversion or sale,

•	we have received an opinion of independent counsel to the effect that the merger, consolidation, conversion or sale:

•	will have no material adverse tax consequence to us or any transition bondholder,

•	complies with the indenture and all conditions precedent therein provided relating to the merger, consolidation, conversion or sale, and

•	will result in the trustee maintaining a continuing valid first priority perfected security interest in the collateral,

•	none of the transition property, the financing order or our rights under the Restructuring Act or the financing order are impaired thereby, and

•	any action that is necessary to maintain the lien and security interest created by the indenture has been taken.

Additional Covenants. We will from time to time execute and deliver all documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien of the indenture and the priority thereof. We will not, among other things:

•	permit the validity of the indenture to be impaired or the lien to be amended, subordinated or terminated or discharged,

•	permit any person to be released from any covenants or obligations except as expressly permitted by the indenture,

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permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien of the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof,

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except as expressly permitted by the indenture, any supplemental indenture, the sale agreement or the servicing agreement, sell, transfer, exchange or otherwise dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture,

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claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the transition bonds, other than amounts properly withheld under the Internal Revenue Code of 1986, or assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon us or any part of the collateral,

•	terminate our existence, dissolve or liquidate in whole or in part, except as otherwise permitted by the indenture,

•	take any action which is the subject of a rating agency condition if such action would result in a downgrade, or

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elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action inconsistent with our treatment for federal income tax purposes as a disregarded entity not separate from our sole owner.

We may not engage in any business other than purchasing and owning transition property, issuing transition bonds from time to time, pledging our interest in the collateral to the trustee under the indenture in order to secure the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

We may not issue, incur, assume or guarantee any indebtedness except for the transition bonds and any obligations under any credit enhancement for any series of the transition bonds. Also, we may not guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, other than the eligible investments. We may not, except as contemplated by the indenture, the sale agreement, the servicing agreement and related documents, including our limited liability company agreement, make any loan or advance or credit to any person. We will not make any expenditure for capital assets or lease any capital asset other than the transition property purchased from CenterPoint Houston pursuant to, and in accordance with, any sale agreement. We may not make any payments, distributions or dividends to any member in respect of its membership interest except in accordance with the indenture.

The servicer will deliver to the trustee the annual accountant’s report, compliance certificates and reports regarding distributions and other statements required by the servicing agreement. Please read “The Servicing Agreements” in this prospectus.

Access to the List of Transition Bondholders

Any transition bondholder who has owned a transition bond for at least six months may, by written request to the trustee, obtain access to the list of all transition bondholders maintained by the trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. In addition, a group of transition bondholders each of whom has owned a transition bond for at least six months may also obtain access to the list of all transition bondholders for the same purpose. The trustee may elect not to afford the requesting transition bondholders access to the list of transition bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholders, to all transition bondholders.

We Must File an Annual Compliance Statement

We will be required to file annually with the trustee a written statement, a copy of which we will provide to each of the rating agencies and the PUCT, as to the fulfillment of our obligations under the indenture. In addition, we will furnish to the trustee an opinion of counsel concerning filings made by us on an annual basis and before the effectiveness of any amendment to the sale agreement or the servicing agreement.

The Trustee Must Provide an Annual Report to All Transition Bondholders

If required by the Trust Indenture Act, the trustee will be required to mail each year to all transition bondholders a brief report. This report may state, in accordance with the requirements of the Trust Indenture Act, among other items:

•	the trustee’s eligibility and qualification to continue as the trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee’s individual capacity,

•	the property and funds physically held by the trustee,

•	any additional issue of a series of the transition bonds not previously reported, and

•	any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

What Will Trigger Satisfaction and Discharge of the Indenture

The transition bonds of any series, all moneys payable with respect to the transition bonds of that series and the indenture as it applies to that series will cease to be of further effect and the lien of the indenture will be released with respect to that series, interest will cease to accrue on the transition bonds of that series and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the transition bonds of that series, when:

•

either all transition bonds of that series which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or we have irrevocably deposited with the trustee cash, in trust for this purpose, in an amount sufficient to make payments of principal of and interest on the transition bonds of that series and to pay and discharge the entire indebtedness on those transition bonds not previously delivered to the trustee,

•	we have paid all other sums payable by us under the indenture with respect to the transition bonds of that series, and

•

we have delivered to the trustee an officer’s certificate, an opinion of counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent certified public accountants, each stating that there has been compliance with the conditions precedent in the indenture or relating to the satisfaction and discharge of the indenture with respect to the transition bonds of that series.

Our Legal Defeasance and Covenant Defeasance Options

We may, at any time, terminate:

•	all of our obligations under the indenture with respect to the transition bonds of any series, or

•	our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—Our Covenants.”

The legal defeasance option is our right to terminate at any time our obligations under the indenture with respect to the transition bonds of any series. The covenant defeasance option is our right at any time to terminate our obligations to comply with some of the covenants in the indenture. We may exercise the legal defeasance option with respect to any series of the transition bonds notwithstanding our prior exercise of the covenant defeasance option with respect to that series. If we exercise the legal defeasance option with respect to any series, that series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date therefor as described below. That series will not be subject to payment through redemption or acceleration prior to the scheduled final payment date. If we exercise the covenant defeasance option with respect to any series, the final payment of the transition bonds of that series may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

We may exercise the legal defeasance option or the covenant defeasance option with respect to any series of the transition bonds only if:

•

we irrevocably deposit or cause to be deposited in trust with the trustee cash or U.S. government obligations specified in the indenture for the payment of principal of and premium, if any, and interest on the transition bonds of that series to the scheduled final payment date therefor, as applicable, the deposit to be made in the defeasance subaccount for that series,

•

we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount will provide cash at times and in sufficient amounts to pay in respect of the transition bonds of that series:

•	principal in accordance with the expected sinking fund schedule therefor, and

•	interest when due,

•

in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

•	in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•

since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

•

in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

•

we deliver to the trustee a certificate of one of our managers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

•

we deliver to the trustee an opinion of counsel to the effect that (a) in a case under the bankruptcy code in which CenterPoint Houston (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the bankruptcy code, the court would not disregard the separate legal existence of CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the bankruptcy code of our assets and liabilities with the assets and liabilities of CenterPoint Houston (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), and

•

each rating agency has notified us and the trustee that the exercise of the proposed defeasance option will not result in a downgrade or withdrawal of the then current rating of any then outstanding transition bonds.

The Trustee

The trustee for each series of transition bonds will be named in the applicable prospectus supplement. You will also find information relating to the Trustee’s form of organization and a description of its prior experience as a trustee in the applicable prospectus supplement. The trustee may resign at any time upon 30 days’ notice by so notifying us. The holders of a majority in principal amount of the transition bonds of all series then outstanding may remove the trustee by so notifying the trustee and us in writing and may appoint a successor trustee. We will remove the trustee by written notice if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes a debtor in a bankruptcy proceeding or is adjudged insolvent, a receiver, administrator or other public officer takes charge of the trustee or its property, the trustee becomes incapable of acting or the trustee fails to provide to us certain information we reasonably request which is necessary for us to satisfy our reporting obligations under the securities laws. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture. We are responsible, initially, for payment of the expenses associated with any such removal or resignation, but any such expenses will be treated as an operating expense and paid out of the general subaccount on a payment date in accordance with the priority of payments set forth in “—How Funds in the Collection Account Will Be Allocated” in this prospectus. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. The trustee shall at all times satisfy the requirements of certain provisions of the Trust Indenture Act, as amended, and the Investment Company Act of 1940, as amended, and have a combined capital and surplus of at least $50 million and a long-term debt rating of “Baa3” or better by Moody’s, BBB- or better by S&P and, if applicable, BBB- by Fitch. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor trustee. We and our affiliates may, from time to time, maintain various banking, investment banking and trust relationships with the trustee and its affiliates. Please read “The Sale Agreements” and “The Servicing Agreements” in this prospectus for further information.

The trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith. Please read “Prospectus Summary—Priority of Distributions” and “—How Funds in the Collection Account Will Be Allocated” in this prospectus for further information.

Governing Law

The indenture will be governed by the laws of the State of Texas.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS

The rate of principal payments, the amount of each interest payment and the actual final payment date of each series or tranche of the transition bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected transition charges by the trustee and the statutory true-up mechanism. The aggregate amount of collected transition charges and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The transition charges are required to be adjusted from time to time based in part on the actual rate of collected transition charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the transition charges that will cause collected transition charges to be received at any particular rate. Please read “Risk Factors—Servicing Risks,” “—Other Risks Associated With an Investment in Transition Bonds” and “CenterPoint Houston’s Financing Order—Statutory True-Ups” in this prospectus.

If the servicer receives transition charges at a slower rate than expected, the transition bonds may be retired later than expected. Except in the event of the acceleration of the final payment date of the transition bonds after an event of default, however, the transition bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each series or tranche of the transition bonds even if the receipt of collected transition charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedule, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the transition bonds is received in later years, the transition bonds may have a longer weighted average life.

THE SALE AGREEMENTS

The following summary describes particular material terms and provisions of each sale agreement pursuant to which we will purchase transition property from the seller. We and CenterPoint Houston have filed the form of the sale agreements with the SEC as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to and qualified by reference to the provisions of the applicable sale agreement.

CenterPoint Houston’s Sale and Assignment of the Transition Property

From time to time the seller will offer and sell transition property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. Any sale of transition property to us by CenterPoint Houston will be financed through the corresponding issuance of a series of transition bonds. Pursuant to a sale agreement, CenterPoint Houston will on each transfer date sell and assign to us, without recourse, except as provided therein, its rights and interests under the applicable financing order that relate to the series of transition bonds to be issued and sold, which will become transition property upon such transfer pursuant to the Restructuring Act. The transition property will represent all rights and interests of CenterPoint Houston under the applicable financing order that relate to the series of transition bonds to be issued and sold, including the right to impose, collect and receive the transition charges and the revenues and collections resulting from such transition charges authorized in the financing order with respect to the related series of the transition bonds. We will apply the net proceeds that we receive from the sale of each series of transition bonds to the purchase of the transition property acquired on that date.

As provided by the Restructuring Act, our purchase of transition property from CenterPoint Houston pursuant to a sale agreement, which will expressly provide that such transfer is a sale, will be a true sale, and all title to the transition property, legal or equitable, will pass to us. Under the Restructuring Act, such sale will constitute a true sale under state law whether or not

•	we have any recourse against CenterPoint Houston,

•	CenterPoint Houston retains any equity interest in the transition property under state law,

•	CenterPoint Houston acts as a collector of transition charges relating to the transition property, or

•	CenterPoint Houston treats the transfer as a financing for tax, financial reporting or other purposes.

Under the Restructuring Act, all rights and interests under the applicable financing order will become transition property upon transfer of such rights to us by CenterPoint Houston in connection with the issuance of a series of transition bonds. The transition property will constitute our present property right for purposes of contracts concerning the sale or pledge of property.

Upon the issuance of a financing order, the execution and delivery of the related sale agreement and bill of sale and the filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Restructuring Act, our purchase of the applicable transition property from CenterPoint Houston will be perfected as against all third persons, including subsequent judicial or other lien creditors. In accordance with the Restructuring Act, a valid and enforceable lien and security interest in the transition property will be created upon the issuance of the related financing order and the execution and delivery of the sale agreement in connection with the issuance of a series of the transition bonds. The lien and security interest attaches automatically from the time that value is received for the series of the transition bonds and, on perfection through the timely filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Restructuring Act, will be a continuously perfected lien and security interest in the related transition property and all proceeds of the related transition property.

The records and computer systems of CenterPoint Houston and CenterPoint Energy will reflect each sale and assignment of CenterPoint Houston’s rights and interests under a financing order to us. However, we expect that each series of transition bonds will be reflected as debt on CenterPoint Energy’s consolidated financial statements. In addition, we anticipate that each series of transition bonds will be treated as debt of CenterPoint Energy for federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences for the Transition Bondholders.”

CenterPoint Houston’s Representations and Warranties

In each sale agreement, CenterPoint Houston will make representations and warranties to us as of the applicable transfer date to the effect, among other things, that:

1.	subject to clause 9 below (assumptions used in calculating the transition charges as of the applicable transfer date), all written information, as amended or supplemented from time to time, provided by CenterPoint Houston to us with respect to the transferred transition property (including the applicable financing order and the issuance advice letter) is correct in all material respects;

2.

it is the intention of the parties to each sale agreement that, other than for specified tax purposes, each sale, transfer, assignment, setting over and conveyance contemplated by the sale agreement constitutes a sale or other absolute transfer of all right, title and interest of CenterPoint Houston related to the applicable series of transition bonds in, to and under the applicable financing order to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become transition property; upon execution and delivery of the sale agreement and the related bill of sale and payment of the purchase price, CenterPoint Houston will have no right, title or interest in, to or under the transferred transition property; and that such transferred transition property would not be a part of the estate of CenterPoint Houston in the event of the filing of a bankruptcy petition by or against CenterPoint Houston under any bankruptcy law;

3.	a.	CenterPoint Houston is the sole owner of the rights and interests under the financing order being sold to us on the applicable transfer date,

b.	on the applicable transfer date, immediately upon the sale under the sale agreement, the transferred transition property will have been validly sold, assigned, transferred, set over and conveyed to us free and clear of all liens (except for any lien created in favor of the transition bondholders pursuant to Section 39.309 of the Restructuring Act or any lien created by us under the basic documents), and

c.	all actions or filings (including filings with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Restructuring Act and the Uniform Commercial Code) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created in favor of the transition bondholders pursuant to Section 39.309 of the Restructuring Act or any lien created by us under the basic documents) in the transferred transition property and to grant to the trustee a first priority perfected security interest in the transferred transition property, free and clear of all liens of CenterPoint Houston or anyone else (except for any lien created in favor of the transition bondholders pursuant to Section 39.309 of the Restructuring Act or any lien created by us under the basic documents) have been taken or made;

4.	the applicable financing order has been issued by the PUCT in accordance with the Restructuring Act, the applicable financing order and the process by which it was issued comply with all applicable laws, rules and regulations of the State of Texas and the federal laws of the United States, and the applicable financing order is final, non-appealable and in full force and effect;

5.	as of the date of issuance of the related transition bonds, those transition bonds will be entitled to the protections provided by the Restructuring Act and the applicable financing order, and the applicable financing order and the transition charges authorized therein will have become irrevocable and not subject to reduction, impairment or adjustment by further action of the PUCT, except as permitted by Section 39.307 of the Restructuring Act, the issuance advice letter relating to the transferred transition property to be sold on such a date will have been filed in accordance with the applicable financing order, and the PUCT will not have issued any order prior to noon on the fourth business day after submission of the issuance advice letter that those transition bonds do not comply with specified ordering provisions of the applicable financing order and the initial transition charges and the final term of the transition bonds set forth in the related issuance advice letter will have become effective;

6.	a.	under the Restructuring Act, the State of Texas has pledged that it will not take or permit any action that would impair the value of the transition property transferred under the applicable sale agreement or, except as permitted in Section 39.307 of the Restructuring Act, reduce, alter or impair the related transition charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds, have been paid and performed in full,

b.	under the laws of the State of Texas and the federal laws of the United States, the State of Texas could not constitutionally take any action of a legislative character, including the repeal or amendment of the Restructuring Act, which would substantially limit, alter or impair the transition property or other rights vested in the transition bondholders pursuant to the applicable financing order, or substantially limit, alter, impair or reduce the value or amount of the transition property, unless that action is a reasonable exercise of the State of Texas’s sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the Texas and United States Constitutions, the State of Texas could not repeal or amend the Restructuring Act or take any other action in contravention of its pledge quoted above without paying just compensation to the related transition bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of those transition bondholders in the transition property and deprive those transition bondholders of their reasonable expectations arising from their investments in the transition bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on those transition bonds;

7.	there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Restructuring Act, the applicable financing order or issuance advice letter, the transferred transition property or the related transition charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the applicable financing order;

8.	under the laws of the State of Texas and the federal laws of the United States in effect on the applicable transfer date, no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of CenterPoint Houston’s rights and interests related to the applicable series of transition bonds under the applicable financing order and our purchase of the transition property from CenterPoint Houston, except those that have been obtained or made;

9.	based on information available to CenterPoint Houston on the applicable transfer date, the assumptions used in calculating the transition charges in the applicable issuance advice letter are reasonable and made in good faith; however, notwithstanding the foregoing, CenterPoint Houston makes no representation or warranty, express or implied, that amounts actually collected arising from those transition charges will in fact be sufficient to meet the payment obligations on the related transition bonds or that the assumptions used in calculating such transition charges will in fact be realized;

10.	a.	upon the effectiveness of the applicable issuance advice letter, the transfer of CenterPoint Houston’s rights and interests related to the applicable series of transition bonds under the related financing order and our purchase of the transition property from CenterPoint Houston pursuant to the applicable sale agreement, the transferred transition property will constitute a present property right,

b.	upon the effectiveness of the applicable issuance advice letter, the transfer of CenterPoint Houston’s rights and interests under the applicable financing order that relate to the series of transition bonds to be issued and sold and our purchase of the transition property from CenterPoint Houston pursuant to the applicable sale agreement, the transferred transition property will include, without limitation:

(1)	the right to impose, collect and receive transition charges authorized in the related financing order that relate to such series of transition bonds, including, without limitation, the right to receive transition charges in amounts and at times sufficient to pay principal and interest on such series of transition bonds,

(2)	all rights and interests of CenterPoint Houston under the applicable financing order that relate to such series of transition bonds,

(3)	the rights to file for periodic adjustments of the related transition charges as provided in the applicable financing order, and

(4)	all revenues and collections resulting from the related transition charges,

c.	upon the effectiveness of the applicable issuance advice letter and the transfer of CenterPoint Houston’s rights and interests under the applicable financing order that relate to such series of transition bonds and our purchase of the transition property from CenterPoint Houston on such transfer date pursuant to such sale agreement, the transferred transition property will not be subject to any lien created by a previous indenture;

11.	CenterPoint Houston is a limited liability company duly organized and in good standing under the laws of the State of Texas, with limited liability company power and authority to own its properties and conduct its business as currently owned or conducted;

12.	CenterPoint Houston has the limited liability company power and authority to obtain the applicable financing order and to execute and deliver the applicable sale agreement and to carry out its terms; CenterPoint Houston has the limited liability company power and authority to own the rights and interests under the applicable financing order related to the applicable series of transition bonds, to sell and assign those rights and interests under the applicable financing order to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become transition property; and the execution, delivery and performance of the applicable sale agreement have been duly authorized by CenterPoint Houston by all necessary limited liability company action;

13.	the applicable sale agreement constitutes a legal, valid and binding obligation of CenterPoint Houston, enforceable against CenterPoint Houston in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditors’ rights and equitable principles;

14.	the consummation of the transactions contemplated by the applicable sale agreement and the fulfillment of the terms thereof do not (a) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or limited liability company regulations of CenterPoint Houston, or any indenture, mortgage, credit agreement or other agreement or instrument to which CenterPoint Houston is a party or by which it or its properties is bound; (b) result in the creation or imposition of any lien upon any of CenterPoint Houston’s properties pursuant to the terms of any such indenture or agreement or other instrument (except for any lien created in favor of the transition bondholders pursuant to Section 39.309 of the Restructuring Act or any lien created by us under the basic documents) or (c) violate any existing law or any existing order, rule or regulation applicable to CenterPoint Houston of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CenterPoint Houston or its properties;

15.	except for continuation filings under the Uniform Commercial Code and other filings under the Restructuring Act and the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required under any applicable law, rule or regulation in connection with the execution and delivery by CenterPoint Houston of the applicable sale agreement, the performance by CenterPoint Houston of the transactions contemplated by such sale agreement or the fulfillment by CenterPoint Houston of the terms of such sale agreement, except those that have previously been obtained or made and those that CenterPoint Houston, in its capacity as servicer under the related servicing agreement, is required to make in the future pursuant to that servicing agreement;

16.	except as disclosed in this prospectus or a prospectus supplement, there are no proceedings pending, and to CenterPoint Houston’s knowledge, (a) there are no proceedings threatened and (b) there are no investigations pending or threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CenterPoint Houston or its properties involving or related to CenterPoint Houston or us or, to CenterPoint Houston’s knowledge, to any other person:

a.	asserting the invalidity of the applicable sale agreement, any of the other basic documents, the related series of transition bonds, the Restructuring Act or the applicable financing order,

b.	seeking to prevent the issuance of the related series of transition bonds or the consummation of the transactions contemplated by the applicable sale agreement or any of the other basic documents,

c.	seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by CenterPoint Houston of its obligations under, or the validity or enforceability of, the applicable sale agreement or any of the other basic documents or the related series of transition bonds, or

d.	challenging CenterPoint Houston’s treatment of the related series of transition bonds as debt of CenterPoint Energy for federal or state income, gross receipts or franchise tax purposes;

17.	after giving effect to the sale of any transferred transition property under the applicable sale agreement, CenterPoint Houston:

a.	is solvent and expects to remain solvent,

b.	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

c.	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

d.	reasonably believes that it will be able to pay its debts as they become due, and

e.	is able to pay its debts as they become due and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity; and

18.	CenterPoint Houston is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on CenterPoint Houston’s business, operations, assets, revenues or properties).

The representations and warranties made by CenterPoint Houston survive the sale of the transferred transition property to us and the pledge thereof on the applicable transfer date to the trustee. Any change in the law occurring after the applicable transfer date that renders any of the representations and warranties untrue does not constitute a breach under the related sale agreement.

CenterPoint Houston’s Covenants

In each sale agreement, CenterPoint Houston will make the following covenants:

1.	subject to its rights to assign its rights and obligations under the sale agreement, so long as the transition bonds of any series are outstanding, CenterPoint Houston will (i) keep in full force and effect its existence and remain in good standing under the laws of the state of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the applicable sale agreement and each other instrument or agreement to which CenterPoint Houston is a party necessary to the proper administration of such sale agreement and the transactions contemplated by such sale agreement and (ii) continue to operate its transmission and distribution system in order to provide electric services to retail electric customers in its certificated service area, provided that CenterPoint Houston is not prohibited from selling, assigning or otherwise divesting its transmission and distribution system or any part thereof in accordance with the sale agreement and the applicable financing order;

2.	except for the conveyances under the applicable sale agreement or any lien under Section 39.309 of the Restructuring Act for our benefit, the transition bondholders and the trustee, CenterPoint Houston may not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the applicable transferred transition property, whether then existing or thereafter created, or any interest therein. CenterPoint Houston may not at any time assert any lien against or with respect to the applicable transferred transition property, and CenterPoint Houston shall defend the right, title and interest of us and of the trustee, as our assignee, in, to and under the transferred transition property against all claims of third parties claiming through or under CenterPoint Houston;

3.	in the event that CenterPoint Houston receives any payments under the terms of an intercreditor agreement in respect of the related transition charges or the proceeds thereof other than in its capacity as the servicer, CenterPoint Houston agrees to pay all those payments to the servicer, in accordance with such intercreditor agreement, as soon as practicable after receipt thereof by CenterPoint Houston;

4.	CenterPoint Houston will notify us and the trustee promptly after becoming aware of any lien on any of the transferred transition property, other than the conveyances under the applicable sale agreement, any lien created in favor of the transition bondholders under Section 39.309 of the Restructuring Act or any lien created by us under the indenture;

5.	CenterPoint Houston agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any court or federal or state regulatory body, administrative agency or governmental instrumentality applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the applicable transferred transition property or under the basic documents or CenterPoint Houston’s performance of its obligations under the applicable sale agreement;

6.	so long as any transition bonds of the applicable series are outstanding, CenterPoint Houston

a.	will treat the transition bonds as our debt and not debt of CenterPoint Houston, except for financial reporting or tax purposes;

b.	will disclose in its financial statements that it is not the owner of the applicable transferred transition property and that our assets are not available to pay creditors of CenterPoint Houston or its affiliates (other than us);

c.	will not own or purchase any transition bonds; and

d.	will disclose the effects of all transactions between us and CenterPoint Houston in accordance with generally accepted accounting principles;

7.	so long as any transition bonds of the applicable series are outstanding:

a.	in all proceedings relating directly or indirectly to the applicable transferred transition property, CenterPoint Houston will affirmatively certify and confirm that it has sold all of its rights and interests under the applicable financing order that relate to such series of transition bonds to us (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of such transferred transition property that is inconsistent with our ownership interest (other than for financial reporting or tax purposes),

b.	CenterPoint Houston will not take any action in respect of the applicable transferred transition property except solely in its capacity as servicer thereof pursuant to the related servicing agreement or as contemplated by the basic documents,

c.	CenterPoint Houston will not sell a new series of transition bonds unless the rating agency condition has been satisfied with respect to the series of transition bonds related to that sale agreement;

8.	CenterPoint Houston agrees that, upon the sale by CenterPoint Houston of all of its rights and interests related to the applicable series of transition bonds under the applicable financing order to us pursuant to the applicable sale agreement any payment to the servicer by any person responsible for remitting transition charges to the servicer under the terms of the applicable financing order or the Restructuring Act or applicable tariff shall discharge such person’s obligations in respect of such transferred transition property to the extent of such payment, notwithstanding any objection or direction to the contrary by CenterPoint Houston;

9.

CenterPoint Houston will execute and file such filings, and cause to be executed and filed such filings in such manner and in such places as may be required by law fully to preserve, maintain and protect our and the trustee’s interests in the transferred transition property, including all filings required under the Restructuring Act and the Uniform Commercial Code relating to the transfer of the ownership of the rights and interests related to the applicable series of transition bonds under the applicable financing order by CenterPoint Houston to us and the pledge of the transferred transition property by us to the trustee. CenterPoint Houston will deliver (or cause to be delivered) to us and the trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. CenterPoint Houston will institute any action or proceeding reasonably necessary to compel performance by the PUCT or the State of Texas of any of their obligations or duties under the Restructuring Act, the applicable financing order or the issuance advice letter relating to the transfer of the rights and interests under the applicable financing order that relate to such series of transition bonds by CenterPoint Houston to us, and CenterPoint Houston agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:

a.	to protect us and the transition bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation described above under the caption “—CenterPoint Houston’s Representations and Warranties”; or

b.	so long as CenterPoint Houston is also the servicer, to block or overturn any attempts to cause a repeal of, modification of or supplement to the Restructuring Act, the applicable financing order, the applicable issuance advice letter or the rights of transition bondholders by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the transition bondholders. The costs of any such actions or proceedings would be reimbursed by us to CenterPoint Houston from amounts on deposit in the collection account as an operating expense in accordance with the terms of the indenture. CenterPoint Houston’s obligations pursuant to this covenant survive and continue notwithstanding that the payment of operating expenses pursuant to the indenture may be delayed;

10.	so long as any transition bonds of the applicable series are outstanding, CenterPoint Houston will pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, businesses, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the applicable transferred transition property; provided that no such tax need be paid if CenterPoint Houston or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if CenterPoint Houston or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles;

11.	CenterPoint Houston will comply with all filing requirements imposed upon it in its capacity as seller of the transferred transition property under the applicable financing order, including making any post-closing filings; and

12.	even if the applicable sale agreement or the indenture providing for the related series of transition bonds is terminated, CenterPoint Houston will not, prior to the date that is one year and one day after the termination of the indenture, petition or otherwise make or cause us to invoke the process of any court or federal or state regulatory body, administrative agency or governmental instrumentality for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ours, or any substantial property of ours or ordering the winding up or liquidation of our affairs. We will also agree in each sale agreement not to petition or otherwise induce or cause CenterPoint Houston to invoke such a process for the same period of time.

CenterPoint Houston’s Obligation to Indemnify Us and the Trustee and to Take Legal Action

Under each sale agreement, CenterPoint Houston is obligated to indemnify us and the trustee, for itself and on behalf of the transition bondholders and related parties specified therein, against:

1.	any and all taxes, other than any taxes imposed on transition bondholders of the related series solely as a result of their ownership of transition bonds, that may at any time be imposed on or asserted against any of those persons under existing law as of the applicable transfer date as a result of the sale and assignment of CenterPoint Houston’s rights and interests under the applicable financing order that relates to such series of transition bonds by CenterPoint Houston to us, the acquisition or holding of the applicable transferred transition property by us or the issuance and sale by us of the related series of transition bonds, including any sales, gross receipts, tangible personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond of the related series, in the event and to the extent such taxes are not recoverable qualified costs, it being understood that the transition bondholders of the related series will be entitled to enforce their rights against CenterPoint Houston solely through a cause of action brought for their benefit by the trustee in accordance with the terms of the indenture; and

2.	a.	any and all amounts of principal of and interest on the related series of transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to us required to have been made in accordance with the terms of the basic documents which are not made when so required, in each case as a result of CenterPoint Houston’s breach of any of its representations, warranties or covenants contained in the applicable sale agreement; and

b.	any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, other than any liabilities, obligations or claims for or payments of principal of or interest on the transition bonds of the related series, together with any reasonable costs and expenses incurred by that person, in each case as a result of CenterPoint Houston’s breach of any of its representations, warranties or covenants contained in the applicable sale agreement.

However, CenterPoint Houston is not required to indemnify the trustee or related parties against any loss incurred by them through their own willful misconduct, negligence or bad faith.

These indemnification obligations will rank equally in right of payment with other general unsecured obligations of CenterPoint Houston. The indemnities described above will survive the resignation or removal of the trustee and the termination of the applicable sale agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses). The representations and warranties described above under the caption “—CenterPoint Houston’s Representations and Warranties” are made under existing law as in effect as of the date of issuance of the related series of transition bonds. CenterPoint Houston will not indemnify any party for any changes of law after the issuance of the related series of transition bonds or for any liability resulting solely from a downgrade in the ratings on such series of transition bonds.

CenterPoint Houston’s Limited Obligation to Undertake Legal Action. As described in clause 9 above under “—CenterPoint Houston’s Covenants,” each sale agreement will require CenterPoint Houston to institute any action or proceeding reasonably necessary to compel performance by the PUCT or the State of Texas of any of their obligations or duties under the Restructuring Act, the applicable financing order or any related issuance advice letter with respect to the transferred transition property. Except for the foregoing and subject to CenterPoint Houston’s further covenant to fully preserve, maintain and protect our interests in the transition property, CenterPoint Houston will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the applicable sale agreement and that in its opinion may involve it in any expense or liability.

Successors to CenterPoint Houston

Each sale agreement will provide that any person which succeeds by merger, consolidation, sale or other similar transaction to all or substantially all of the electric transmission and distribution business of CenterPoint Houston (or, if the transmission and distribution business is split, the person which provides distribution service to a majority of the retail electric customers in CenterPoint Houston’s service territory) will be the successor to CenterPoint Houston with respect to CenterPoint Houston’s ongoing obligations under the sale agreement. Each sale agreement will further require that:

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immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the sale agreement will have been breached in any material respect, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

•	the successor to the seller must execute an agreement of assumption to perform every obligation of the seller under the sale agreement,

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction, and

•	officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to us and the trustee.

Amendment

Each sale agreement may be amended in writing by the seller and us, if notice of the amendment is provided by us to each rating agency and the rating agency condition has been satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, the consent or deemed consent of the PUCT.

THE SERVICING AGREEMENTS

The following summary describes the material terms and provisions of each servicing agreement pursuant to which the servicer will undertake to service the related transition property. This summary does not purport to be complete and is qualified by reference to the provisions of the applicable servicing agreement. We and CenterPoint Houston have filed the form of the servicing agreements with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

Servicing Procedures

General. The servicer, as our agent, will manage, service, administer and make collections in respect of the related transition property. The servicer’s duties will include:

•	calculating and billing the related transition charges,

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obtaining meter reads and collecting the related transition charges from retail electric providers or an agent appointed by the servicer or an account designated under the intercreditor agreement to collect the charges, as applicable, and posting all collections,

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responding to inquiries by retail electric customers, retail electric providers, the PUCT or any federal, local or other state governmental authority with respect to the related transition property and related transition charges,

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accounting for collected transition charges and late-payment penalties of retail electric providers, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances to the trustee and furnishing periodic reports to us, the trustee, the PUCT and the rating agencies,

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providing certified calculations and other information reasonably requested by agents appointed by the servicer to collect the charges to enable the agents to perform collection services properly under the intercreditor agreements and monitoring the collections of the agents for compliance with the intercreditor agreements,

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monitoring payments by each retail electric provider, reviewing reports provided by each retail electric provider and monitoring compliance by each retail electric provider with the credit standards and deposit obligations set forth in the applicable financing order,

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notifying each retail electric provider of any defaults by such retail electric provider in its payment obligations and other obligations (including its credit standards), and enforcing against such retail electric provider at the earliest date permitted any remedies provided by applicable law,

•	making all filings with the PUCT and taking all other actions necessary to perfect our ownership interests in and the trustee’s lien on the related transition property and other collateral,

•	selling, as our agent, defaulted or written-off accounts in accordance with the servicer’s usual and customary practices,

•	taking action in connection with adjustments to the related transition charges and allocation of the charges among various classes of customers as described below, and

•	any other duties specified for a servicer under applicable law.

Please read “CenterPoint Houston’s Financing Order” in this prospectus. The servicer is required to notify us, the trustee, the PUCT and the rating agencies in writing of any laws or PUCT regulations promulgated after the execution of the applicable servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under that servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In each servicing agreement, the servicer will agree, among other things, that, in servicing the related transition property:

•	except where the failure to comply with any of the following would not materially adversely affect our or the trustee’s respective interests in the related transition property,

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it will manage, service, administer and make collections in respect of the related transition property with reasonable care and in material compliance with applicable law, including all applicable PUCT regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to billing and collection activities that the servicer conducts for itself and others,

•

it will follow standards, policies and procedures in performing its duties as servicer that are customary in the electric transmission and distribution industry or that the PUCT has mandated and consistent with the terms of the applicable financing order, tariffs and existing law,

•	it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the trustee’s and our rights in respect of the related transition property,

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it will calculate the related transition charges and the allocation of transition charges among customer classes in compliance with the Restructuring Act, the applicable financing order, any PUCT order related to transition charge allocation and any applicable tariffs,

•	it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of the related transition property as they become due,

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it will provide all reports to such parties to the intercreditor agreement regarding the related transition charges as are necessary to effect collection, allocation and remittance of payments in respect of related transition charges and other collected funds in accordance with such servicing agreement and the intercreditor agreement,

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it will make all filings required under the applicable Uniform Commercial Code or the Restructuring Act to maintain the perfected security interest of the trustee in the collateral and use all reasonable efforts to otherwise enforce and maintain the trustee’s rights in respect of the related transition property and the collateral,

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it will petition the PUCT for adjustments to the related transition charges and allocation of the charges among customer classes that the servicer determines to be necessary in accordance with the applicable financing order, and

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it will keep on file, in accordance with customary procedures, all documents pertaining to the related transition property and will maintain accurate and complete accounts, records and computer systems pertaining to the related transition property.

The duties of the servicer set forth in each servicing agreement are qualified by any PUCT regulations or orders in effect at the time those duties are to be performed.

Servicer Obligation to Undertake Legal Action. The servicer is required to institute any action or proceeding reasonably necessary to compel performance by any retail electric provider and any party to the intercreditor agreement of any of their respective obligations or duties under the Restructuring Act, the applicable financing order or the applicable intercreditor agreement, as the case may be, with respect to the related transition property. The costs of any such actions or proceedings would be reimbursed by us to the servicer from amounts on deposit in the collection account as an operating expense in accordance with the terms of the indenture. The servicer’s obligations pursuant to this covenant survive and continue notwithstanding that the payment of operating expenses pursuant to the indenture may be delayed.

Collections. Each retail electric provider in CenterPoint Houston’s service territory will include the applicable transition charges in its bill to retail electric customers. The servicer or its agent will bill each retail electric provider for the applicable transition charges attributable to the retail electric provider’s retail electric customers at least monthly. Pursuant to the applicable financing order, each retail electric provider must remit to the servicer the amount of applicable transition charges attributable to its retail electric customers (less an allowance for charge-offs of delinquent customer accounts) within 35 days of the servicer’s bill for such charges regardless of whether payments have been received by the retail electric providers from such retail electric customers. In addition, in the event a retail electric provider fails to pay the servicer in full within 35 days of the date the applicable transition charges are billed to such retail electric provider, the servicer will assess a late-payment penalty against the retail electric provider in the amount of five percent of the outstanding balance of such transition charges payable by the retail electric provider. All late-payment penalties will be remitted to the collection account to be applied against transition charge obligations. A grace period of 10 days from the 35th day after the payment due date will be allowed before the retail electric provider is considered to be in default. If there is a shortfall in a retail electric provider’s payment of an amount billed, the amount paid shall first be allocated ratably among the transition charges relating to the transition bonds and other fees and charges (including transition charges relating to other transition bonds, delivery charges, nuclear decommissioning charges and other fees and charges) other than late fees, and second, any remaining portion of the payment shall be attributed to late fees.

Remittances to the Trustee. The servicer will make periodic payments of related transition charge collections to the trustee for deposit in the collection account for the applicable series of transition bonds. The servicer will remit collected transition charges plus any accrued interest thereon from the date such transition charges were actually received to the trustee on a daily basis. The servicer will be required to pay related transition charges to the trustee on or before the second business day after the servicer receives those transition charge collections.

Adjustment Process for Transition Charges

Annual True-Ups. Among other things, each servicing agreement will require the servicer to file adjustment requests annually and, if necessary, semi-annually (or quarterly in the fourteenth and fifteenth years) to ensure the expected recovery of amounts sufficient to provide timely payment of principal and interest on the related series of transition bonds. For more information on the true-up process, please refer to “CenterPoint Houston’s Financing Order—Statutory True-Ups.” These adjustment requests are based on actual collected transition charges and updated assumptions by the servicer as to projected future usage of electricity by retail electric customers, expected write-offs and future payments and expenses relating to the applicable transition property and the related series of transition bonds. The servicer agrees to calculate these adjustments to result in:

•	the transition bond balance equaling the projected transition bond balance and the aggregate reimbursement amount due and owing for the preceding calendar year to any retail electric provider,

•	the replenishment of any amounts drawn from the related capital subaccount,

•	amortization of the remaining outstanding principal amount in accordance with the expected amortization schedule and payment of interest when due,

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the servicer’s reconciliation of past overpayments and underpayments by any retail electric provider of transition charges arising out of the retail electric provider’s right to hold back certain payments of transition charges in expectation of future write-offs from customers who do not pay their electric bills, and

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the servicer’s recovery of any interest paid to a retail electric provider arising out of a dispute between the servicer and such retail electric provider in which the servicer’s claim to the funds in dispute was not clearly unfounded.

In addition to filing requests for adjustments to the related transition charges, the servicer may be required in some years to file a request to adjust the allocation of the related transition charges among the transition charge classes, according to the methodology set forth in the tariff established by the PUCT.

In each servicing agreement, the servicer will agree to file adjustment requests on each calculation date for us as specified in the servicing agreement. In accordance with the applicable financing order, the PUCT has 15 days to approve the adjustments. Any adjustment to the allocation of transition charges must be filed with the PUCT at least 90 days before the date the proposed adjustment will become effective. The PUCT must enter a final order by the proposed adjustment date stated in the filing. The adjustments to the transition charges are expected to occur on each adjustment date. Adjustments to the transition charges will cease with respect to each series of transition bonds on the final adjustment date specified in the prospectus supplement for that series.

Interim True-Ups. In addition to the annual adjustment process, the servicer will be required under each servicing agreement to seek an interim true-up adjustment with respect to a series of transition bonds once every six months, or quarterly in the fourteenth and fifteenth years:

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if the servicer expects, at the next payment date, more than a 5% variation between (a) the actual principal balance of the transition bonds of that series, taking into account amounts on deposit in the excess funds subaccount for that series, and (b) the expected principal balance on the expected amortization schedule,

•	as needed to meet any rating agency requirement that the transition bonds of that series be paid in full at scheduled maturity, or

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to correct any undercollection of related transition charges, regardless of cause, in order to assure timely payment of the transition bonds of that series based on rating agency and transition bondholder considerations.

Reconciliation of Charge-Off Allowances. Under the applicable financing order, retail electric providers will be entitled to withhold an allowance for charge-offs from their payments of related transition charges to the servicer. In connection with the annual adjustment process, the servicer and each retail electric provider will reconcile the retail electric provider’s hold-backs with the amount actually written off as uncollectible during that time. If the retail electric provider has held back less than the amount actually written off as uncollectible during that time, it will be entitled to a credit, in the amount of the hold-back shortfall, toward the retail electric provider’s future payments of related transition charges.

Collected Transition Charges. In each servicing agreement, the servicer will agree to remit all related collected transition charges from whatever source and all proceeds of our other collateral, if any, to the trustee for deposit pursuant to the indenture. Until collected related transition charges are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of related collected transition charges will include accrued interest thereon from the date such transition charges were actually received, and also include any penalties assessed against retail electric providers for delinquent remittances of related transition charges. Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

Servicer Compensation

The servicer will be entitled to receive an aggregate annual servicing fee for all series outstanding in an amount equal to:

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0.05% of the aggregate initial principal amount of all outstanding transition bonds, for so long as the servicer remains CenterPoint Houston or any of its permitted successors or assigns or an affiliate (allocated among all outstanding series of transition bonds pro rata based on outstanding principal amount), or

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an amount agreed upon by the successor servicer and the trustee, but, unless the PUCT consents, not more than 0.60% of the aggregate initial principal amount of all outstanding transition bonds if CenterPoint Houston, any permitted successor or assign or an affiliate is not the servicer (allocated among all outstanding transition bonds pro rata based on outstanding principal amount).

The servicing fee will be paid semi-annually with respect to each series of transition bonds, with half of the annual servicing fee being paid on each semi-annual payment date. The servicing fee for each series of transition bonds, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid solely to the extent funds are available therefor as described under “The Transition Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus. The servicing fee for each series of transition bonds will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of that series of transition bonds. As long as CenterPoint Houston is the servicer, the PUCT may adjust CenterPoint Houston’s transmission and distribution rates to take into account the extent, if any, by which its servicing fees exceed its actual incremental costs in servicing the transition bonds.

CenterPoint Houston’s Representations and Warranties as Servicer

In each servicing agreement, the servicer will represent and warrant as of the date CenterPoint Houston sells or otherwise transfers the applicable transition property to us to the effect, among other things, that:

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the servicer is duly organized, validly existing and in good standing under the laws of the state of its organization (which is Texas, when CenterPoint Houston is the servicer), with the limited liability company or corporate, as the case may be, power and authority to conduct its business as presently conducted and to execute, deliver and carry out the terms of the servicing agreement and the intercreditor agreement,

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the servicer is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which it is required to do so (except where such failure would not be reasonably likely to have a material adverse effect on its business, operations or properties or adversely affect the servicing of the transition property),

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the servicer’s execution, delivery and performance of the servicing agreement and the intercreditor agreement have been duly authorized by the servicer by all necessary limited liability company or corporate, as the case may be, action,

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the servicing agreement and the intercreditor agreement both constitute legal, valid and binding obligations of the servicer, enforceable against the servicer in accordance with their terms, subject to customary exceptions relating to bankruptcy and equitable principles,

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the consummation of the transactions contemplated by the servicing agreement and the intercreditor agreement will not conflict with or result in any breach of the terms and provisions of nor constitute a default under the servicer’s limited liability company agreement or articles of incorporation or by-laws, as the case may be, or any material agreement to which the servicer is a party or by which it is bound or result in the creation or imposition of any lien upon the servicer’s properties (other than any lien that may be granted under the basic documents or any lien created pursuant to Section 39.309 of the Restructuring Act) or violate any law or any existing order, rule or regulation applicable to the servicer,

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except for the issuance advice letter and filings with the PUCT for adjusting the amount and allocation of the related transition charges and filings under the Uniform Commercial Code and under the Restructuring Act, no governmental approvals, authorizations, consents, orders or other actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those that have previously been obtained,

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except as disclosed in this prospectus or the prospectus supplement, there are no proceedings pending and, to the servicer’s knowledge, there are no proceedings threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties:

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seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement,

•	relating to the servicer and that might materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the related series of transition bonds, or

•	seeking to prevent the issuance of the related series of transition bonds or the consummation of any of the transactions contemplated by the servicing agreement or any other underlying agreement, and

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each report and certificate delivered in connection with any filing made with the PUCT by the servicer on our behalf with respect to related transition charges or adjustments will be true and correct in all material respects except that the servicer represents and warrants with respect to any assumption, forecast or prediction in such report or certificate that it is reasonably based on historical performance.

The servicer is not responsible for any ruling, action or delay of the PUCT, except those caused by the servicer’s failure to file required applications in a timely and correct manner or other breach of its duties under such servicing agreement. The servicer also is not liable for the calculation of the transition charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a negligent manner.

The Servicer Will Indemnify Us, Other Entities and the PUCT in Limited Circumstances

Under each servicing agreement, the servicer will agree to indemnify, defend and hold harmless us, the trustee, for itself and on behalf of the transition bondholder of the related series, and related parties specified in the servicing agreement, including our managers, against any costs, expenses, losses, damages and liabilities of any kind whatsoever that may be imposed upon, incurred by or asserted against any of those persons as a result of:

•	the servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement,

•	the servicer’s breach of any of its representations or warranties under the servicing agreement, and

•	litigation and related expenses relating to its status and obligations as servicer (other than any proceedings the servicer is required to institute under the servicing agreement).

except to the extent that any such costs, expenses, losses, damages or liabilities resulted from the bad faith, willful misconduct or negligence of any such person or resulting from a breach of a representation or warranty made by any such person in any of the basic documents that gives rise to the servicer’s indemnification obligation.

In addition, the servicer will agree to indemnify the PUCT (for the benefit of retail electric customers) in connection with any increase in servicing fees as described under “—Servicer Compensation” if that increase is the result of a servicer default arising out of the servicer’s willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under the applicable servicing agreement. Any such indemnity payments made to the PUCT for the benefit of the retail electric consumers will be remitted to the trustee promptly for deposit in the applicable collection account.

In each servicing agreement, the servicer will release us, our managers and the trustee from any and all claims whatsoever relating to the applicable transition property or the servicer’s servicing activities with respect thereto except to the extent of bad faith, willful misconduct or negligence.

The PUCT, acting through its authorized legal representative, may enforce the servicer’s obligations imposed pursuant to the financing order for the benefit of ratepayers to the extent permitted by law.

The Servicer Will Provide Statements to Us, the PUCT and the Trustee

For each calculation date for a series of transition bonds, which will be either 15 or 90 days before each annual true-up filing is made by the servicer with the PUCT, the servicer will provide to us, the PUCT and the trustee a statement indicating, with respect to the transition property sold pursuant to the related sale agreement, among other things:

•	the transition bond balance and the projected transition bond balance for that series as of the immediately preceding payment date,

•	the amount on deposit in the capital subaccount for that series and the amount required to be on deposit in the capital subaccount for that series as of the immediately preceding payment date,

•	the amount on deposit in the excess funds subaccount for that series as of the immediately preceding payment date,

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the projected transition bond balance for that series on the calculation date and the servicer’s projection of the transition bond balance for that series on the payment date immediately preceding the next succeeding adjustment date,

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the required capital subaccount balance for that series and the servicer’s projection of the amount on deposit in the capital subaccount for that series for the payment date immediately preceding the next succeeding adjustment date, and

•	the servicer’s projection of the amount on deposit in the excess funds subaccount for that series for the payment date immediately preceding the next succeeding adjustment date.

The servicer will prepare and furnish to us, the PUCT and the trustee a statement setting forth the aggregate amount remitted or to be remitted by the servicer to the trustee on or before each such remittance. In addition, on or before each payment date, the servicer will prepare and furnish to us and the trustee a statement setting forth the transfers and payments to be made on that payment date and the amounts thereof. Further, on or before each payment date for each series of transition bonds, the servicer will prepare and furnish to us, the PUCT and the trustee a statement setting forth the amounts to be paid to the holders of the transition bonds of that series. The trustee will forward to the bondholders of the related series of transition bonds on each payment date such report prepared by the servicer.

The Servicer Will Provide Compliance Reports Concerning the Servicing Agreement

Each servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2008 or, if earlier, on the date on which the annual report on Form 10–K relating to the transition bonds is required to be filed, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB of the SEC, during the preceding 12 months ended December 31 (or preceding period since the closing date of the issuance of the transition bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

Each servicing agreement will provide that a firm of independent certified public accountants will furnish to us, the PUCT, the trustee and the rating agencies, on or before March 31st of each year, beginning March 31, 2008, a statement as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of applicable transition property. This report, which is referred to in this prospectus as the “annual accountant’s report,” will state that the firm has performed a review of the servicer’s compliance with the servicing obligations of the applicable servicing agreement, identify the results of this review and include any exceptions to the procedures relating to the servicing of the applicable transition property noted. The annual accountant’s report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and of the Rules of the Public

Company Accounting Oversight Board. Each servicing agreement also will provide for delivery to us, the PUCT and the trustee, on or before March 31 of each year, a certificate signed by an officer of the servicer. This certificate will state that to the best of such officer’s knowledge, the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, stating that there has been a default and describing each default. The servicer has agreed to give us, each rating agency and the trustee written notice of any servicer default under the servicing agreement.

Matters Regarding CenterPoint Houston as the Servicer

Under each servicing agreement, any person:

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into which the servicer may be merged, converted or consolidated and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston’s service territory),

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which results from the division of the servicer into two or more persons and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston’s service territory),

•

which may result from any merger, conversion or consolidation to which the servicer shall be a party and which succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston’s service territory),

•

which may purchase or otherwise succeed to the properties and assets of the servicer substantially as a whole and which purchases or succeeds to all or substantially all of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston’s service territory), or

•

which may otherwise purchase or succeed to the major part of the electric transmission and distribution business of the servicer (or, if the transmission and distribution business is split, which provides distribution services directly to a majority of the customers in CenterPoint Houston’s service territory), will be the successor of the servicer under the servicing agreement.

Each servicing agreement will further require that:

•

immediately after giving effect to any transaction referred to above, the representations and warranties made by the servicer in the servicing agreement will be true and correct and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing,

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement,

•	officers’ certificates and opinions of counsel will have been delivered to us, the PUCT and the trustee, and

•	prior written notice will have been received by the PUCT and rating agencies.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement. Each servicing agreement will permit the servicer to appoint any person to perform any or all of its obligations including a collection agent acting pursuant to any intercreditor agreement, provided the appointment must satisfy the rating agency condition. In all cases where an agent is appointed, the servicer will remain obligated and liable under the servicing agreement.

Each servicing agreement will provide that, subject to the foregoing provisions, CenterPoint Houston may not resign from the obligations and duties imposed on it as servicer unless CenterPoint Houston delivers an opinion of independent legal counsel that the performance of its duties under the servicing agreement shall no longer be permissible under applicable law. Written notice of any such determination will be communicated to us, the trustee, the PUCT and each rating agency at the earliest practicable time and shall be evidenced by an opinion of counsel. A resignation by CenterPoint Houston as servicer will not become effective until a successor servicer has assumed the servicing obligations and duties of CenterPoint Houston under the servicing agreement.

Except as expressly provided in each servicing agreement, the servicer will not be liable to us, our managers, the trustee, you or any other person for any action taken or for refraining from taking any action pursuant to the servicing agreement or for errors in judgment. However, the servicer will be liable to the extent this liability is imposed by reason of the servicer’s willful misconduct, bad faith or negligence in the performance of its duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement.

Events Constituting a Default by the Servicer

Servicer defaults under each servicing agreement will include, among other things:

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any failure by the servicer to remit to the trustee, on our behalf, any required remittance by the date that such remittance must be made and that continues unremedied for a period of five business days,

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any failure by the servicer to duly perform its obligations to make transition charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days,

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any failure by the servicer duly to observe or perform, in any material respect, any other covenant or agreement in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects the applicable transition property or the timely collection of the related transition charges and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us, the PUCT or the trustee or after discovery of this failure by an officer of the servicer, as the case may be,

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any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made, which has a material adverse effect on any of the applicable transition property, the bondholders of the related series of transition bonds or their investment in the transition bonds of such series, the trustee, the PUCT or us and which continues unremedied for 60 days after written notice of this failure has been given to the servicer by us or the trustee or after discovery of this failure by an officer of the servicer, as the case may be, or

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an event of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the servicer or an action by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations as specified in the servicing agreement.

The trustee, with the written consent of the holders of the majority of the outstanding principal amount of the transition bonds of all affected series, may waive in whole or in part any default by the servicer, except a default in making any required remittances to the trustee.

The Trustee’s Rights if the Servicer Defaults

As long as a servicer default under a servicing agreement remains unremedied, the trustee may, and upon the instruction of the holders of a majority of the outstanding principal amount of the transition bonds of an affected series, must, except as described below under “—Intercreditor Agreement,” by written notice to the servicer, terminate all the rights and obligations of the servicer under that servicing agreement. However, the servicer’s indemnification obligation and obligation to continue performing its functions as servicer may not be terminated until a successor servicer is appointed. Under each servicing agreement, the servicer’s indemnity obligations will survive its replacement as servicer. In the event of the removal or resignation of the servicer, the trustee in compliance with the intercreditor agreement may, and upon the written instruction of the holders of a majority of the outstanding principal amount of the transition bonds of that series, must, appoint a successor servicer which will succeed to all the rights and duties of the servicer under the applicable servicing agreement. In no event will the trustee be liable for its appointment of a successor servicer made with due care. The trustee may make arrangements for compensation to be paid to any successor servicer.

In addition, when a servicer defaults, the bondholders of the related series of transition bonds (subject to the provisions of the indenture) and the trustee as beneficiary of any statutory lien permitted by the Restructuring Act will be entitled to (i) apply to a Travis County, Texas district court for sequestration and payment of revenues arising from the applicable transition property, (ii) foreclose on or otherwise enforce the lien on and security interests in, any applicable transition property and (iii) apply to the PUCT for an order that amounts arising from the related transition charges be transferred to a separate account for the benefit of the transition bondholders of such series. Upon a servicer default based upon the commencement of a case by or against the servicer under the bankruptcy or insolvency laws, the trustee may be prevented from effecting a transfer of servicing. Please read the “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus. The trustee may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the rating agencies rating the transition bonds of such series.

Waiver of Past Defaults

Holders of transition bonds evidencing not less than a majority in principal amount of the then outstanding transition bonds, on behalf of all bondholders, together with the PUCT, may waive any default by the servicer in the performance of its obligations under the related servicing agreement and its consequences, except a default in making any required remittances to the collection account for any series under the servicing agreement. Each servicing agreement will provide that no waiver will impair the bondholders’ rights relating to subsequent defaults.

The Obligations of a Successor Servicer

Pursuant to the provisions of each servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the servicing agreement, the existing servicer must cooperate with us, the trustee and the successor servicer in terminating the existing servicer’s rights and responsibilities under the servicing agreement. This procedure includes the transfer to the successor servicer of all documentation pertaining to the applicable transition property and all cash amounts then held by the servicer for remittance or subsequently acquired by the servicer. Each servicing agreement will provide that the servicer will be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the successor servicer in the event the successor servicer is appointed as a result of a servicer default. In all other cases, those costs and expenses will be paid by the party incurring them. A successor servicer may not resign unless it is prohibited from serving by law. The predecessor servicer is obligated, on an ongoing basis, to cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

Amendment

Each servicing agreement may be amended by the parties thereto, if the rating agency condition has been satisfied, with the consent of the trustee and, with respect to amendments that would increase ongoing qualified costs as defined in the applicable financing order, the consent or deemed consent of the PUCT. Each servicing agreement will provide that if the PUCT adopts rules or regulations the effect of which is to modify or supplement any provision of the servicing agreement related to retail electric provider standards and which the rating agencies have confirmed will not result in a suspension, withdrawal or downgrade of the ratings on the related series of transition bonds, the servicing agreement will be so modified or supplemented on the effective date of such rule or regulation without the necessity of any further action by any party to the servicing agreement.

Intercreditor Agreement

With respect to each series of transition bonds, we will enter into an intercreditor agreement with CenterPoint Houston (on behalf of itself and in its capacities as (i) servicer of each series of the transition bonds to which this prospectus relates and as servicer of the transition bonds issued by Transition Bond Company I and Transition Bond Company II and (ii) the collection agent with respect to nuclear decomissioning charges), the trustee of each series of transition bonds to which this prospectus relates, Transition Bond Company I and the trustee under the indenture relating to the transition bonds issued by Transition Bond Company I, Transition Bond Company II and the trustee under the indenture relating to the transition bonds issued by Transition Bond Company II pursuant to which:

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the servicer that allocates and remits funds received from retail electric providers for each series of transition bonds to which this prospectus relates and for the transition bonds issued by Transition Bond Company I and Transition Bond Company II and places such funds into deposit accounts (such allocation, remittance and deposits hereafter referred to as the “allocation services”) must be the same entity under the servicing agreements relating to each series of transition bonds to which this prospectus relates and the servicing agreement relating to the transition bonds issued by Transition Bond Company I and Transition Bond Company II, and

•

each of the trustees of each series of the transition bonds to which this prospectus relates, acting upon the vote of transition bondholders representing a majority of the outstanding principal amount of the transition bonds of the affected series, and the trustees of the transition bonds issued by Transition Bond Company I and Transition Bond Company II must agree upon a replacement servicer that performs the allocation services.

In the event of a default by the servicer under any servicing agreement relating to any series of transition bonds to which this prospectus relates or the transition bonds issued by Transition Bond Company I and Transition Bond Company II, if the trustees are unable to agree on a replacement servicer, no trustee would be able to replace CenterPoint Houston or any successor as servicer. Instead, under the intercreditor agreement, any trustee could upon such a default require all collections by the servicers to be deposited directly into a designated account with a financial institution selected by the trustees, subject to satisfaction of the rating agency condition. The financial institution holding the designated account would then be responsible for allocating the collections in the account between transition charges relating to each series of transition bonds offered in this prospectus and the transition bonds issued by Transition Bond Company I and Transition Bond Company II.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

Challenge to True Sale Treatment. CenterPoint Houston will represent and warrant that the transfer of the transition property in accordance with the applicable sale agreement constitutes a true and valid sale and assignment of that transition property by CenterPoint Houston to us. It will be a condition of closing for the sale of transition property pursuant to a sale agreement that CenterPoint Houston will take the appropriate actions under the Restructuring Act, including filing a notice of transfer of an interest in the transition property, to perfect this sale. The Restructuring Act provides that a transfer of transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant transition property. We and CenterPoint Houston will treat such a transaction as a sale under applicable law. However, we expect that transition bonds will be reflected as debt on CenterPoint Energy’s consolidated financial statements. In addition, we anticipate that the transition bonds will be treated as debt of CenterPoint Energy for federal income tax purposes. Please read “The Restructuring Act—Recovery of Qualified Costs for CenterPoint Houston and Other Texas Utilities” and “Material U.S. Federal Income Tax Consequences for the Transition Bondholders.” In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the transition property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of CenterPoint Houston and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the transition bonds.

In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate… sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

We and CenterPoint Houston have attempted to mitigate the impact of a possible recharacterization of a sale of transition property as a financing transaction under applicable creditors’ rights and principles. Each sale agreement will provide that if the transfer of the applicable transition property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by CenterPoint Houston will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all CenterPoint Houston’s right, title and interest in and to the transition property and all proceeds thereof. In addition, each sale agreement will require the filing of a notice of security interest in the related transition property and the proceeds thereof in accordance with the Restructuring Act. As a result of this filing, we would be a secured creditor of CenterPoint Houston and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a CenterPoint Houston bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or we fail to otherwise perfect our interest in the transition property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of CenterPoint Houston.

The Restructuring Act provides that the creation, granting, perfection and enforcement of liens and security interests in transition property are governed by the Restructuring Act and not by the Texas Business & Commerce Code. Under the Restructuring Act, a valid and enforceable lien and security interest in transition property may be created only by a financing order issued under the Restructuring Act and the execution and delivery of a security agreement with a holder of transition bonds or a trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the transition bonds. Upon perfection through the filing of notice with the Secretary of State of Texas pursuant to rules established by the Secretary of State of Texas, the security interest shall be a continuously perfected lien and security interest in the transition property, with priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If this notice is filed within ten days after value is received for a series of transition bonds, the security interest will be perfected retroactive to the date value was received, otherwise, the security interest will be perfected as of the date of filing.

None of this, however, mitigates the risk of payment delays and other adverse effects caused by a CenterPoint Houston bankruptcy. Further, if, for any reason, a transition property notice is not filed under the Restructuring Act or we fail to otherwise perfect our interest in the transition property sold pursuant to a sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of CenterPoint Houston.

Consolidation of the Issuing Entity and CenterPoint Houston. If CenterPoint Houston were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of CenterPoint Houston and us. We and CenterPoint Houston have taken steps to attempt to minimize this risk. Please read “CenterPoint Energy Transition Bond Company III, LLC, The Issuing Entity” in this prospectus. However, no assurance can be given that if CenterPoint Houston were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of CenterPoint Houston. Substantive consolidation would result in payment of the claims of the beneficial owners of the transition bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Transition Property as Current Property. CenterPoint Houston will represent in each sale agreement, and the Restructuring Act provides, that the transition property sold pursuant to such sale agreement constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the related series of transition bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of CenterPoint Houston, a court would not rule that the applicable transition property comes into existence only as retail electric customers use electricity.

If a court were to accept the argument that the applicable transition property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders of the related series of transition bond would attach to the related transition charges in respect of electricity consumed after the commencement of the bankruptcy case or that the applicable transition property has been sold to us. If it were determined that the applicable transition property had not been sold to us, and the security interest in favor of the transition bondholders of the related series did not attach to the applicable transition charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against CenterPoint Houston. If so, there would be delays and/or reductions in payments on the transition bonds of such series. Whether or not a court determined that transition property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any transition charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

In addition, in the event of a bankruptcy of CenterPoint Houston, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of CenterPoint Houston’s costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the transition charge receipts used to make payments on the transition bonds.

Regardless of whether CenterPoint Houston is the debtor in a bankruptcy case, if a court were to accept the argument that transition property sold pursuant to the applicable sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of CenterPoint Houston arising before that transition property came into existence could have priority over our interest in that transition property. Adjustments to the transition charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims. If CenterPoint Houston were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against CenterPoint Houston as seller under the applicable sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against CenterPoint Houston. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against CenterPoint Houston based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving CenterPoint Houston.

Enforcement of Rights by the Trustee. Upon an event of default under the indenture, the Restructuring Act permits the trustee to enforce the security interest in the transition property sold pursuant to the applicable sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the PUCT or a Travis County, Texas district court to order the sequestration and payment to holders of transition bonds of all revenues arising from the applicable transition charges. There can be no assurance, however, that the PUCT or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the PUCT or a district court judge and an order requiring an accounting and segregation of the revenues arising from the transition property sold pursuant to the applicable sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer. The servicer is entitled to commingle the transition charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the applicable servicing agreement. The Restructuring Act provides that the relative priority of a lien created under the Restructuring Act is not defeated or adversely affected by the commingling of transition charges arising with respect to the related transition property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the transition charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled transition charges held as of that date and could not recover the commingled transition charges held as of the date of the bankruptcy.

However the court rules on the ownership of the commingled transition charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled transition charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled transition charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

Each servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. Each servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the PUCT or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that CenterPoint Houston as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

Bankruptcy of a Retail Electric Provider. A retail electric provider is not required to segregate the transition charges it collects from its general funds. The Restructuring Act provides that our rights to transition property are not affected by the commingling of these funds with other funds. In a bankruptcy of a retail electric provider, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Restructuring Act and does not recognize our right to receive the collected transition charges that are commingled with other funds of a retail electric provider prior to or as of the date of bankruptcy, including transition charges associated with other series of transition bonds. If so, the collected transition charges held by a retail electric provider as of the date of bankruptcy would not be available to us to pay amounts owing on the transition bonds. In this case, we would have only a general unsecured claim against that retail electric provider for those amounts.

In addition, the bankruptcy of a retail electric provider may cause a delay in or prohibition of enforcement of various rights against the retail electric provider, including rights to require payments by the retail electric provider, rights to retain preferential payments made by the retail electric provider prior to bankruptcy, rights to require the retail electric provider to comply with financial provisions of the Restructuring Act or other state laws, rights to terminate contracts with the retail electric provider and rights that are conditioned on the bankruptcy, insolvency or financial condition of the retail electric provider.

Retail electric providers will be required to remit to the servicer a fixed portion of billed transition charges except for a reasonable allowance for expected losses. The specified percentage will be adjusted on an annual basis to take into account the collection experience of the previous year, as demonstrated by audited reports from all retail electric providers.

Other risks relating to bankruptcy may be found in “Risk Factors—The Risks Associated With Potential Bankruptcy Proceedings of Retail Electric Providers.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR THE TRANSITION BONDHOLDERS

General

The following is a summary of the material federal income tax consequences to transition bondholders of the purchase, ownership and disposition of transition bonds and is based on the opinion of Baker Botts L.L.P., special federal income tax counsel to us and to CenterPoint Houston, referred to in this prospectus as special tax counsel. Special tax counsel is of the opinion that the description of material federal income tax consequences in this summary is accurate in all material respects. The opinion of special tax counsel is based on some assumptions and is limited by some qualifications stated in this discussion or in the opinion. This discussion is based on current provisions of the Internal Revenue Code, currently applicable Treasury Regulations and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to transition bondholders.

This discussion applies to transition bondholders who acquire transition bonds at original issue for cash equal to the issue price of those bonds and hold the bonds as capital assets. This discussion does not address all of the tax consequences relevant to a particular transition bondholder in light of that holder’s circumstances, and some transition bondholders may be subject to special tax rules and limitations not discussed below (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code, broker-dealers and persons who hold the transition bonds as part of a hedge, straddle, “synthetic security” or other integrated investment, risk reduction or constructive sale transaction). Except as described below, this discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to the transition bonds because that income is effectively connected with the conduct of a U.S. trade or business. In addition, except as described below, this discussion does not address any tax consequences under state, local or foreign tax laws. Consequently, you are urged to consult your tax adviser to determine the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of the transition bonds.

Income Tax Status of the Transition Bonds and the Issuing Entity

Based upon guidance from the IRS and certain representations from us, including a representation by us that we will not make, or allow there to be made, any election to the contrary, special tax counsel has rendered its opinion that for United States federal income tax purposes we will not be considered an entity separate from CenterPoint Energy and the transition bonds will be treated as debt of CenterPoint Energy. By acquiring a transition bond, a transition bondholder agrees to treat the transition bond as debt of CenterPoint Energy for United States federal income tax purposes.

CenterPoint Energy expects to receive prior to the issuance of any series of transition bonds, a ruling from the Comptroller of Public Accounts of the State of Texas to the effect that (i) our receipt of the transition property, (ii) our receipt of the transition charges, and (iii) our earnings on eligible investments of the transition charges and the amounts held in the excess funds subaccount and the collection account will not be subject to Texas franchise tax.

Taxation of Transition Bondholders

Based on the assumptions and subject to the qualifications stated herein, it is the opinion of special tax counsel that the material federal income tax consequences to transition bondholders are as follows:

Definition of United States Person

For purposes of the discussion below, a United States person is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes,

•

a corporation, including an entity treated as a corporation, created or organized in or under the laws of the United States, or any state, including the District of Columbia, or any political subdivision thereof,

•	an estate, the net income of which is subject to United States federal income taxation regardless of its source, or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or if the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A U.S. holder means a transition bondholder that is a United States person. Except in the case of a partnership, a non-U.S. holder means a transition bondholder other than a U.S. holder. In the case of a transition bondholder that is a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes), the tax consequences will generally affect the partners rather than the partnership, but special considerations not set forth herein may apply.

Tax Consequences to U.S. Holders

Payments of Interest. Interest on the transition bonds will be taxable as ordinary interest income when received or accrued by U.S. holders under their method of accounting. Generally, interest on the transition bonds will constitute “investment income” for purposes of Internal Revenue Code limitations on the deductibility of investment interest expense.

Original Issue Discount. This discussion assumes that the transition bonds will not be considered to be issued with original issue discount (“OID”). OID is generally defined as any excess of the stated redemption price at maturity over the issue price which is greater than a de minimis amount (0.25% of a bond’s stated redemption price at maturity multiplied by the weighted average number of years to maturity), all within the meaning of the Internal Revenue Code and the Treasury Regulations promulgated thereunder (the “OID Regulations”). If the transition bonds are issued with OID, U.S. holders generally will be subject to the special tax accounting rules for OID obligations provided under the OID Regulations. U.S. holders of transition bonds issued with OID should be aware that they generally must include OID in income for United States federal income tax purposes as it accrues economically, in advance of the receipt of cash attributable to that income. If any series or tranche of transition bonds is issued with OID, prospective holders will be so informed in the related prospectus supplement.

Sale or Other Taxable Disposition of the Transition Bonds. If there is a sale, exchange, redemption, retirement or other taxable disposition of a transition bond, a U.S. holder generally will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the holder’s adjusted tax basis in the transition bond. The adjusted tax basis in the transition bond generally will equal its cost, reduced by any payments reflecting principal previously received with respect to the bond. Gain or loss generally will be capital gain or loss if the transition bond was held as a capital asset.

Backup Withholding. Payments made on and proceeds from the sale of a transition bond may be subject to backup withholding unless a U.S. holder complies with certain identification requirements. Any amounts withheld from a payment to a U.S. holder will be allowed as a credit against such U.S. holder’s federal income tax liability, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Withholding. Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, payments of principal, premium (if any) and interest on a transition bond by us or any paying agent to any non-U.S. holder, and gain realized on the sale or exchange of a transition bond by a non-U.S. holder, will be exempt from United States federal income or withholding tax, provided that:

•

such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of voting stock of CenterPoint Energy, is not a controlled foreign corporation related, directly or indirectly, to CenterPoint Energy, through stock ownership and is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business,

•	the statement requirement described below has been fulfilled with respect to the beneficial owner,

•

such non-U.S. holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition, or such individual does not have a “tax home” (as defined in the Internal Revenue Code) or an office or other fixed place of business in the United States and such holder is not subject to the rules under the Internal Revenue Code applicable to expatriates, and

•	such payments and gain are not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States.

The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a transition bond certifies on an appropriate form (generally IRS Form W-8BEN), under penalties of perjury, that it is not a United States person and provides its name and address, and (a) the beneficial owner files that form with the withholding agent or (b) a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business holds the transition bond on behalf of the beneficial owner, files with the withholding agent a statement that it has received that form from the beneficial owner and furnishes the withholding agent with a copy thereof. With respect to any transition bond held by a foreign partnership, under current law, this certification may be provided by the foreign partnership. However, unless a foreign partnership has entered into a withholding agreement with the IRS, each partner that is a non-U.S. holder will be required to supply this certification in order to avoid withholding with respect to such partner’s share of interest paid to the foreign partnership. Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

If a non-U.S. holder of a transition bond is engaged in a trade or business in the United States, and if interest on the transition bond is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale or exchange of the transition bond in the same manner as if it were a U.S. holder. In lieu of the certificate described in the preceding paragraph, such a non-U.S. holder will be required to provide to the withholding agent an appropriate form (generally IRS Form W-8ECI), executed under penalties of perjury, in order to claim an exemption from withholding tax. In addition, if such a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Estate Tax. A transition bond held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual’s death, provided that at the time of death:

•	the individual did not own, actually or constructively, 10% or more of the total combined voting power of all classes of CenterPoint Energy’s voting stock, and

•	payments with respect to a transition bond would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding and Information Reporting. Payments on a transition bond may be subject to information reporting. Backup withholding will not apply to payments made on or proceeds from the sale of a transition bond if the statement requirement described above is met, provided in each case that the payor does not have actual knowledge or reason to know that the payee is a United States person. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against such non-U.S. holder’s United States federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. holders of a transition bond should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Internal Revenue Code, as amended (“Code”), impose restrictions on:

•	employee benefit plans, as defined in Section 3(3) of ERISA, that are subject to Title I of ERISA;

•	plans, as defined in Section 4975(e)(1) of the Code, that are subject to Section 4975 of the Code, including, but not limited to, individual retirement accounts and certain types of Keogh plans;

•

any entities whose underlying assets include plan assets by reason of that plan’s investment in those entities, each of the entities described in the first three bullet points being referred to as a “plan;” and

•

persons who, based on their specific relationship to a plan, are “parties in interest” under Section 3(14) of ERISA or “disqualified persons” under Section 4975(e)(2) of the Code (collectively referred to as “parties in interest”). Parties in interest with respect to a plan include, but are not limited to, fiduciaries, persons providing services to the plan, employers any of whose employees are covered by the plan, and employee organizations any of whose members are covered by the plan.

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the plans investing in the general account, such as through the purchase of an annuity contract. ERISA also imposes specific duties on persons who are fiduciaries of plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit specified transactions between a plan and parties in interest with respect to the plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.

Plan Asset Issues for an Investment in the Transition Bonds

Pursuant to Department of Labor Regulation Section 2510.3-101, as modified by the Pension Protection Act of 2006 (the “plan asset regulation”), in general, when a plan acquires an equity interest in an entity such as a trust, corporation, partnership or other specified entity, and such interest does not represent a “publicly offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an “operating company” or that equity participation in the entity by “benefit plan investors” is not “significant.” In general, an “equity interest” is defined under the plan asset regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the transition bonds should not be treated as an equity interest for purposes of the plan asset regulation. Accordingly, our assets should not be treated as the assets of plans investing in the transition bonds.

If the transition bonds were deemed to be equity interests in us and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the transition bonds. The extent to which the transition bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to Section 2510.3-101 of the regulations, as modified by Section 3(42) of ERISA, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and/or Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

It should be noted, however, that without regard to the treatment of the transition bonds as equity interests under the plan asset regulation, CenterPoint Houston, the underwriters and/or their affiliates, as providers of services to plans or otherwise, may be deemed to be parties in interest with respect to many plans. The purchase and holding of the transition bonds by or on behalf of one or more of these plans could result in a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. However, the purchase and holding of the transition bonds may be subject to one or more exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Code.

Examples of Prohibited Transaction Exemptions. Potentially applicable prohibited transaction exemptions, include the following:

•

Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager” (“QPAM”), with such exemption referred to as the “QPAM exemption;”

•	PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

•

the statutory exemption (the “Statutory Exemption”) under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a party in interest to such plan solely by reason of providing services to the plan (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such fiduciary), provided that there is adequate consideration for the transaction.

It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Prior to making an investment in the transition bonds of any series, each fiduciary causing the transition bonds to be purchased by, on behalf of, or using plan assets of a plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code, including without limitation, an insurance company general account, shall be deemed to have represented and warranted that, a class exemption from the prohibited transaction rules or the Statutory Exemption applies, so that the use of plan assets of the plan to purchase and hold the transition bonds does not and will not constitute or otherwise result in a nonexempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code.

General Investment Considerations for Prospective Plan Investors in the Transition Bonds

Prior to making an investment in the transition bonds, prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment,

•	whether the investment constitutes a direct or indirect transaction with a party in interest,

•	the composition of the plan’s portfolio with respect to diversification by type of asset,

•	the plan’s funding objectives,

•	the tax effects of the investment, and

•

whether, under the general fiduciary standards of investment prudence and diversification, an investment in the transition bonds is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. However, these plans may be subject to substantially similar rules under state or other federal law and may also be subject to the prohibited transaction rules of Section 503 of the Code.

The sale of the transition bonds to a plan shall not be deemed a representation by CenterPoint Houston, the underwriters, or us that this investment meets all relevant legal requirements with respect to plans generally or any particular plan.

PLAN OF DISTRIBUTION FOR THE TRANSITION BONDS

Distribution

We may sell the transition bonds of each series to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement. We may also offer or place the transition bonds either directly or through agents. We intend that transition bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of the transition bonds may be made through a combination of these methods.

The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that transition bonds will be listed on any securities exchange. The underwriters may, from time to time, buy and sell transition bonds, but there can be no assurance that a secondary market for any series of the transition bonds will develop or, if one does develop, that it will continue.

Compensation to Underwriters

In connection with the sale of any series of transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession.

Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from us and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. These underwriters or agents will be identified, and any compensation received from us will be described, in the related prospectus supplement.

Other Distribution Matters

Under agreements which may be entered into by CenterPoint Houston, us and the trustee, underwriters and agents who participate in the distribution of transition bonds may be entitled to indemnification by CenterPoint Houston and us against liabilities specified therein, including under the Securities Act of 1933.

RISK WEIGHTING UNDER CERTAIN INTERNATIONAL CAPITAL GUIDELINES

Under the standardized approach under the framework established by Basel II, a series of transition bonds may attract a risk weighting of 20% on the basis that the bonds of such series are rated in the highest category by a major rating agency. It is a condition of issuance of any series of transition bonds that the bonds of such series be rated “Aaa” by Moody’s, “AAA” by S&P, and “AAA” by Fitch. In the alternative, under the framework established by Basel II, a series of transition bonds may attract the same risk weighting if the bonds of such series are considered to be “guaranteed” by a non governmental public sector entity.

If held by financial institutions subject to regulation in countries (other than the United States) that have adopted and continue to use or permit the use of the Basel Accord for risk weighting, a series of transition bonds may attract the same risk weighting as “claims on” or “claims guaranteed by” non-central government bodies within the United States, which are accorded a 20% risk weighting. We note, however, that the analysis may be different than that under Basel II.

We note that the timetable for, and scope of, the implementation of Basel II differs from country to country and it may not always be clear which regime — Basel Accord or Basel II, or any transitional regime — may be applicable at any particular time.

Before acquiring any transition bonds of a series, prospective investors that are banks or bank holding companies, particularly those that are organized under the laws of any country other than the United States or of any state, territory or other political subdivision of the United States, and prospective investors that are U.S. branches and agencies of foreign banks, should consult all applicable laws, regulations and policies, as well as appropriate regulatory bodies and legal counsel, to confirm that an investment in such series of transition bonds is permissible and in compliance with any applicable investment or other limits. We cannot assure you that the transition bonds of a series will attract a 20% risk weighting under any national law, regulation or policy implementing Basel II, the Basel Accord or any transitional regime.

RATINGS FOR THE TRANSITION BONDS

It is a condition to issuance of the transition bonds that each series or tranche be rated in the highest rating category by each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service Inc. and Fitch, Inc.

Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on any series or tranche of transition bonds and, accordingly, we can give no assurance that the ratings assigned to any series or tranche of the transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or tranche of transition bonds is revised or withdrawn, the liquidity of this series or tranche of the transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or tranche of transition bonds by the applicable series final maturity date or tranche final maturity date, as well as the timely payment of interest.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we and CenterPoint Houston have filed with the SEC relating to the transition bonds. This prospectus and each prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus and each prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC’s Public Reference Room located at 100F Street, N.E, Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

CenterPoint Energy Transition Bond Company III, LLC

1111 Louisiana, Suite 4689A

Houston, Texas 77002

(713) 207-5747

We or CenterPoint Houston as sponsor will also file with the SEC all of the periodic reports we or the sponsor are required to file under the Securities Exchange Act of 1934 and the rules, regulations or orders of the SEC thereunder.

The SEC allows us to “incorporate by reference” into this prospectus information we or the sponsor file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we or the sponsor file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus any future filings, which we or CenterPoint Houston, but solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the transition bonds is completed, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under our own name as issuing entity. Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to us and the issuance of transition bonds will be passed upon for CenterPoint Houston and for us by Baker Botts L.L.P., Houston, Texas. Certain legal matters relating to the federal income tax consequences of the issuance of the transition bonds will be passed upon for us by Baker Botts L.L.P. Underwriters will be advised about certain legal matters relating to the issuance of transition bonds by counsel named in the applicable prospectus supplement.

GLOSSARY OF DEFINED TERMS

The following definitions are used in this prospectus and in any accompanying prospectus supplement:

Adjustment request with regard to the transition charges means a request filed by the servicer with the PUCT requesting modifications to the transition charges.

Bankruptcy Code means Title 11 of the United States Code, as amended.

Basel Accord means the 1988 International Convergence of Capital Measurement and Capital Standards of the Basel Committee on Banking Supervision, as amended.

Basic documents means, with respect to any series of transition bonds, the administration agreement, sale agreement, servicing agreement, indenture and any supplements thereto or bills of sale given by the seller and the notes evidencing the transition bonds.

Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in Houston, Texas or New York, New York are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

Capital subaccount means that subaccount of the collection account into which the seller will contribute capital in an amount equal to 0.50% of the principal amount of such series of transition bonds issued by us.

CenterPoint Houston means CenterPoint Energy Houston Electric, LLC.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collection account means the segregated trust account relating to a series of transition bonds designated the collection account for that series and held by the trustee under the indenture.

DTC means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

ERCOT means the Electric Reliability Council of Texas, Inc.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means the Euroclear System.

Excess funds subaccount means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.

Excess payments means advances paid to the servicer by the retail electric provider in excess of amounts paid by retail electric customers to the retail electric provider on an annual basis.

Financing order, as used in this prospectus, means an order issued by the PUCT to CenterPoint Houston which, among other things, governs the amount of transition bonds that may be issued and terms for collections of related transition charges, unless the context indicates that the reference applies to the financing order issued by the PUCT on September 18, 2007 applicable to the initial series of transition bonds. As used in a prospectus supplement, the term may be used to refer to a financing order relating to a specific series of transition bonds, including the order issued on September 18, 2007.

Fitch means Fitch, Inc.

General subaccount means that subaccount that will hold funds held in the collection account that are not held in the other subaccounts of the collection account.

Indenture means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of transition bonds, as the same may be amended and supplemented from time to time by one or more indentures supplemental thereto.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

IRS means the Internal Revenue Service of the United States.

Issuing Entity means CenterPoint Energy Transition Bond Company III, LLC.

Integrated utility means Reliant Energy, Incorporated, the legal predecessor to CenterPoint Houston, as it existed prior to its corporate restructuring on August 31, 2002 in response to the Restructuring Act.

kVa means kilovolt amperes.

kW means kilowatt.

kWh means kilowatt-hour.

Moody’s means Moody’s Investors Service, Inc.

MWh means megawatt-hour.

Nonbypassable refers to the right of the servicer to collect the transition charges from all existing and future retail electric customers located within CenterPoint Houston’s service territory, subject to certain limitations specified in the Restructuring Act, even if those customers elect to purchase electricity from another supplier or choose to operate new on-site generation or if the utility goes out of business and its service area is acquired by another utility or is municipalized.

Payment date means the date or dates on which interest and principal are to be payable on a series of transition bonds.

PUCT means the Public Utility Commission of Texas.

Qualified costs means the costs of an electric utility recoverable through the issuance of transition bonds, the costs of issuing, supporting and servicing the transition bonds, and any costs of retiring and refunding existing debt and equity securities in connection with the issuance of transition bonds.

Rating agencies means Moody’s, S&P and Fitch.

Rating agency condition means, with respect to any action, the notification in writing to each rating agency of such action and the confirmation by S&P to the servicer, the trustee and the issuing entity that such action will not result in a reduction or withdrawal of the then rating by such rating agency of any outstanding series or tranche of transition bonds.

Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each transition bond is registered will be paid on the respective payment date.

Regulation AB means the rules of the SEC promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

Restructuring Act means the Texas legislation adopted in June 1999 that substantially amended the regulatory structure governing electric utilities in order to allow retail competition beginning on January 1, 2002.

Retail electric customers means the consumers of electricity and related services within CenterPoint Houston’s service territory.

Retail electric providers means entities certified under state law that provide electricity and related services to retail electric customers within CenterPoint Houston’s service territory.

S&P means Standard and Poor’s Ratings Services, a Division of The McGraw-Hill Companies.

Sale agreement means a sale agreement to be entered into between the issuing entity and CenterPoint Houston, pursuant to which CenterPoint Houston sells and the issuing entity buys transition property.

SEC means the U.S. Securities and Exchange Commission.

Securitizable Balance means the principal amount which remains to be collected through continued application of the competition transition charge (“CTC”) if the CTC were to remain in effect for its then remaining term, minus the difference between (a) the balance of unexpended environmental retrofit funds CenterPoint Houston is required to refund pursuant to the final order in Docket No. 33823 and (b) the settled adjustment to the fuel balance approved in Docket No. 34031.

Senior Secured Transition Bonds, Series A means the Senior Secured Transition Bonds, Series A issued by CenterPoint Energy Transition Bond Company II, LLC in December 2005.

Series 2001-1 transition bonds means the Series 2001-1 transition bonds issued by CenterPoint Energy Transition Bond Company, LLC in October 2001.

Service territory means, with regard to CenterPoint Houston, the certificated service area of the integrated utility as it existed on May 1, 1999, within which CenterPoint Houston may recover qualified costs through nonbypassable transition charges assessed on retail electric customers within that area.

Servicer means CenterPoint Houston, acting as the servicer, and any successor or assignee servicer, which will service the applicable transition property under a servicing agreement with the issuing entity.

Servicing agreement means a servicing agreement to be entered into between the issuing entity and CenterPoint Houston, as the same may be amended and supplemented from time to time, pursuant to which CenterPoint Houston undertakes to service transition property.

Transition Bond Company I means CenterPoint Energy Transition Bond Company, LLC, the issuer of the Series 2001-1 transition bonds.

Transition Bond Company II means CenterPoint Energy Transition Bond Company II, LLC, the issuer of the Senior Secured Transition Bonds, Series A.

Transition charges means, with regard to CenterPoint Houston, the amounts authorized to be imposed on all retail electric customer bills within CenterPoint Houston’s service territory and collected, through a nonbypassable mechanism, by the servicer, to recover qualified costs pursuant to a financing order.

Transition property means, with regard to CenterPoint Houston, all of CenterPoint Houston’s right, title, and interest in and to a financing order that are transferred to the issuing entity pursuant to a sale agreement. Transition property includes the right to impose, collect and receive transition charges in amounts sufficient to pay principal and interest on the related series of transition bonds and make deposits to the various subaccounts within the collection account relating to such series.

Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

True-up provision means a mechanism required by the financing order whereby the servicer will apply to the PUCT for adjustments to the applicable transition charges based on actual collected transition charges and updated assumptions by the servicer as to future collections of transition charges. The PUCT will approve properly filed adjustments. Adjustments will immediately be reflected in the customers’ next billing cycle. Any corrections for mathematical errors will be reflected in the next true-up.

Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

[LOGO]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee	$ 30.70
Financial advisory fees	**
Trustee’s fees and expenses	**
Legal fees and expenses	**
Independent accountant’s fees and expenses	**
Printing and engraving expenses	**
Rating agency fees	**
PUCT application and related fees (including fees of its financial advisor, if any)	**
Miscellaneous expenses	**

Total	$ **

*	All amounts, other than the Registration Fee, are estimates of expenses to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000 of securities registered by this Registration Statement.
**	To be provided by amendment.

Item 15.	Indemnification of Directors and Officers.

CenterPoint Energy Transition Bond Company III, LLC

Section 108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in the limited liability company agreement of a limited liability company, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Under our limited liability company agreement, we will indemnify our managers to the fullest extent permitted by law against any liability incurred with respect to their services as managers under our limited liability company agreement, except for:

•	liabilities arising from their own willful misconduct or gross negligence,

•	liabilities arising from the failure by any manager to perform obligations expressly undertaken in our limited liability company agreement, or

•	taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by our managers in connection with the transactions described in this prospectus.

CenterPoint Energy Houston Electric, LLC

Article 2.20 of the Texas Limited Liability Company Act and Article VIII of CenterPoint Houston’s Limited Liability Company Regulations provide CenterPoint Houston with broad powers and authority to indemnify its member, managers and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Limited Liability Company Regulation provisions, CenterPoint Houston has purchased insurance against certain costs of indemnification that may be incurred by it and by its member, manager and officers.

Additionally, Section 7.12 of CenterPoint Houston’s Limited Liability Company Regulations provides that a manager of CenterPoint Houston is not liable to CenterPoint Houston or its member for monetary damages for breach of fiduciary duty as a manager, except that Section 7.12 does not eliminate or limit the liability of a manager for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of Texas law as a result of the willful or grossly negligent act or omission of the manager.

Section 7.12 also provides that any subsequent amendments to Texas statutes that further limit the liability of managers will inure to the benefit of the managers. Any repeal or modification of Section 7.12 shall not adversely affect any right of protection of a manager of CenterPoint Houston existing at the time of the repeal or modification.

Item 16.	Exhibits.

See Index to Exhibits at page II-6.

Item 17.	Undertakings.

•	As to Rule 415:

Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in clauses (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and provided further, however, that the undertakings set forth in clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrants are relying on Rule 430B:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuing entity and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, each Registrant undertakes that in a primary offering of securities of such Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrants or the securities provided by or on behalf of the Registrants; and

(iv) Any other communication that is an offer in the offering made by the Registrants to the purchaser.

•	As to documents subsequently filed that are incorporated by reference:

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

•	As to qualification of trust indentures:

The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

•	As to incorporating by reference subsequent Exchange Act documents by third parties:

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of an annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•	As to providing certain information through an Internet Web site:

The Registrants hereby undertake that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement. In addition, the Registrants hereby undertake to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th day of December, 2007.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
(Registrant)

By:	/s/ David M. McClanahan
David M. McClanahan
Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 20th day of December, 2007 in the capacities indicated.

Signature	Title

/s/ David M. McClanahan	Manager and Chairman
David M. McClanahan	(Principal Executive Officer and Sole Manager)

/s/ Gary L. Whitlock	Executive Vice President and Chief Financial Officer
Gary L. Whitlock	(Principal Financial Officer)

/s/ Walter L. Fitzgerald	Senior Vice President and Chief Accounting Officer
Walter L. Fitzgerald	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th day of December, 2007.

CENTERPOINT ENERGY TRANSITION BOND COMPANY III, LLC
(Registrant)

By:	/s/ Marc Kilbride
Marc Kilbride
Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

/s/ Marc Kilbride	December 20, 2007
Marc Kilbride
Sole Manager

INDEX TO EXHIBITS

Exhibit Number	Document Description
1.1*	Form of Underwriting Agreement

3.1**	Articles of Conversion of Reliant Energy, Incorporated (Exhibit 3(a) to Current Report on Form 8-K dated August 31, 2002 filed with the SEC on September 3, 2002 (SEC File No. 1-3187))

3.2**	Articles of Organization of CenterPoint Energy Houston Electric, LLC (Exhibit 3(b) to Current Report on Form 8-K dated August 31, 2002 filed with the SEC on September 3, 2002 (SEC File No. 1-3187))

3.3**	Limited Liability Company Regulations of CenterPoint Energy Houston Electric, LLC (Exhibit 3(c) to Current Report on Form 8-K dated August 31, 2002 filed with the SEC on September 3, 2002 (SEC File No. 1-3187)

3.4†	Certificate of Formation of CenterPoint Energy Transition Bond Company III, LLC

3.5†	Limited Liability Company Agreement of CenterPoint Energy Transition Bond Company III, LLC

3.6***	Form of Amended and Restated Limited Liability Company Agreement of CenterPoint Energy Transition Bond Company III, LLC

4.1***	Form of Indenture

4.2*	Form of the Transition Bonds (included in Exhibit 4.3)

4.3*	Form of Supplemental Indenture relating to the issuance of a series of transition bonds

5.1***	Opinion of Baker Botts L.L.P. relating to legality of the transition bonds

8.1***	Opinion of Baker Botts L.L.P. with respect to federal tax matters

23.1***	Consent of Baker Botts L.L.P. (included in Exhibits 5.1 and 8.1)

24.1†	Power of Attorney (CenterPoint Energy Houston Electric, LLC)

25.1*	Statement of Eligibility under the Trust Indenture Act on Form T-1 of Trustee

99.1***	Form of Transition Property Sale Agreement

99.2***	Form of Transition Property Servicing Agreement

99.3***	Form of Administration Agreement

99.4***	Form of Intercreditor Agreement

99.5†	Financing Order dated September 18, 2007

99.6*	Opinion of Baker Botts L.L.P. with respect to the constitutionality of certain matters

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K pursuant to Item 601(b)(1) of Regulation S-K.
**	Incorporated by reference herein as indicated.
***	To be filed by amendment.
†	Previously filed.